EXHIBIT 10.20

Portions of this Exhibit 10.20  have been omitted based upon a request for confidential treatment. This Exhibit 10.20, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

dated as of April 26, 2011

among

AFC FUNDING CORPORATION,

as Seller,

AUTOMOTIVE FINANCE CORPORATION,

as Servicer,

FAIRWAY FINANCE COMPANY, LLC,
MONTEREY FUNDING LLC,
SALISBURY RECEIVABLES COMPANY LLC,
and such other entities from time to time
as may become Purchasers hereunder

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Purchaser Agent for Monterey Funding LLC,

BARCLAYS BANK PLC,
as Purchaser Agent for Salisbury Receivables Company LLC

and

BMO CAPITAL MARKETS CORP.,

as the initial Agent
and as Purchaser Agent for Fairway Finance Company, LLC

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(continued)

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Page

EXHIBIT I	DEFINITIONS	I-1
EXHIBIT II	CONDITIONS OF PURCHASES	II-1
EXHIBIT III	REPRESENTATIONS AND WARRANTIES	III-1
EXHIBIT IV	COVENANTS	IV-1
EXHIBIT V	TERMINATION EVENTS	V-1
EXHIBIT VI	PORTFOLIO CERTIFICATE	VI-1
EXHIBIT VII	PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS	VII-1

SCHEDULE I	CREDIT AND COLLECTION POLICY	I-1
SCHEDULE II	DEPOSIT BANKS AND DEPOSIT ACCOUNTS	II-1
SCHEDULE III	NET RECEIVABLES POOL BALANCE CALCULATION	III-1
SCHEDULE IV	ELIGIBLE CONTRACTS	IV-1
SCHEDULE V	TAX MATTERS	V-1
SCHEDULE VI	COMPETITOR FINANCIAL INSTITUTIONS	VI-1

ANNEX A	FORM OF PURCHASE NOTICE
ANNEX B	FORM OF SERVICER REPORT
ANNEX C	FORMS OF JOINDER AGREEMENTS

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FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

This FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, originally dated as of December 31, 1996, amended and restated as of May 31, 2002, as of June 15, 2004, as of April 20, 2007 and as of April 26, 2011 (as further amended, supplemented or otherwise modified from time to time, the “Agreement”) is entered into among AFC FUNDING CORPORATION, an Indiana corporation, as seller (the “Seller”), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (“AFC”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), FAIRWAY FINANCE COMPANY, LLC, a Delaware limited liability company (“Fairway”), MONTEREY FUNDING LLC, a Delaware limited liability company (“Monterey”) and SALISBURY RECEIVABLES COMPANY LLC (“Salisbury”) as initial purchasers (together with their successors and permitted assigns and such other entities as may become party hereto from time to time as purchasers, the “Purchasers”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DB”), as Purchaser Agent for Monterey (in such capacity, together with its successors and assigns and such other financial institutions as may become party hereto from time to time each as a purchaser agent, a “Purchaser Agent”) BARCLAYS BANK PLC, as Purchaser Agent for Salisbury (in such capacity, together with its successors and assigns and such other financial institutions as may become party hereto from time to time each as a purchaser agent, a “Purchaser Agent”) and BMO CAPITAL MARKETS CORP., a Delaware corporation (“BMOCM”), as agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Agent”) and as Purchaser Agent for Fairway (in such capacity, together with its successors and assigns and such other financial institutions as may become party hereto from time to time each as a purchaser agent, a “Purchaser Agent”).

PRELIMINARY STATEMENTS.  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement.  References in the Exhibits hereto to “the Agreement” refer to this Agreement, as amended, modified or supplemented from time to time.

Fairway, Monterey, DB, the Agent, the Seller and the Servicer are party to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 20, 2007 (the “Prior Agreement”), pursuant to which the Seller has sold, transferred and assigned an undivided variable percentage interest in a pool of receivables to the Purchasers thereunder.

The parties hereto wish to amend and restate the Prior Agreement in its entirety in order to make certain changes set forth herein.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1.  Purchase Facility.  (a)  On the terms and conditions hereinafter set forth, each Purchaser hereby agrees to purchase and make reinvestments of undivided percentage ownership interests with regard to its Participation from the Seller from time to time prior to the Termination Date.  Under no circumstances shall any Purchaser make any such purchase or reinvestment, if, after giving effect to such purchase or reinvestment, (A) the aggregate Investment of such Purchaser would exceed its Maximum Commitment; or (B) the aggregate outstanding Investment of all Purchasers would exceed the Maximum Amount.

(b)           The Seller may, upon at least 30 days’ notice to the Agent, the Purchaser Agents, the Servicer and the Backup Servicer, terminate the purchase facility provided in Section 1.1(a) in whole or, from time to time, irrevocably reduce in part the unused portion of the Maximum Amount; provided that each partial reduction shall be in the amount of at least $1,000,000, or an integral multiple of $500,000 in excess thereof and shall not reduce the Maximum Amount below $100,000,000.  Any such reductions shall be applied to the Maximum Commitments of the Purchasers on a pro rata basis (based on unused Maximum Commitments) or as otherwise consented to by the Agent.

(c)           On April 27, 2011, Salisbury Receivables Company LLC shall make a Purchase hereunder in a principal amount sufficient to reallocate the Investments and Participations of all Purchasers hereunder in accordance to their respective Pro Rata Shares (reflecting their then-current Maximum Commitments).  The proceeds of such Purchase by Salisbury Receivables Company LLC shall be paid directly to the accounts specified by the other Purchasers.

Section 1.2.  Making Purchases.  (a)  Each purchase (but not reinvestment) of undivided ownership interests with regard to any Participation of any Purchaser hereunder shall be made upon the Seller’s irrevocable written notice in the form of Annex A delivered to the Agent and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by such Purchaser Agents prior to 2:00 p.m., Chicago time) on the Business Day immediately preceding the date of such proposed purchase.  Each such notice of any such proposed purchase shall specify the desired amount and date of such purchase and the desired duration of the initial Yield Period for the related Portion of the Investment of such Participation; provided each proposed purchase shall be in the amount of at least $1,000,000 or an integral multiple of $100,000 in excess thereof.  Each Purchaser Agent shall select the duration of such initial Yield Period with respect to the Portion of the Investment funded by the Purchaser(s) for which it is acting as Purchaser Agent and each subsequent Yield Period in connection with such Portion of Investment in its discretion; provided that it shall use reasonable efforts, taking into account market conditions, to accommodate Seller’s preferences.

(b)           On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Participation of any Purchaser, such Purchaser shall, subject to Section 1.1(a) and the satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to its Purchaser Agent (at its address set forth on the signature pages hereto or of the applicable Joinder Agreement), in same day funds, an amount equal to its Pro Rata Share

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(subject to Section 1.13) of the amount of such purchase.  Upon receipt of such funds, each such Purchaser Agent shall make such funds immediately available to the Seller at such address.

(c)           The Seller hereby sells and assigns to the Agent, for the benefit of the Purchasers, an undivided percentage ownership interest equal to the Aggregate Participation in (i) each Pool Receivable then existing and thereafter arising, (ii) Seller’s right, title and interest in, to and under all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

(d)           To secure all of the Seller’s obligations (monetary or otherwise) under the Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, including to secure the obligation of the Servicer to apply Collections as provided in this Agreement, the Seller hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising:  (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to such Pool Receivables and Related Security, (D) the Deposit Accounts, the Liquidation Account and the Cash Reserve Account and all certificates and instruments, if any, from time to time evidencing the Deposit Accounts, the Liquidation Account and the Cash Reserve Account, all amounts on deposit therein, all investments (including any investment property) made with such funds, all claims thereunder or in connection therewith, and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, (E) all rights of the Seller under the Purchase and Sale Agreement, and (F) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.  The Agent, for the benefit of the Secured Parties, shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available under this Agreement, all the rights and remedies of a secured party under any applicable UCC.

Section 1.3.  Participation Computation.  Each Participation shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day.  Each Participation shall remain constant as computed (or deemed recomputed) as of the day immediately preceding the Termination Date until such date that the aggregate Investment and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder and under any other Transaction Document to the Purchasers, the Purchaser Agents, the Agent, and any other Indemnified Party or Affected Person are paid in full and the Servicer shall have received the accrued Servicing Fee.

Section 1.4.  Settlement Procedures.  (a)  Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement.  The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Date or Paydown Day and current computations of the Participations.  The Servicer shall segregate and hold all Collections in trust for the benefit of the Seller, the Purchasers and the other Secured Parties and, within one Business Day of the receipt of Collections of Pool Receivables by the Seller or Servicer, deposit such Collections into a Deposit Account.  On each day that is not a Termination Day, the

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Servicer shall remit to the Liquidation Account from the Deposit Accounts (other than those amounts identified as “cash collateral” with respect to the Deposit Account held at [*] (numbered [*])) an amount at least equal to the amount needed to make the payments set forth in clause (c) below.

(b)           Allocation of Seller’s Share of Collections Prior to Termination Date.  If such day is not a Termination Day, the Servicer shall allocate out of the Seller’s Share of Collections and pay or otherwise deposit into the Cash Reserve Account as set forth below the following amounts in the following order:

(1)           first, to the Servicer any accrued and unpaid Servicing Fees;

(2)           second, deposit into the Cash Reserve Account an amount up to the excess of the Cash Reserve over the amount on deposit in the Cash Reserve Account; and

(3)           third, to the Seller.

(c)           Daily Purchaser Share Allocation.  On each Business Day that is not a Termination Day, the Servicer shall allocate from the Purchasers’ Share of Collections and set aside in the Liquidation Account (unless otherwise specified below) the following amounts in the following order:

(1)           first, to the Servicer and the Backup Servicer, the Unaffiliated Servicing Fees and Backup Servicing Fees and Transition Expenses accrued through such day and not previously set aside in the Liquidation Account;

(2)           second, to each Purchaser, any applicable Discount and Program Fees accrued through such day and not previously set aside in the Liquidation Account;

(3)           third, to the Cash Reserve Account, an amount, if any, sufficient to increase the amount on deposit therein to equal the Cash Reserve;

(4)           fourth, if a voluntary paydown of Investment is being made, for application in reduction of the Investment in accordance with Section 1.4(f);

(5)           fifth, if the Aggregate Participation exceeds 100% or if such day is Paydown Day, for application in reduction of the Investment in accordance with Section 1.4(g);

(6)           sixth, to any Indemnified Party, ratably in proportion to the respective amounts owed to each such Person, any amounts owed to such Indemnified Party;

(7)           seventh, to the Backup Servicer, any accrued and unpaid Backup Servicing Fees, after giving effect to the distribution in clause (1) above;

(8)           eighth, to the Servicer, any accrued and unpaid Servicing Fees, which in the Servicer’s discretion may be netted monthly from Collections, after giving effect to the distribution in clause (1) above;

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(9)                                  ninth, to the reinvestment in Pool Receivables and Related Security; and

(10)                            tenth, to the Seller, but only to the extent no Paydown Day exists or would result from such distribution.

(d)                                 Distributions from Liquidation Account.  Funds set aside and held on deposit in the Liquidation Account pursuant to Section 1.4(c) above shall be distributed as follows:

(1)                                  Distribution of Discount, Program Fees and Investment Prior to Termination Date.  On each Settlement Date that is not a Termination Day, amounts set aside in the Liquidation Account for a particular Purchaser with respect to Discount, Program Fees and Investment shall be paid to the applicable Purchaser’s Account of such Purchaser on the applicable Yield Period End Date or Fee Payment Date for such amounts;

(2)                                  Distributions of Indemnified Amounts.  On each Settlement Date, Collections held on deposit in the Liquidation Account for the benefit of an Indemnified Party shall be paid to the applicable Indemnified Party as directed by such Indemnified Party;

(3)                                  Distributions of Servicing Fees.  On each Servicer Payment Date, Collections held on deposit in the Liquidation Account for the benefit of the Servicer shall be paid as the Servicer shall direct; and

(4)                                  Distribution of Backup Servicing Fees and Transition Expenses.  On each Backup Servicer Payment Date, Collections held on deposit in the Liquidation Account for the benefit of the Backup Servicer shall be paid to the Backup Servicer as the Backup Servicer shall direct.

(e)                                  Settlement Following Termination Date.  On each Draw Date on and after the Termination Date, all Collections (including the Seller’s Share) in the Deposit Accounts (other than those amounts identified as “cash collateral” with respect to the Deposit Account held at [*] (numbered [*]))  shall be transferred into the Liquidation Account and applied as follows:

(1)                                  first, to the Servicer (if not AFC or an Affiliate thereof) and the Backup Servicer (ratably in proportion to the respective amounts owed to each) the sum of accrued and unpaid Unaffiliated Servicing Fees and Backup Servicing Fees and Transition Expenses for the prior calendar month;

(2)                                  second, to the Agent an amount equal to any accrued and unpaid Enforcement Costs (provided that the amount payable pursuant to this clause (2) shall not exceed $200,000 in the aggregate);

(3)                                  third, pro rata (based on amounts due)  to each Purchaser’s Account an amount equal to all accrued and unpaid Discount and Program Fees;

(4)                                  fourth, pro rata (based on Investment outstanding) to each Purchaser’s Account an amount equal to each Purchaser’s outstanding Investment;

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(5)                                  fifth, to the Backup Servicer or any applicable successor Servicer, an amount equal to the sum of the invoiced but unpaid Transition Expenses (if any) and any Backup Servicing Fees (if any) for the prior calendar month to the extent not paid pursuant to clause (1) above;

(6)                                  sixth, (i) first, to the Agent an amount equal to any accrued and unpaid Enforcement Costs to the extent not paid pursuant to clause (2) above and (ii) second, to any Indemnified Party, ratably in proportion to the respective amounts owed to each such Person, any amounts owed to such Indemnified Party;

(7)                                  seventh, to the Servicer any accrued and unpaid Servicing Fees due to the Servicer; and

(8)                                  eighth, to the Seller.

(f)                                    Voluntary Paydown of Investment.  If at any time the Seller shall wish to cause the reduction of the aggregate of the Investment of the Participations of the Purchasers, the Seller shall give each Purchaser Agent, the Agent, the Servicer and the Backup Servicer at least two Business Days’ prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence).  Following the delivery of such notice, on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause the remainder of the Purchasers’ Share of Collections (after giving effect to allocations of more senior priority items under Section 1.4(c) above) to be transferred to the Liquidation Account and the Agent shall hold therein such amounts for the benefit of the Purchasers until the aggregate amount thereof not so reinvested shall equal the desired amount of reduction, at which time such amount shall be allocated to repay the outstanding Investment of the Purchasers ratably according to their respective Purchaser Percentages, with such reduction to be applied first to the Investment of the Purchasers and then to the Investment of the Non-Revolving Purchasers (and otherwise subject to Section 1.13); provided, that upon the occurrence of the Termination Date, all such Collections set aside shall instead be held for distribution in accordance with Section 1.4(e); and provided, further, that,

(1)                                  unless otherwise agreed by the Agent, the amount of any such reduction with respect to each Purchaser shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Investment (if any) of the Participation after giving effect to such reduction shall be not less than $100,000,000,

(2)                                  the Seller shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period, and

(3)                                  if two or more Portions of Investment shall be outstanding with respect to any Purchaser at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice described above, to the Portion of Investment of such Purchaser with the shortest remaining Yield Period.

(g)                                 Distributions of Investment Upon Paydown Day.  On each Paydown Day (including on any day the Aggregate Participation exceeds 100%), the remainder of the

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Purchasers’ Share of any remaining Collections (after giving effect to allocations of more senior priority items in Section 1.4(c)), shall be transferred by the Servicer from the Deposit Accounts to the Liquidation Account and held therein by the Agent and allocated to repay the outstanding Investment of the Purchasers ratably according to their respective Purchaser Percentages (with such reduction to be applied first to the Investment of the Purchasers and then to the Investment of the Non-Revolving Purchasers and otherwise subject to Section 1.13); provided, that on the first day that is not a Paydown Day or a Termination Day, the Agent shall hold all funds allocated to repay Investment pursuant to this subsection for distribution in accordance with the priorities set forth in Section 1.4(c); and, provided, further, that upon the occurrence of the Termination Date, all Collections allocated to repay Investment pursuant to this subsection shall instead be held for distribution in accordance with Section 1.4(e).

(h)                                 Withdrawals from Cash Reserve Account.  If on any Draw Date (A) insufficient funds are on deposit in the Liquidation Account to make in full all required distributions of Discount and fees and (B) since the prior Draw Date funds have been released to the Seller and not used by the Seller to acquire Receivables, the Seller shall deposit into the Liquidation Account on or before such Draw Date the lesser of the amounts described in clauses (A) and (B) above for the benefit of the applicable Purchasers.  If on any Draw Date insufficient funds are on deposit in the Liquidation Account (after giving effect to any deposits made by the Seller as described in the preceding sentence) to make in full all required distributions of Discount and fees for such Draw Date, the Agent shall distribute funds from the Cash Reserve Account in payment of such Discount and fees as if such funds were funds on deposit in the Liquidation Account held for the benefit of the applicable Purchaser.  On any Termination Day, to the extent directed by the Majority Purchasers, the Agent shall distribute funds from the Cash Reserve Account pursuant to Section 1.4(e) as if such funds were funds on deposit in the Liquidation Account held for the benefit of the applicable Purchaser and, following the payment in full of all outstanding Investment, any remaining amounts on deposit in the Cash Reserve Account shall be distributed as Collections pursuant to Section 1.4(e).  If on any Business Day other than a Termination Day, after giving effect to all distributions on such day pursuant to Section 1.4, the amount on deposit in the Cash Reserve Account exceeds the Cash Reserve, such excess shall be released from the Cash Reserve Account and treated as Collections for purposes of Section 1.4 for the following Business Day.

Section 1.5.  Fees.  (a)  The Seller shall pay to the Purchaser Agents certain fees in the amounts and on the dates set forth in a letter dated April 26, 2011 between the Seller, AFC and the Purchaser Agents, as such letter agreement may be amended,  supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Fee Letter”).

(b)                                 The Seller shall pay to the Backup Servicer the Backup Servicing Fees and any Transition Expenses in the amounts and on the dates set forth in the Backup Servicing Fee Letter, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Agent.

Section 1.6.  Payments and Computations, Etc.  (a)  All amounts to be paid or deposited by the Seller or the Servicer to, or for the benefit of, any Purchaser Agent, any Purchaser, the Agent or the Backup Servicer hereunder shall be paid or deposited no later than 12:00 noon (Chicago time) on the day when due in same day funds to the Liquidation Account.  All amounts

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received after noon (Chicago time) will be deemed to have been received on the immediately succeeding Business Day.

(b)                                 The Seller, AFC or Servicer (as applicable) shall, to the extent permitted by law, pay interest on any amount not paid by the respective party to the applicable Person when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

(c)                                  All computations of interest under subsection (b) above and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made no later than the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7.  Dividing or Combining Portions of the Investment of any Participation.  The Seller may, on any Yield Period End Date, either (i) divide the Investment of any Purchaser into two or more portions (each, with respect to the applicable Participation, a “Portion of Investment”) equal, in aggregate, to the Investment of such Purchaser, provided that after giving effect to such division the amount of each such Portion of Investment shall be not less than $1,000,000, or (ii) combine any two or more Portions of Investment outstanding on such Yield Period End Date and having Yield Periods ending on such Yield Period End Date into a single Portion of Investment equal to the aggregate of the Investment of such Portions of Investment.

Section 1.8.  Increased Costs.  (a)  If any Purchaser Agent, any Purchaser, the Agent, any Liquidity Bank, any Related CP Issuer, any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Official Body (whether or not having the force of law) issued, occurring or first applied after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon written demand by such Affected Person (with a copy to the Agent and the applicable Purchaser Agent (if any)), the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments or maintenance of its investment in the Pool Receivables; provided that within 30 days of an Affected Person’s knowledge of any such circumstance such Affected Person shall notify the Seller in writing of the same and whether such Affected Person will request that the Seller indemnify it for such circumstance.  A certificate as to such amounts submitted to the Seller, the Agent and the applicable Purchaser Agent (if any) by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.  Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and

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regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced as of the date after the date hereof, thereby constituting a regulatory change hereunder, regardless of the date enacted, adopted or issued.

(b)                                 If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the related Participation(s) in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon written demand by such Affected Person, the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs; provided that within 30 days of an Affected Person’s knowledge of any such circumstance such Affected Person shall notify the Seller in writing of the same and whether such Affected Person will request that the Seller indemnify it for such circumstance.  A certificate as to such amounts submitted to the Seller, the Agent and the applicable Purchaser Agent (if any), by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

Section 1.9.  Dilutions; Application of Payments.

(a)                                  if on any day

(i)                                     the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any discount, rebate or other adjustment made by the Originator, Seller or Servicer, or any setoff or dispute between the Seller, Originator or the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment; or

(ii)                                  any of the representations or warranties in paragraphs A.(g) or A.(o) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full.

Any such deemed Collections shall be deposited by the Seller into the Liquidation Account on the first Business Day of the calendar week following deemed receipt thereof.

(b)                                 Except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied in accordance with the Contract with such Obligor and the Credit and Collection Policy.

(c)                                  If and to the extent any Secured Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Secured Party shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

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Section 1.10.  Requirements of Law.  In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

(i)                                     does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the applicable Participation(s) or in the amount of Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or doing business or a political subdivision thereof);

(ii)                                  does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

(iii)                               does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as a Purchaser Agent or Agent or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the applicable Participation or any Portion of Investment (or interests therein) in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, upon written demand by such Affected Person the Seller shall pay the Agent, for the account of such Affected Person, any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable.  All such amounts shall be payable as incurred.  A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

Section 1.11.  Inability to Determine Eurodollar Rate.  In the event that any Purchaser Agent shall have determined prior to the first day of any Yield Period for the Participation of its Purchaser (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Yield Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Yield Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost (as

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conclusively determined by such Purchaser Agent) to any Purchaser for which such Purchaser Agent acts as agent of maintaining each such Portion of Investment of such Purchaser during such Yield Period, such Purchaser Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Yield Period.  Upon delivery of such notice (a) no Portion of Investment of such Purchaser shall be funded thereafter at the Bank Rate determined by reference to the Eurodollar Rate, unless and until the applicable Purchaser Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Investment then funded at the Bank Rate determined by reference to the Eurodollar Rate, such Bank Rate shall automatically be converted to the Bank Rate determined by reference to the Base Rate at the respective Yield Period End Dates relating to such Portions of Investment.

Section 1.12.  Additional and Replacement Purchasers, Increase in Maximum Amount.  (a)  The Seller shall have the right, at any time and from time to time, with the prior written consent of the Agent to add any entity as a Purchaser hereunder (which addition may increase the Maximum Amount if a Purchaser is added) or increase the Maximum Commitment of any existing Purchaser.  No increase in the Maximum Commitment of a Purchaser hereunder shall be effective unless, if the increasing Purchaser is a Note Issuer, such Note Issuer shall have received written confirmation by the Rating Agencies that such action shall not cause the rating on the then outstanding Notes of such Note Issuer to be downgraded or withdrawn.  Each such addition of a new Purchaser hereunder shall be effected by delivery to the Seller, the Servicer, the Agent and each Purchaser Agent, of a Joinder Agreement executed by the Seller, the Servicer, the Agent, such new Purchaser and its Purchaser Agent (if different from the Purchaser) in substantially the form of Annex C hereto.  Upon receipt of a Joinder Agreement, if such Joinder Agreement has been fully executed and completed and is substantially in the form of Annex C, the Servicer shall, not less than five (5) Business Days prior to the effectiveness of such Joinder Agreement give prompt written notice to all Purchaser Agents, the Agent and Purchasers as to (i) the name, identity and address for receiving notices of the new Purchaser(s) and Purchaser Agent(s) becoming party hereto, (ii) the Maximum Commitment of such new Purchaser, (iii) the change in the Maximum Amount and (iv) the effective date of such Joinder Agreement.  Immediately upon the effectiveness of such Joinder Agreement, such additional Purchaser shall purchase, by wire transfer of immediately available funds its Participation.  Effective with the payment of such amounts, such new Purchaser and its Purchaser Agent designated in the applicable Joinder Agreement shall each become parties hereto.

(b)                                 By executing and delivering a Joinder Agreement, each new Purchaser and Purchaser Agent confirms to and agrees with the Agent and each other Purchaser and Purchaser Agent party hereto as follows: (A) such new Purchaser has received a copy of this Agreement, and the Purchase and Sale Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Joinder Agreement; (B) such new Purchaser has made and will continue to make, independently and without reliance upon the Agent, any Purchaser Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, its own credit decisions in taking or not taking action under this Agreement; (C) such new Purchaser appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (D) such new Purchaser and

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its Purchaser Agent agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser or Purchaser Agent.

(c)                                  In addition to the foregoing, in the event that any Purchaser or Purchaser Agent (i) does not consent to an amendment of clause (ii) of the definition of Termination Date to which the Seller and the Servicer have otherwise consented; or (ii) does not consent to any amendment or modification of this Agreement agreed to by the Seller, the Servicer and the Majority Purchasers but which requires the consent of such Purchaser, then, in any such event, the Seller shall have the right, with the prior written consent of the Agent, to require such Purchaser to assign its interests in its Participation and the Pool Receivables and all of its rights and obligations under this Agreement to a replacement Purchaser acceptable to the Agent and the Seller.  Any such assignment shall be without recourse, representation or warranty of any kind on the part of the assigning Purchaser, except that such assignment is free and clear of any Adverse Claims created by such Purchaser, and shall be consummated pursuant to documentation reasonably satisfactory to the assignor and assignee on not less than ten days’ prior written notice, at a purchase price equal to the sum of (w) the aggregate outstanding Investment of the Purchaser being so replaced; (x) all accrued and unpaid Discount on such Investment; (y) all accrued and unpaid Program Fees owed to or on behalf of such Purchaser; and (z) all other accrued and unpaid expenses, indemnities and other amounts owing under this Agreement to such Purchaser, including any Termination Fees caused by the above-described assignment.  Concurrently with any such assignment, the Seller, the Servicer, such replacement Purchaser and its Purchaser Agent (if different from the Purchaser) shall execute a Joinder Agreement to evidence the terms and conditions under which such replacement Purchaser has agreed to become a Purchaser hereunder.

Section 1.13.  Special Allocation Provisions for Non-Revolving Purchasers.  Notwithstanding the definitions of “Pro Rata Share” or “Purchaser Percentage” and the provisions of Section 1.2(b), 1.4(f) and 1.4(g), such definitions and provisions shall be adjusted such that the Investment of each such Non-Revolving Purchaser shall remain (i) constant prior to the occurrence of the Termination Date or (ii) subject to such other limitations specified in the applicable Joinder Agreement of such Non-Revolving Purchaser.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS

Section 2.1.  Representations and Warranties; Covenants.  Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants of such Person, set forth in Exhibits III, IV and VII, respectively hereto.

Section 2.2.  Termination Events.  If any of the Termination Events set forth in Exhibit V hereto shall occur, the Majority Purchasers may, by notice to the Seller, each Purchaser Agent, the Agent and the Backup Servicer, declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of

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notice) described in subsection (g), (h), (k) or (m) of Exhibit V, the Termination Date shall occur.  Upon any such declaration, the occurrence or the deemed occurrence of the Termination Date, the Agent (at the direction of the Majority Purchasers) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.  The Agent shall obtain confirmation of the then-current rating of the Notes from the Rating Agencies prior to waiving the occurrence of any Termination Event of the type described in clause (j) of Exhibit V hereto.

ARTICLE III.

INDEMNIFICATION

Section 3.1.  Indemnities by the Seller.  Without limiting any other rights that the Agent, the Purchaser Agents, the Purchasers, the Related CP Issuers, the Backup Servicer or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or other Transaction Documents (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of any Participation, or any interest therein, or in respect of any Receivable or any Contract regardless of whether any such Indemnified Amounts result from an Indemnified Party’s negligence or strict liability or other acts or omissions of an Indemnified Party, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables to be written off consistent with the Credit and Collection Policy or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof.  Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i)                                     the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct, or the failure of any other information provided to any Purchaser, any Purchaser Agent or the Agent with respect to Receivables or this Agreement to be true and correct;

(ii)                                  the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

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(iii)                               the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(iv)                              the failure (A) to vest in the Agent (for the benefit of the Secured Parties) a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Aggregate Participation, in the Pool Receivables and Collections with respect thereto and in Seller’s right, title and interest in, to and under the Related Security, and (B) to vest in the Agent (for the benefit of the Secured Parties) a first priority perfected security interest in all of Seller’s right, title and interest in, to and under the items described in Section 1.2(d)(A) – (F), in each case, free and clear of any Adverse Claim;

(v)                                 the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Receivables and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

(vi)                              any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivables (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to the transaction giving rise to such Receivable or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

(vii)                           any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof;

(viii)                        any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with goods, insurance or services that are the subject of or secure any Contract;

(ix)                                the commingling of Collections of Pool Receivables at any time with other funds;

(x)                                   any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of any Participation or in respect of any Receivable, Related Security or Contract;

(xi)                                any reduction in Investment as a result of the distribution of Collections pursuant to Section 1.4, in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

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(xii)          any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Participation or other interests in the Pool Receivables or in any Related Security or Contract;

(xiii)         the failure by the Seller or the Servicer to pay when due any taxes payable by it, including, without limitation, the franchise taxes and sales, excise or personal property taxes payable in connection with the Receivables;

(xiv)                         the failure by the Seller or the Servicer to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction; or

(xv)                            the failure of any Deposit Account Bank to remit any amounts held in its Deposit Account pursuant to the instructions of the Servicer whether by reason of the exercise of setoff rights or otherwise.

If for any reason the indemnification provided above in this Section 3.1 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then the Seller shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law (but subject to the exclusions set forth in clauses (a) through (c) above).

The obligations of the Seller under this Section 3.1 are limited recourse obligations payable solely from the Collections, the Receivables and Related Security in accordance with the priority of payments set forth in Section 1.4.

Section 3.2.  Indemnities by AFC.  Without limiting any other rights that the Agent, any Purchaser, any Purchaser Agent or any other Indemnified Party may have hereunder or under applicable law, AFC hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, awarded against or incurred by any of them, regardless of whether any such Indemnified Amounts result from an Indemnified Party’s negligence or strict liability or other acts or omissions of an Indemnified Party excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables to be written off consistent with the Credit and Collection Policy or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, arising out of or relating to:

(i)                                     the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable at any time to be an Eligible Receivable at such time, the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct, or the failure of any other information provided (directly or indirectly) by AFC or the Seller to the Purchasers, the Agent, the

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Backup Servicer or any Purchaser Agent with respect to Receivables or this Agreement to be true and correct;

(ii)                                  any representation or warranty made by AFC under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by or on behalf of AFC in its capacity as Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

(iii)                               the failure by AFC, in its capacity as Servicer, to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related contract;

(iv)                              any failure of AFC to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement or to perform its duties or obligations, if any, under the Contracts;

(v)                                 any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable resulting from or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

(vi)                              the commingling of Collections of Pool Receivables at any time with other funds; or

(vii)                           any investigation, litigation or proceeding related to AFC’s activities as Servicer under this Agreement.

If for any reason the indemnification provided above in this Section 3.2 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then AFC shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law (but subject to the exclusions set forth in clauses (a) through (c) above).

Section 3.3.  Indemnities by Successor Servicer.  Without limiting any other rights that the Agent, any Purchaser, any Purchaser Agent or any other Indemnified Party may have hereunder under applicable law, each successor Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts, other than Indemnified Amounts resulting from gross negligence or willful misconduct on the part of such Indemnified Party, awarded against or incurred by any of them arising out of or relating to:

(i)                                     any representation or warranty made by such successor Servicer under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by such successor Servicer pursuant hereto, which shall

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have been false, incorrect or misleading in any material respect when made or deemed made;

(ii)                                  the failure by such successor Servicer to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related contract;

(iii)                               any failure of such successor Servicer to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement;

(iv)                              any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivables resulting from or relating to collection activities with respect to such Receivable (if such collection activities were performed by such successor Servicer or by any agent or independent contractor retained by such successor Servicer); or

(v)                                 any investigation, litigation or proceeding related to such successor Servicer’s activities as Servicer under this Agreement.

If for any reason the indemnification provided above in this Section 3.3 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless, then such successor Servicer shall contribute to such Indemnified Party the amount otherwise payable by such Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law.

Notwithstanding anything to the contrary herein, in no event shall any successor Servicer be liable to any Person for any act or omission of any predecessor Servicer.

ARTICLE IV.

ADMINISTRATION AND COLLECTIONS

Section 4.1.  Appointment of Servicer.  (a)  The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this Section 4.1.  Until the Majority Purchasers give notice to the Seller, the Agent and the Servicer (in accordance with the following sentence) of the designation of a new Servicer, AFC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.  Upon the occurrence of a Termination Event, the Majority Purchasers may designate the Backup Servicer or any other Person (including the Agent) to succeed the Servicer, on the condition that any such Person so designated (other than the Backup Servicer, except to the extent specified in the Backup Servicing Agreement) shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof unless otherwise consented to by the Majority Purchasers.

(b)                                 Upon the designation of a successor Servicer as set forth in Section 4.1(a) hereof, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new

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Servicer, and the Servicer shall cooperate with and assist such new Servicer.  Such cooperation shall include (without limitation) access to and transfer of all records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.  Without limiting the foregoing, the Servicer agrees that, at any time following the occurrence of a Termination Event, the Servicer shall, at the request of the Agent (i) promptly identify all branch offices, loan processing offices or other locations at which the Pool Receivable Documents are then being held, (ii) allow the Agent or its designee full access to all such locations and all Pool Receivable Documents, (iii) promptly arrange, at the Servicer’s expense, the transfer of possession of all such Pool Receivable Documents to the Backup Servicer, any successor Servicer or other third-party custodian specified by the Agent and (iv) instruct the Servicer’s agents and any person with whom the Servicer or its agents have contracted to hold any such Pool Receivable Documents to provide full access to, and/or transfer possession of, any Pool Receivable Documents held by such agent or contractor.  The Servicer agrees to take no action which would impede or impair the ability of the Agent or its designees to gain access to the Pool Receivable Documents or to obtain possession thereof in accordance with the provisions hereof.  The parties hereto agree that the covenants contained in the foregoing sentence are reasonable and necessary for the protection of the legitimate interests of the Secured Parties in the Pool Receivables.  Accordingly, in addition to other remedies provided at law or equity, upon any breach by the Servicer of the covenants contained in the second preceding sentence, the Agent shall be entitled to seek specific performance and injunctive relief by and against the Servicer prohibiting any further breach of such covenants, without the necessity of proving irreparable injury or posting bond.

(c)                                  The Servicer acknowledges that, in making its decision to execute and deliver this Agreement, the Purchaser Agents, the Agent and the Purchasers have relied on the Servicer’s agreement to act as Servicer hereunder.  Accordingly, the Servicer agrees that it will not voluntarily resign as Servicer.

(d)                                 The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a “Sub-Servicer”); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Secured Parties for the performance of the duties and obligations so delegated, (iii) the Secured Parties shall have the right to look solely to the Servicer for such performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Majority Purchasers may terminate such agreement upon the termination of the Servicer hereunder in accordance with Section 4.1(a) above by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer); provided further, no such delegation shall be effective without the prior written consent of the Majority Purchasers.

Section 4.2.  Duties of Servicer; Relationship to Backup Servicing Agreement.  (a)  The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement, accepted industry standards and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.  Servicer may sue to collect upon Pool Receivables or enforce or recover Related Security, in its own name, if possible.  If Servicer elects to commence a legal proceeding to collect a Pool Receivable or enforce or

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recover Related Security, the act of commencement shall be deemed to be an automatic assignment of the Pool Receivable or Seller’s and Purchasers’ rights in, to and under the Related Security to Servicer, for purposes of collection only. The Servicer shall set aside for the accounts of the Seller, the Backup Servicer and the Purchasers the amount of the Collections to which each is entitled in accordance with Section 1.4.  The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Secured Parties in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable and all Pool Receivable Documents.  The Servicer (if the Servicer is AFC or one of its Affiliates) shall stamp each page of each Contract related to a Pool Receivable with the following legend “This Receivable has been sold to AFC Funding Corporation and an interest therein has been granted to BMO Capital Markets Corp. as Agent”.  During such period as a Backup Servicer is required to be maintained hereunder, the Servicer agrees to provide the Backup Servicer with an electronic (scanned) copy of each Contract related to a Pool Receivable and with monthly updates thereafter upon receipt of which the Backup Servicer shall perform a reconciliation of the Receivables data and recalculate the Servicer Report.  Notwithstanding anything to the contrary contained herein, the Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless a Termination Event has occurred.  AFC is hereby appointed the custodian of the Pool Receivable Documents for the benefit of the Agent on behalf of the Secured Parties; provided, however, that such appointment may be terminated pursuant to the terms hereof.  AFC, or an affiliate on its behalf, will maintain fidelity and forgery insurance and adequate insurance to replace all Pool Receivable Documents due to casualty loss or theft of such documents.  In performing its duties as servicer and custodian, AFC shall act with reasonable care, using that degree of skill and attention that AFC exercises with respect to the files relating to all comparable contracts that AFC owns or services for itself or others.  AFC shall (i) maintain the Pool Receivable Documents in such a manner as shall enable the Agent and the Purchaser Agents to verify the accuracy of AFC’s recordkeeping; and (ii) promptly report to the Agent and the Purchaser Agents any failure on its part or the part of its agents to hold the Pool Receivable Documents and promptly take appropriate action to remedy any such failure.  Upon termination of AFC’s appointment as custodian hereunder and the delivery of the Pool Receivable Documents to the successor custodian, the successor custodian shall review such documents to determine whether it is missing any documents, and AFC shall cooperate with the successor custodian and use its best efforts to assist the successor custodian to obtain the missing documents. AFC shall maintain continuous custody of the Pool Receivable Documents in secure facilities in accordance with customary standards for such custody.

(b)                                 In the event the Backup Servicer becomes the successor Servicer hereunder, any applicable terms and conditions of the Backup Servicing Agreement relating to its performance as successor Servicer shall be deemed to be incorporated herein, and the obligations and liabilities of the successor Servicer (as such obligations and liabilities apply to the Backup Servicer acting in such capacity) shall be deemed to be modified in accordance with the provisions thereof.  To the extent that any conflict exists between the terms of this Agreement and the Backup Servicing Agreement, the terms of the Backup Servicing Agreement shall control.

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(c)                                  The Servicer’s obligations hereunder shall terminate on the Final Payout Date.  After such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

(d)                                 During such period as a Backup Servicer is required to be maintained hereunder, the Servicer shall provide to the Backup Servicer and the Agent and each Purchaser Agent (if requested) all such information (by the times and in the form) specified to be delivered by the Servicer under the Backup Servicing Agreement.

(e)                                  Following the occurrence and during the continuation of a Termination Event or a Level One Trigger, the Servicer shall provide to the Agent and each Purchaser Agent (if requested) on a daily basis a Portfolio Certificate (including information with respect to all Collections received and all Receivables acquired by the Seller).

Section 4.3.  Deposit Accounts; Establishment and Use of Certain Accounts.

(i)                                     Deposit Accounts.  On or prior to the date hereof, the Servicer agrees to transfer ownership and control of each Deposit Account to the Seller.  Seller has granted a valid security interest in each Deposit Account to the Agent (for the benefit of the Secured Parties) pursuant to Section 1.2(d) and shall take all actions reasonably requested by the Agent to cause the security interest to be perfected under the applicable UCC.

(ii)                                  Cash Reserve Account.  The Agent has established and will maintain in existence the Cash Reserve Account.  The Cash Reserve Account shall be used to hold the Cash Reserve and for such other purposes described in the Transaction Documents.

(iii)                               Liquidation Account.  The Agent has established and will maintain in existence the Liquidation Account.  The Liquidation Account shall be used to receive Collections from the Deposit Accounts pursuant to Section 1.4(b) and to hold amounts set aside for the Purchasers, the Backup Servicer and (if the Servicer is not AFC or an Affiliate of AFC) the Servicer out of the Collections of Pool Receivables prior to the applicable Settlement Dates and for such other purposes described in the Transaction Documents.  No funds other than those transferred in accordance with Section 1.4 shall be intentionally transferred into the Liquidation Account.

(iv)                              Permitted Investments.  Any amounts in the Liquidation Account or the Cash Reserve Account, as the case may be, may be invested by the Liquidation Account Bank or the Cash Reserve Account Bank, respectively, prior to the occurrence of a Termination Event at the Agent’s direction and following the occurrence of a Termination Event at the Agent’s direction, in Permitted Investments, so long as the Agent’s interest (for the benefit of the Secured Parties) in such Permitted Investments is perfected in a manner satisfactory to the Agent and such Permitted Investments are subject to no Adverse Claims other than those of the Agent provided hereunder.

(v)                                 Control of Accounts.  The Agent may (with written notice to the Purchaser Agents) and shall (at the direction of the Majority Purchasers) following any Termination Event (or an Unmatured Termination Event of the type described in paragraph (g) of Exhibit V) at any time give notice to any Deposit Account Bank that the Agent is exercising its rights under the

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applicable Deposit Account Agreement to do any or all of the following:  (i) to have the exclusive ownership and control of such Deposit Account transferred to the Agent (or such other party designated by the Majority Purchasers) and to exercise exclusive dominion and control over the funds deposited therein and (ii) to take any or all other actions permitted under the applicable Deposit Account Agreement.  The Seller hereby agrees that if the Agent (or such other party designated by the Majority Purchasers) at any time takes any action set forth in the preceding sentence, the Agent (or such other party designated by the Majority Purchasers) shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Majority Purchasers may reasonably request to transfer such control.  Any proceeds of Pool Receivables received by the Seller, the Servicer or AFC (as Servicer or otherwise), thereafter shall be sent immediately to an account designated by the Majority Purchasers and held by the Agent (or such other party designated by the Majority Purchasers) for the benefit of the Secured Parties.

(vi)                              Location of Liquidation Account and Cash Reserve Account.  If at anytime Harris Trust and Savings Bank is rated below A-1 by S&P or P-1 by Moody’s, the Agent shall promptly establish a new Liquidation Account and a new Cash Reserve Account at a financial institution which is rated at least A-1+  by S&P (or if the financial institution is the Bank of Montreal A-1 by S&P) and P-1 by Moody’s and transfer all amounts on deposit in such accounts at Harris Trust and Savings Bank to such new accounts at such financial institution, until such time as Harris Trust and Savings Bank is rated at least A-1 by S&P and P-1 by Moody’s.

Section 4.4.  Enforcement Rights.  (a)  At any time following the occurrence of a Termination Event:

(i)                                     the Majority Purchasers may (with the consent of the Agent) direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Backup Servicer or such other party designated by the Majority Purchasers, in each case, for the benefit of the Secured Parties;

(ii)                                  the Majority Purchasers may with the consent of the Agent instruct the Seller or the Servicer to give notice of the Agent’s interest (for the benefit of the Secured Parties) in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Backup Servicer or such other party designated by the Majority Purchasers (for the benefit of the Secured Parties), and upon such instruction from the Majority Purchasers, the Seller or the Servicer, as applicable, shall give such notice at the expense of the Seller; provided, that if the Seller or the Servicer fails to so notify each Obligor, the Agent or its designee may so notify the Obligors; and

(iii)                               the Majority Purchasers may with the consent of the Agent request the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security and all Pool Receivable Documents, and transfer or license to any new Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Backup Servicer or other third-party custodian specified by, and at a place selected by, the Agent and (B) segregate all cash, checks and other instruments received by it from time to time

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constituting Collections with respect to the Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or the Backup Servicer (or such other party designated by the Majority Purchasers) (for the benefit of the Secured Parties).

(b)                                 The Seller hereby authorizes the Agent (for the benefit of the Secured Parties), and irrevocably appoints the Agent (acting on behalf of the Secured Parties) as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Agent, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts.  The Agent shall only exercise the powers conferred by this subsection (b) after the occurrence of a Termination Event.  Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5.  Responsibilities of the Seller.  Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by any Secured Party of its rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction.  The Agent, the Purchaser Agents, the Purchasers, the Backup Servicer and any successor Servicer shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller or AFC under any of the foregoing.

Section 4.6.  Servicing Fee.  The Servicer shall be paid a monthly fee in arrears, through distributions contemplated by Section 1.4, equal to (a) at any time AFC or an Affiliate of AFC is the Servicer, [*], (b) at any time the Backup Servicer has become the Servicer hereunder, [*], and (c) at any time a Person other than AFC, an Affiliate of AFC or the Backup Servicer is the Servicer, the Unaffiliated Servicing Fees or such other amount as the Agent and such successor Servicer shall agree.  The Servicing Fee shall not be payable to the extent funds are not available to pay the Servicing Fee pursuant to Section 1.4.

Section 4.7.  Specified Ineligible Receivables.  On or prior to the initial date of purchase of a Receivable under the Purchase and Sale Agreement, the Servicer (so long as the Originator is the Servicer) may designate such Receivable as a “Specified Ineligible Receivable” (which designation may take the form of a specification that a certain class or category of Receivables to be transferred from the Originator to the Seller after such designation will be treated as “Specified Ineligible Receivables”).  In addition, the Servicer (so long as the Originator is the Servicer) may, on behalf of the Seller, (i) designate an existing Receivable then owned by the

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Seller as a “Specified Ineligible Receivable” or (ii) designate an existing Specified Ineligible Receivable then owned by the Seller as a Receivable (i.e., no longer a “Specified Ineligible Receivable”), in each of cases (i) and (ii) with the prior written consent of the Majority Purchasers.  For the avoidance of doubt, any Receivable which was treated as an Eligible Receivable hereunder at any time may not be treated as a “Specified Ineligible Receivable” without the prior written consent of the Majority Purchasers.  The Servicer (so long as the Originator is the Servicer) shall identify the aggregate Outstanding Balance of all such “Specified Ineligible Receivables” on the Servicer Report.  To the extent the Servicer has from time to time identified a Receivable as a “Specified Ineligible Receivable” in accordance with this Section, for so long as such Receivable is a Specified Ineligible Receivable, (i) such Receivable shall not be included as an Eligible Receivable by the Seller or the Servicer hereunder, (ii) such Receivable shall not be included in any calculations of the Delinquency Ratio or the Default Ratio or other Pool Receivables information (other than a statement of the aggregate Outstanding Balance of such Specified Ineligible Receivables) hereunder and (iii) such Receivable shall not be considered a Receivable for purposes of clause (o) of Exhibit V hereof.

ARTICLE V.

THE AGENTS

Section 5.1.  Appointment and Authorization.  Each Purchaser and Purchaser Agent (including each Purchaser and Purchaser Agent that may from time to time become a party hereto) hereby irrevocably designates and appoints BMO Capital Markets Corp. as the “Agent” hereunder and authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto.  The Agent shall hold, in its name, for the benefit of the Secured Parties, amounts on deposit in the Liquidation Account and the Cash Reserve Account.  The Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Indemnified Party, and no implied obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent.  The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer.  Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability (unless indemnified in advance in a manner determined satisfactory to the Agent in its sole and absolute discretion) or which is contrary to the provision of any Transaction Document or applicable law.

(a)                                  Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser on the signature pages hereto or in any agreement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on

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the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(b)                                 Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Agent and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(c)                                  In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Secured Parties, and the Agent does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Agent, or any of their respective successors and assigns.

Section 5.2.  Delegation of Duties.  The Agent may, with the prior written consent of the Majority Purchasers, execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible to the Purchaser Agents or any Purchaser for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3.  Exculpatory Provisions.  None of the Purchaser Agents, the Agent or any of their directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchaser relating to such Purchaser Agent) or (ii) in the absence of such Person’s gross negligence or willful misconduct.  The Agent shall not be responsible to any Purchaser or Purchaser Agent for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, the Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, the Originator or any of their Affiliates to perform any obligation it may have under any Transaction Document to which it is a party or (iv) the satisfaction of any condition specified in Exhibit II.  The Agent shall not have any obligation to any Purchaser or any Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, the Originator or any of their Affiliates.

Section 5.4.  Reliance by Agents.  Each Purchaser Agent and the Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller or Servicer), independent accountants and other experts selected by the Agent or any such

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Purchaser Agent.  Each Purchaser Agent and the Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchaser relating to such Purchaser Agent) and it shall first be indemnified to its satisfaction against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action.

(a)                                  With regard to the Purchasers and the Purchaser Agents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchasers and the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers and Purchaser Agents.

(b)                                 Purchasers that have a common Purchaser Agent and that have a majority of the Investment of all such related Purchasers shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. With regard to the Purchasers and the Purchaser Agents, such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s related Purchasers.

(c)                                  Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers for which such Purchaser Agent is identified herein (or in any Joinder Agreement or assignment agreement) as being the Purchaser Agent, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

Section 5.5.  Notice of Termination Date.  Neither any Purchaser Agent nor the Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Person has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event.  If the Agent receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers.  If a Purchaser Agent receives such a notice (other than from the Agent), it shall promptly give notice thereof to the Agent.  The Agent shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Majority Purchasers (unless such action is otherwise specified herein as requiring the consent of all Purchasers), but until the Agent receives such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Secured Parties.

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Section 5.6.  Non-Reliance on Agent, Purchaser Agents and Other Purchasers.  Each Purchaser expressly acknowledges that none of the Agent, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer or the Originator, shall be deemed to constitute any representation or warranty by the Agent or such Purchaser Agent, as applicable.  Each Purchaser represents and warrants to the Agent and the Purchaser Agents that, independently and without reliance upon the Agent, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer and the Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer or the Originator or any of their Affiliates or the Receivables that comes into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.7.  Agent, Purchaser Agents and Purchasers.  Each of the Purchasers, the Agent, the Purchaser Agents and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt or other business with the Seller, KAR, Servicer or the Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, any of the Purchaser Agents and the Agent shall, to the extent they become Purchasers hereunder, have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall, in such case, include such Purchaser Agent or the Agent in their individual capacities.

Section 5.8.  Indemnification.  Each Purchaser shall indemnify and hold harmless the Agent (but solely in its capacity as Agent) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or Servicer and without limiting the obligation of the Seller or Servicer to do so), ratably in accordance with their respective Investment from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).  The obligations of any Note Issuer under this Section 5.8 shall be subject to the restrictions of Section 6.5.

Section 5.9.  Successor Agent.  The Agent may, upon at least thirty (30) days notice to the Seller, the Servicer, the Backup Servicer, each Purchaser and Purchaser Agent, resign as

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Agent.  Such resignation shall not become effective until a successor Agent is appointed by the Majority Purchasers and has accepted such appointment.  Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents.  After any retiring Agent’s resignation hereunder, the provisions of Sections 3.1, 3.2, 3.3 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

ARTICLE VI.

MISCELLANEOUS

Section 6.1.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Majority Purchasers and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) other than an amendment to extend the scheduled Termination Date, no amendment shall be effective unless each Note Issuer that is a Purchaser (or the applicable Purchaser Agent on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Notes of such Note Issuer to be downgraded or withdrawn; (ii) no amendment shall be effective which would reduce the amount of Investment or Discount, or fees or other amounts payable to any Purchaser hereunder, or delay any scheduled date for payment thereof (including any scheduled occurrence of the Termination Date) absent the prior written consent of such Purchaser; (iii) no increase in a Purchaser’s Maximum Commitment shall be effective without the prior written consent of such Purchaser; (iv) no amendments to this Section 6.1 or to the definition of Majority Purchasers shall be effective without the prior written consent of all Purchasers and (v) no amendments to Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1.8, 1.10, 1.11, 1.12, 3.1, 3.2, Article V, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11 or 6.13 or the definitions of Applicable Margin, Bank Rate, Base Rate, Carry Costs, CP Rate, Discount, Eurodollar Rate, Federal Funds Rate, Investment, Level One Trigger, LIBOR, Participation, Loss Percentage, Loss Reserve, Net Receivables Pool Balance, Normal Concentration Percentage, Program Fee, Special Concentration Percentage, Special Obligor, Termination Date, Termination Fee, Yield Period, or any definitions incorporated in such definitions, shall be effective in each case without the consent of the Majority Purchasers and the Agent; and provided, further, that no such amendment shall in any way amend any provisions of this Agreement applicable to the rights or obligations of the Agent or any Purchaser Agent without the prior written consent of the Agent or such Purchaser Agent, as applicable.  No failure on the part of the Agent, any Purchaser, or any Purchaser Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 6.2.  Notices, Etc.  All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and electronic mail communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or, in the case of the Backup Servicer, at its notice address

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designated in the Backup Servicing Agreement or, in any case, at such other address as shall be designated by such party in a written notice to the other parties hereto.  Notices and communications by facsimile or electronic mail shall be effective when sent (and shall, unless such delivery is waived by the recipient by electronic mail or other means, be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

Section 6.3.  Assignability.  (a)  This Agreement and any Purchaser’s rights and obligations herein (including ownership of its Participation) shall be assignable, in whole or in part, by such Purchaser and its successors and assigns with the prior written consent of the Seller and the Agent; provided, however, that such consent shall not be unreasonably withheld; and provided, further, that no such consent shall be required if the assignment is made to (i) any Affiliate of such Purchaser, (ii) any Liquidity Bank (or any Person who upon such assignment would be a Liquidity Bank) of such Purchaser or (iii) any Program Support Provider (or any Person who upon such assignment would be a Program Support Provider) of such Purchaser.  Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, the Agent, the Purchasers or the Purchaser Agents.

Upon the assignment by a Purchaser in accordance with this Section 6.3, the assignee receiving such assignment shall have all of the rights of such Purchaser with respect to the Transaction Documents and the Investment (or such portion thereof as has been assigned).

(b)           Each Purchaser may at any time grant to one or more banks or other institutions (each a “Liquidity Bank”) party to a Liquidity Agreement or to any other Program Support Provider participating interests or security interests in its Participation.  In the event of any such grant by a Purchaser of a participating interest to a Liquidity Bank or other Program Support Provider, the Purchaser shall remain responsible for the performance of its obligations hereunder.  The Seller agrees that each Liquidity Bank or other Program Support Provider shall be entitled to the benefits of Sections 1.8 and 1.10.

(c)           This Agreement and the rights and obligations of any Purchaser Agent hereunder shall be assignable, in whole or in part, by such Purchaser Agent and its successors and assigns; provided, however, that if such assignment is to any Person that is not an Affiliate of the assigning Purchaser Agent, such Purchaser Agent must receive the prior written consent (which consent in each case shall not be unreasonably withheld) of the Agent and the Seller.

(d)           Except as provided in Section 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Majority Purchasers.

(e)           Without limiting any other rights that may be available under applicable law, the rights of any Purchaser may be enforced by it directly or by its Purchaser Agent or its other agents.

(f)            [*].

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Section 6.4.  Costs, Expenses and Taxes.  (a)  In addition to the rights of indemnification granted under Section 3.1 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, any Liquidity Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder or in connection herewith, including all reasonable costs and expenses relating to the amending, amending and restating, modifying or supplementing any such documents or agreements and the waiving of any provisions thereof, and including in all cases, without limitation, Rating Agency fees (including in connection with the execution hereof and any amendments hereto) and Attorney Costs for the Agent, each Purchaser, each Program Support Provider, each Purchaser Agent, the Backup Servicer, any successor Servicer and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Purchaser, each Program Support Provider and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all reasonable costs and expenses, if any (including Attorney Costs), of each Purchaser Agent, each Purchaser, each Program Support Provider, the Agent, the Backup Servicer, any successor Servicer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

(b)           In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 6.5.  No Proceedings; Limitation on Payments.  (a)  Each of the Seller, the Servicer, the Agent, the Purchaser Agents, the Purchasers, the Backup Servicer, each assignee of a Participation or any interest therein, and each Person which enters into a commitment to purchase or does purchase a Participation or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Note Issuer or Related CP Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by any such Note Issuer or Related CP Issuer is paid in full.

(b)           Notwithstanding any provisions contained in this Agreement to the contrary, no Note Issuer shall, nor shall it be obligated to, pay any amount pursuant to this Agreement unless such Note Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay its Notes when due.  Any amounts which a Note Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Note Issuer for any such insufficiency unless and until the condition described in the preceding sentence is satisfied.  Nothing in this subsection (b) shall be construed to forgive or cancel any obligations of such Note Issuer hereunder.

(c)           Each of the Servicer, the Agent, the Purchaser Agents, the Purchasers, the Backup Servicer, each assignee of a Participation or any interest therein, and each Person which enters

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into a commitment to purchase or does purchase a Participation or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all amounts payable by the Seller hereunder are paid in full.

(d)           Notwithstanding any provisions contained in this Agreement to the contrary, the Seller shall not be obligated to pay any amount pursuant to this Agreement unless the Seller has property or other assets which may be used to make such payment.  Any amounts which the Seller does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Seller for any such insufficiency unless and until the conditions described in the preceding sentence are satisfied.  Nothing in this subsection (d) shall be construed to forgive or cancel any obligations of the Seller hereunder.

Section 6.6.  Confidentiality.  Unless otherwise required by applicable law or already known by the general public or the third party to which it is disclosed, the Seller agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent and (b) the Seller’s legal counsel and auditors if they agree to hold it confidential.

Section 6.7.  GOVERNING LAW AND JURISDICTION.  (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA (WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE PURCHASERS IN THE POOL RECEIVABLES AND THE OTHER ITEMS DESCRIBED IN SECTION 1.2(d) IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF INDIANA.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS COOK COUNTY AND CHICAGO OR NEW YORK NEW YORK COUNTY, NEW YORK CITY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS AND THE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION

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OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 6.8.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 6.9.  Survival of Termination.  The provisions of Sections 1.8, 1.10, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.13 shall survive any termination of this Agreement.

Section 6.10.  WAIVER OF JURY TRIAL.  THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS, THE AGENT AND THE BACKUP SERVICER (BY ACCEPTING THE BENEFIT HEREOF) EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  THE PURCHASERS, THE SELLER, THE SERVICER, THE PURCHASER AGENTS, THE AGENT AND THE BACKUP SERVICER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 6.11.  Entire Agreement.  This Agreement (together with the other Transaction Documents) embodies the entire agreement and understanding between the Purchasers, the Seller, the Servicer, the Purchaser Agents and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.12.  Headings.  The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.13.  Liabilities of the Purchasers.  The obligations of each Purchaser under this Agreement are solely the corporate obligations of such Purchaser.  No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of any Purchaser; and provided, however, that this Section 6.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.  The agreements provided in this Section 6.13 shall survive termination of this Agreement.

31

Section 6.14.  Tax Treatment.  The Participations shall be treated and reported as indebtedness of the Seller for all income and franchise tax purposes.  The Seller, the Servicer, the Agent and Fairway and each Purchaser, by its agreement to make a purchase (and to make reinvestments, if applicable) with regard to its Participation, agrees, and shall cause its assignees to agree, to treat and report the Participations as indebtedness of the Seller for all income and franchise tax purposes.

32

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AFC FUNDING CORPORATION,
as Seller

By:	/s/ James E. Money, II
Name:	James E. Money, II
Title:	Chief Financial Officer & Treasurer

13085 Hamilton Crossing Blvd., Suite 310
Carmel, Indiana 46032
Attention: Jim Money
Telephone: 317-843-4756
Facsimile: 317-815-8687
E-mail: jmoney@autofinance.com

AUTOMOTIVE FINANCE CORPORATION,
as Servicer

By:	/s/ James E. Money, II
Name:	James E. Money, II
Title:	Chief Financial Officer & Treasurer

13085 Hamilton Crossing Blvd., Suite 300
Carmel, Indiana 46032
Attention: Jim Money
Telephone: 317-843-4756
Facsimile: 317-815-8687
E-mail: jmoney@autofinance.com

Fourth Amended and Restated Receivables Purchase Agreement

BMO CAPITAL MARKETS CORP.,
as Agent and as Purchaser Agent for Fairway

By:	/s/ John Pappano
Name:	John Pappano
Title:	Managing Director

BMO CAPITAL MARKETS CORP.
115 S. LaSalle, 13th Floor West
Chicago, Illinois 60603
Attention: Conduit Administration
E-mail: fundingdesk@bmo.com
Telephone: (312) 461-5640
Facsimile: (312) 293-4908

FAIRWAY FINANCE COMPANY, LLC,
as a Purchaser

By:	/s/ Lori Gebron
Name:	Lori Gebron
Title:	Vice President

c/o Lord Securities Corp.
48 Wall Street, 27th Floor
New York, New York 10005
Attention: Phillip Martone
Email: pmartone@lordspv.com
Telephone: (212) 346-9008
Facsimile: (212) 346-9012

Maximum Commitment:
[*]

Fourth Amended and Restated Receivables Purchase Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Purchaser Agent for Monterey

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Managing Director

By:	/s/ Matt Bissonette
Name:	Matt Bissonette
Title:	Director

DEUTSCHE BANK AG, NEW YORK BRANCH
60 Wall Street, 18th Floor
New York, New York 10005
E-mail: abs-conduits@list.db.com
Telephone: (212) 250-0357
Facsimile: (212) 797-5150

MONTEREY FUNDING LLC,
as a Purchaser

By:	/s/ Lori Gebron
Name:	Lori Gebron
Title:	Vice President

c/o Lord Securities Corp.
48 Wall Street, 27th Floor
New York, New York 10005

Maximum Commitment:
[*]

Fourth Amended and Restated Receivables Purchase Agreement

BARCLAYS BANK PLC,
as Purchaser Agent for Salisbury

By:	/s/ Jamie Pratt
Name:	Jamie Pratt
Title:	Director

BARCLAYS BANK PLC
745 Seventh Avenue
New York, New York 10019

SALISBURY RECEIVABLES COMPANY LLC,
as a Purchaser

By: Barclays Bank plc

By:	/s/ Chin-Yong Choe
Name:	Chin-Yong Choe
Title:	Vice President

Maximum Commitment:
[*]

c/o BARCLAYS BANK PLC
745 Seventh Avenue
New York, New York 10019

Fourth Amended and Restated Receivables Purchase Agreement

Acknowledged and Agreed:

KAR AUCTION SERVICES, INC.,
as provider of the Performance Guaranty

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:	Executive Vice President & CFO

Fourth Amended and Restated Receivables Purchase Agreement

STATE OF INDIANA	)
	)	SS
COUNTY OF HAMILTON	)

Before me the undersigned, a Notary Public in and for the said County and State, personally appeared James E. Money, II, an officer of AFC FUNDING CORPORATION, personally known to me who acknowledged the execution of the foregoing this 22nd day of April, 2011.

/s/ Francesca C. York	My Commission Expires:	12-5-16
Signature

Francesca C. York	My County of Residence:	Hamilton
Printed Name

STATE OF INDIANA	)
	)	SS
COUNTY OF HAMILTON	)

Before me the undersigned, a Notary Public in and for the said County and State, personally appeared James E. Money, II, an officer of AUTOMOTIVE FINANCE CORPORATION, personally known to me who acknowledged the execution of the foregoing this 22nd day of April, 2011.

/s/ Francesca C. York	My Commission Expires:	12-5-16
Signature

Francesca C. York	My County of Residence:	Hamilton
Printed Name

Fourth Amended and Restated Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

“ADESA” means ADESA, Inc., a Delaware corporation.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Agent for the benefit of the Secured Parties contemplated by the Agreement shall not constitute an Adverse Claim.

“AFC” has the meaning set forth in the preamble to this Agreement.

“Affected Person” has the meaning set forth in Section 1.8.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to a Purchaser, Affiliate shall mean the holder(s) of its capital stock.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Aggregate Participation” means, at any time, the sum of the Participations expressed as a percentage.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Margin” means [*].

“Applicable Rental Receivables Advance Rate” means [*]; provided that such rate will be reduced at any time any Static Rental Receivables Pool Net Loss Rate that includes any Receivable originated over the prior three years exceeds [*] to (i) [*] if such Static Rental Receivables Pool Net Loss Rate is greater than [*] but less than [*] or (ii) [*] if such Static Rental Receivables Pool Net Loss Rate is 5.0% or greater.

“Attorney Costs” means and includes all reasonable fees and reasonable disbursements of any law firm or other external counsel, and all reasonable disbursements of internal counsel.

“Backup Servicer” means the Person appointed to act as backup servicer pursuant to the Backup Servicing Agreement.

EX-I-1

“Backup Servicer Payment Date” means each Draw Date.

“Backup Servicing Agreement” means (i) the Backup Servicing Agreement, dated as of January 19, 2011, among the Servicer, Wells Fargo Bank, National Association, the Agent and the other parties thereto; and (ii) any replacement backup servicing agreement entered into from time to time with the prior written consent of the Majority Purchasers; in each case as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Backup Servicing Fee Letter” means (i) the fee letter, dated October 20, 2010, setting forth the Backup Servicing Fees payable to the Backup Servicer; and (ii) any replacement backup servicing fee letter entered into from time to time with the prior written consent of the Majority Purchasers; in each case as such letters may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Backup Servicing Fees” means all fees and reimbursable expenses (excluding Transition Expenses) payable to the Backup Servicer (for the avoidance of doubt, prior to Backup Servicer assuming the role of Servicer) pursuant to the Backup Servicing Agreement or the Backup Servicing Fee Letter.

“Bank Rate” means, for any Purchaser for any Yield Period for any Portion of Investment, an interest rate per annum equal to the Applicable Margin above the Eurodollar Rate for such Purchaser for such Yield Period; provided, that in the case of

(a)           any Yield Period on or after the first day of which the applicable Purchaser Agent shall have been notified by a Liquidity Bank or the related Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Liquidity Bank or such Purchaser to fund any Portion of Investment based on the Eurodollar Rate set forth above (and such Liquidity Bank or such Purchaser, as applicable, shall not have subsequently notified such Purchaser Agent that such circumstances no longer exist),

(b)           any Yield Period of one to (and including) 13 days, or

(c)           any Yield Period as to which (i) the applicable Purchaser Agent does not receive notice, by no later than 12:00 noon (Chicago time) on (w) the second Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be funded at the CP Rate, or (x) the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be funded at the Bank Rate, or (ii) the Seller has given the notice contemplated by clause (w) of this clause (c) and the applicable Purchaser Agent shall have notified the Seller that funding the related Portion of Investment at the CP Rate is unacceptable to the applicable Purchaser, the “Bank Rate” for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period.  Notwithstanding the foregoing, the “Bank Rate”

EX-I-2

for each day in a Yield Period occurring during the continuance of a Termination Event shall be an interest rate equal to 2% per annum above the Base Rate in effect on such day.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11U.S.C. § 101, et seq.), as amended and in effect from time to time.

“Base Rate” means, for any Purchaser for any day, a fluctuating interest rate per annum equal to the higher of: (a) the rate of interest most recently announced by the applicable Reference Bank as its prime commercial rate for loans made in Dollars in the United States or (b) 0.50% per annum above the latest Federal Funds Rate. The rate referred to in clause (a) is not necessarily intended to be the lowest rate of interest determined by the applicable Reference Bank in connection with extensions of credit.

“Business Day” means any day on which (i) (A) the Agent at its branch office in Chicago, Illinois is open for business and (B) commercial banks in New York City are not authorized or required to be closed for business, and (ii) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“Buyer’s Fees”  means the fees paid by an Obligor to the auction in connection with a purchase of a vehicle by such dealer.

“Carry Costs” means, with respect to any calendar month, the sum of the amounts of the following items that accrued or were incurred during such calendar month: (a) all Discount, (b) the Program Fee, (c) the Servicing Fee, (d) the Backup Servicing Fee and (e) all other expenses and fees of the Seller under the Agreement.

“Cash Reserve” means (i) at any time after the occurrence and during the continuation of a Level One Trigger, [*] of the aggregate Investment at such time and (ii) at any other time, an amount equal to 1% of the aggregate Investment at such time.

“Cash Reserve Account” means that certain bank account numbered 181-445-8 maintained at Harris Trust and Savings Bank in the name of “Cash Reserve Account, BMO Capital Markets Corp. as Agent,” and maintained for the benefit of the Secured Parties.

“Cash Reserve Account Bank” means the bank holding the Cash Reserve Account.

“Change in Control” means

(a)           AFC shall fail to own, free and clear of all Adverse Claims, 100% of the outstanding shares of voting stock of the Seller, except as otherwise provided by the Pledge Agreement; or

(b)           KAR shall fail to own, directly or indirectly, free and clear of all Adverse Claims (other than the KAR Credit Facility Pledge), at least 80% of the outstanding shares of voting stock of AFC, on a fully diluted basis.

EX-I-3

“Collection Accounts” means, collectively, the Deposit Accounts held at Wells Fargo Bank, National Association.

“Collections” means, with respect to any Pool Receivable, (a) all funds which are received by the Seller, the Originator or the Servicer (including amounts paid directly to an Originating Lender and subsequently forwarded to the Seller, the Originator or the Servicer) in payment of any amounts owed in respect of such Receivable (including, without limitation, principal payments, finance charges, floorplan fees, curtailment fees, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of vehicles or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable applied (or to be applied) thereto), (b) all Collections deemed to have been received pursuant to Section 1.9 and (c) all other proceeds of such Receivable.

“Company Note” has the meaning set forth in Section 3.2 of the Purchase and Sale Agreement.

“Contract” means, with respect to any Obligor, collectively, the Dealer Note issued by such Obligor, or similar agreement between such Obligor and AFC or an Originating Lender, as applicable, any guaranty issued in connection therewith and each other agreement or instrument executed by an Obligor pursuant to or in connection with any of the foregoing, the purpose of which is to evidence, secure or support such Obligor’s obligations to AFC or each Originating Lender, as applicable, under such Dealer Note or other similar agreement.

“CP Rate” means, for any Purchaser for any Yield Period for any Portion of Investment, to the extent such Purchaser funds such Portion of Investment for such Yield Period by the issuance of Notes, (a) a rate per annum equal to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of such Purchaser (or its Related CP Issuer) having a term equal to such Yield Period and to be issued to fund such Portion of Investment may be sold by any placement agent or commercial paper dealer selected by the applicable Purchaser Agent on behalf of such Purchaser (or its Related CP Issuer), as agreed between each such agent or dealer and the applicable Purchaser Agent and notified by the applicable Purchaser Agent to the Servicer; provided, that if the rate (or rates) as agreed between any such agent or dealer and the applicable Purchaser Agent with regard to any Yield Period for such Portion of Investment is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum; or (b) such other rate set forth in the Joinder Agreement pursuant to which such Purchaser becomes a party to the Agreement.  Notwithstanding anything to the contrary in this definition, to the extent that any Portion of the Investment is funded by issuing Notes denominated in a currency other than United States dollars, the costs of any currency exchange contracts entered into in connection with such issuance of Notes shall be included in the rate determined hereunder and the interest rate (or, if any component of such rate is a discount rate, the rate resulting from converting such discount rate to an interest rate bearing equivalent rate

EX-I-4

per annum for such component) with respect to such Notes may be calculated with reference to the amounts received and payable by the Purchaser, or Related CP Issuer, under currency exchange contracts entered into in connection with the issuance of such Notes; provided, however, that any such costs shall only be included in the calculation of “CP Rate” to the extent that the issuance of such Notes in a currency other than U.S. dollars would result (as reasonably determined by the applicable Purchaser Agent at the time the applicable Purchaser, or its Related CP Issuer, became obligated under the related currency exchange contracts) in a lower “CP Rate” than would have been obtained through the issuance of such Notes in U.S. dollars.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Servicer in effect on the date of the Agreement and described in Schedule I hereto, as modified in compliance with the Agreement.

“Curtailment Date” means, with respect to any Receivable, the date defined as such in the Contract for such Receivable.

“Dealer Note” means a Demand Promissory Note and Security Agreement and any other promissory note issued by an Obligor in favor of AFC or the applicable Originating Lender.

“Debt” means (i) indebtedness for borrowed money (which shall not include, in the case of the Seller or AFC, accounts payable to any Affiliate in the ordinary course of business arising from the provision of goods and services by such Affiliate), (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Default Ratio” means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month plus the aggregate amount of non-cash adjustments that reduced the Outstanding Balance of any Pool Receivable during such month (other than a Pool Receivable that became a Defaulted Receivable during such month) by (ii) the aggregate amount of Pool Receivables that were generated by the Originator (including those acquired by the Originator from any Originating Lender) during the calendar month that occurred five calendar months prior to the calendar month ending on such day.

“Defaulted Receivable” means a Pool Receivable:

(i)            as to which any payment, or part thereof, remains unpaid for more than 90 days after the due date for such payment;

EX-I-5

(ii)           which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible; or

(iii)          which is converted to a long term payment plan in the form of a note or other similar document.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables (net of all miscellaneous credits) that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable”  means a Pool Receivable which is not a Defaulted Receivable (i) as to which any payment, or part thereof, remains unpaid for more than 30 days after the due date for such payment or (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

“Deposit Account” means an account listed on Schedule II hereto and maintained at a bank or other financial institution for the purpose of receiving Collections.

“Deposit Account Agreement” means a letter agreement, in form and substance acceptable to the Agent, among the Seller, the Agent and the applicable Deposit Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement.

“Deposit Bank” means any of the banks or other financial institutions at which one or more Deposit Accounts are maintained.

“Discount” means, with respect to each Purchaser:

(i)            for the Portion of Investment of its Participation for any Yield Period to the extent such Purchaser will be funding such Portion of the Investment on the first day of such Yield Period through the issuance of Notes,

CPR x I x	ED	+ TF
360

(ii)           for the Portion of Investment of its Participation for any Yield Period to the extent such Purchaser will not be funding such Portion of the Investment on the first day of such Yield Period through the issuance of Notes,

ED
BR x I x	360	+ TF

EX-I-6

where:

BR	=	the Bank Rate for the applicable Portion of the Investment for such Yield Period

I	=	the applicable Portion of Investment during such Yield Period

CPR	=	the CP Rate of such Purchaser (or its Related CP Issuer) for the applicable Portion of the Investment for such Yield Period

ED	=	the actual number of days during such Yield Period

TF	=	the Termination Fee, if any, for such Portion of Investment of the Participation for such Yield Period;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for any Portion of Investment of any Participation shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Dividends” means any dividend or distribution (in cash or obligations) on any shares of any class of Seller’s capital stock or any warrants, options or other rights with respect to shares of any class of Seller’s capital stock.

“Draw Date” means the 20th day of each calendar month or, if such day is not a Business Day, the following Business Day.

“Eligible Contract” means a Contract in one of the forms set forth in Schedule IV with such variations as AFC shall approve in its reasonable business judgment that shall not materially adversely affect the rights of the Originator or the Originating Lender, the Seller or the Purchasers.

“Eligible Receivable” means, at any time, any Receivable:

(a)           which is denominated and payable only in U.S. Dollars, was originated by an Originating Lender and acquired by the Originator pursuant to an Originating Lender Sale Agreement or originated by the Originator in the ordinary course of business, was sold to the Seller pursuant to the Purchase and Sale Agreement and is either a general intangible, a payment intangible, an account or chattel paper;

(b)           the Obligor of which is a resident of the United States and is not a government or a governmental subdivision or agency;

(c)           in which the Agent (for the benefit of the Secured Parties) has a first priority, perfected security interest free from any Adverse Claim, and with respect to which the Agent has (i) a first priority perfected security interest in the vehicles financed thereby (except to the extent of any Permitted Liens), and (ii) a perfected security interest

EX-I-7

in all other Related Security with respect to such Receivable (to the extent that a security interest in such other Related Security can be perfected by the filing of a financing statement);

(d)           in which Seller has a first priority, perfected ownership interest, free from any Adverse Claim, and with respect to which the Seller has (i) a first priority perfected security interest in the vehicles financed thereby (except to the extent of any Permitted Liens), and (ii) a perfected security interest in all other Related Security with respect to such Receivable (to the extent that a security interest in such other Related Security can be perfected by the filing of a financing statement);

(e)           which arises from the making of a loan to finance the purchase of (i) an automobile or light duty truck, the ownership of which is evidenced by a certificate of title or electronic title, driven or drawn by mechanical power, manufactured primarily for use on the public streets, roads or highways with two axles, or (ii) a Specialty Vehicle;

(f)            that is guaranteed by the related dealer’s parent, general partner or owner;

(g)           which arises under an Eligible Contract that has been duly authorized by the parties thereto and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(h)           which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(i)            the sale of which pursuant to the Purchase and Sale Agreement, and the transfer of an undivided interest in which pursuant to this Agreement, do not contravene or conflict with any law, or require the consent of the Obligor or any other Person;

(j)            with respect to which the Majority Purchasers have not given Seller at least five (5) Business Days’ notice that such Receivable will not be an Eligible Receivable hereunder, provided that such designation is in good faith and based on a reasonable business judgment by the Majority Purchasers that such Receivable should not be considered an Eligible Receivable;

(k)           the Obligor of which is not an Affiliate of AFC, an Excluded Obligor or a father, mother, son or daughter (or any Affiliate thereof) of any officer or director of AFC or its Affiliates;

EX-I-8

(l)            for which AFC has taken (or caused to be taken) all commercially reasonable action to ensure that (i) the Obligor of such Receivable does not hold physical possession of the certificate of title or certificate of origin with respect to such Receivable (except for any Receivable originated in the State of Michigan), and (ii) in the case where there is only an electronic title (and not a physical title), the Seller (or the Originator or Originating Lender) is identified as lienholder in the electronic title records;

(m)          which is not an Excluded Receivable, a Specified Ineligible Receivable, or a Title Attached Receivable;

(n)           which (i) satisfies all applicable requirements of the Credit and Collection Policy, (ii) other than with respect to any Rental Receivable, whose terms require a minimum principal payment of not less than [*] plus accrued interest and fees on each Curtailment Date, (iii) for which all payments required to be made pursuant to the related Contract in connection with any Curtailment Date extension have not been waived and have been made within [*] days of each such extension, (iv) whose terms (including the due date thereof) have not otherwise been amended or modified in any material respect and [*];

(o)           which is payable on demand and which the related Contract requires to be repaid on the earlier of (i) [*] following the sale of the vehicle such Receivable financed, and (ii) the Curtailment Date for such Receivable;

(p)           which is not a Defaulted Receivable and which is not a Delinquent Receivable;

(q)           from an Obligor not more than [*] of whose aggregate Outstanding Balance of all Receivables of such Obligor and its Affiliates are Defaulted Receivables;

(r)            for which the Obligor has not “short-paid” the Receivable or paid with non-sufficient funds; and

(s)           from an Obligor that, to the knowledge of the Servicer or the Seller, has not admitted in writing its inability to pay its debts generally or made a general assignment for the benefit of creditors; and no proceeding has been instituted (and is continuing) by or against such Obligor seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property.

“Enforcement Costs” means, at any time, all unpaid costs and expenses incurred by the Agent in enforcing its rights and the rights of the other Indemnified Parties hereunder.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” shall mean, with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

“Eurodollar Rate” means, for any Portion of the Investment for any Yield Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

Eurodollar Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, for any Yield Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Yield Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to “Eurocurrency” funding (currently referred to as “Eurocurrency liabilities”) having a term comparable to such Yield Period.

“Excluded Obligor” means an Obligor so designated in writing as such by the Agent or the Majority Purchasers in a notice to the Seller in good faith and in the Agent’s or the Majority Purchasers’ reasonable judgment relating to credit considerations from time to time, it being understood that from time to time such designation may be revoked by written notice to the Seller.

“Excluded Receivables” means any right to payment under:

[*].

“Extended Curtailment Receivable” means an Eligible Receivable which satisfies all of the requirements of the definition of Eligible Receivable except [*].  For the avoidance of doubt, all curtailments of New Cars and new Motorcycles beyond [*] will be considered Extended Curtailment Receivables [*].

“Fairway” has the meaning set forth in the preamble to this Agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to: (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding

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Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means, as to any Purchaser, the fee letter entered into by such Purchaser’s Purchaser Agent and the Seller as described more particularly in Section 1.5.

“Fee Payment Date” means each Draw Date.

“Final Payout Date” means the date following the Termination Date on which no Investment or Discount in respect of any Participation under the Agreement shall be outstanding and all other amounts payable by the Originator, the Seller or the Servicer to the Purchasers, the Purchaser Agents, the Agent, the Backup Servicer, any successor Servicer or any other Affected Person under the Transaction Documents shall have been paid in full.

“Finance Charge and Floorplan Fee Collections” means, with respect to any calendar month, any Collections applied by the Servicer in such calendar month to the payment of interest and finance charges and all other amounts (other than principal) owed under a Contract.

“GAAP” means generally accepted accounting principles and practices in the United States, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Heavy Duty Truck” means [*].

“Holdings” means KAR Holdings II, LLC, a Delaware limited liability company.

“Indemnified Amounts” has the meaning set forth in Section 3.1.

“Indemnified Party” has the meaning set forth in Section 3.1.

“Insolvent” or “Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors;

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in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Investment” means, with respect to any Purchaser, the aggregate of the amounts paid to the Seller in respect of the Participation of such Purchaser pursuant to the Agreement, or such amount divided or combined in accordance with Section 1.7, in each case reduced from time to time by amounts actually distributed and applied on account of such Investment pursuant to Section 1.4; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Annex C and executed pursuant to Section 1.12.

“KAR” means KAR Auction Services, Inc., a Delaware corporation.

“KAR Credit Facility” means that certain Credit Agreement, dated as of April 20, 2007 among KAR Holdings II, LLC, KAR Auction Services, Inc., as Borrower, the secured lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Successor Administrative Agent, UBS Securities LLC, as Syndication Agent and the other parties thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“KAR Credit Facility Pledge” means the pledge of AFC stock to secure the obligations under the KAR Credit Facility.

“KAR Financial Covenant” means the financial covenant regarding KAR’s maximum consolidated senior secured leverage ratio as set forth in Section 8.1(a) of the KAR Credit Facility on the date of execution thereof.  Such covenant (including all defined terms incorporated therein) will survive the termination of the KAR Credit Facility and can only be amended, modified, added or terminated from time to time with the prior written consent of the Majority Purchasers; provided, however, that as long as KAR’s senior secured debt shall be rated at least “BBB- (stable)” by S&P and at least “Baa3 (stable)” by Moody’s, the financial covenant will conform with the financial covenants required by KAR’s Credit Facility or any replacement facility without the consent of the Majority Purchasers.

“KAR Financial Covenant Event” means any breach of the KAR Financial Covenant that is not cured pursuant to the cure right as set forth in Section 8.1 (b) of the KAR Credit Facility.

“KAR Financial Covenant Termination Event” means, following the occurrence of a KAR Financial Covenant Event, the earliest to occur of (i) if a Majority Purchasers Notice Event has occurred, 120 days following the occurrence of such Majority Purchasers Notice Event, (ii) any KAR Restricted Amendment and (iii) the occurrence of a Majority Purchasers Notice Event resulting in the KAR Credit Facility being accelerated.

“KAR Restricted Amendment” means any action under or amendment to the KAR Credit Facility which, in the sole and absolute discretion of the Majority Purchasers, results

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in or may result in (i) an acceleration (in whole or in part) of principal or interest or the amount of principal or interest due under the KAR Credit Facility, (ii) the pledge of any additional collateral by AFC under the KAR Credit Facility (other than newly-acquired collateral of the same type as that already pledged thereunder, e.g., a newly-acquired additional trademark is pledged where all trademarks of the relevant entity had previously been pledged), (iii) any amendment to any provisions or the addition of any provision to the KAR Credit Facility regarding the Seller or its assets or AFC as Originator or Servicer hereunder, (iv) any change, amendment or modification to AFC’s guaranty under the KAR Credit Facility or (v) any action by any party to the KAR Credit Facility against AFC’s guaranty under the KAR Credit Facility or the assets of AFC.

“Legal Final Maturity Date” means the first Settlement Date on or after the date that is two years after the Termination Date.

“Level One Trigger” means either (i) as of the last day of any calendar month, the arithmetic average of the Net Spread for [*] or (ii) the Delinquency Ratio is greater than [*]; provided, however, that following each occurrence of a Level One Trigger, such trigger shall remain in effect until [*].

“LIBOR” means, with respect to each Purchaser’s Portion(s) of Investment, the rate of interest per annum (rounded to the nearest 1/100th of 1%, with 0.005% being rounded upwards) equal to the rate of interest per annum: (i) for deposits in Dollars (in the approximate amount of the Investment to be funded) for a period equal to the applicable Yield Period that appears on Telerate Page 3750 or (ii) if such rate does not appear on Telerate Page 3750, determined by the Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%, with 0.005% being rounded upwards) of the rates of interest per annum notified to the Agent as the rate of interest at which Dollar deposits in the approximate amount of the Investment to be funded, and for a period equal to the applicable Yield Period, would be offered to major banks in the London interbank market at their request, in each case at or about 11:00 a.m. (London time) on the second Business Day before such funding.  For the purposes of calculating LIBOR for any (a) Yield Period of 30 days or less shall be equal to LIBOR for 30 days as of the first day of such Yield Period and (b) Yield Period greater than 30 days shall be equal to an interpolated rate as determined by the Agent based on LIBOR for 30 to 90 days, as applicable, as of the first day of such Yield Period.

“Liquidation Account” means that certain bank account numbered 181-446-6 maintained at Harris Trust and Savings Bank in Chicago, Illinois or such other account at such other bank approved by the Agent, with the Purchasers and their respective Purchaser Agents receiving notice that such account is maintained at such bank, in either case, which is in the name of “Liquidation Account, BMO Capital Markets Corp as Agent,” and pledged, on a first-priority basis, by the Seller to the Agent pursuant to Section 1.2(d).

“Liquidation Account Bank” means the bank holding the Liquidation Account.

“Liquidity Agent” means any financial institution in its capacity as a Liquidity Agent pursuant to a Liquidity Agreement.

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“Liquidity Agreement” means any loan or asset purchase agreement or similar agreement whereby a Note Issuer party hereto as a Purchaser obtains commitments from financial institutions to support its funding obligations hereunder and/or to refinance any Notes issued to fund the Note Issuer’s Investment hereunder.

“Liquidity Bank” has the meaning set forth in Section 6.3(b).

“Loss Percentage” means, on any date, the greatest of [*].

“Loss Reserve” means, for any date and any Participation, an amount equal to the product of [*].

“Lot Check” means, with respect to any Obligor, a physical inspection of such Obligor’s financed vehicles and which may include a review of such Obligor’s books and records related thereto.

“Majority Purchasers” means Purchasers having a share of the Aggregate Participation equal to or greater than [*].

“Majority Purchasers Notice Event” means, following the occurrence of a KAR Financial Covenant Event, the Majority Purchasers have provided the Agent and Seller with written notice of the Majority Purchasers’ declaration of a KAR Financial Covenant Termination Event.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a)           the business, operations, property or financial condition of the Seller or the Servicer;

(b)           the ability of the Seller or the Servicer to perform its obligations under this Agreement or any other Transaction Document to which it is a party or the performance of any such obligations;

(c)           the validity or enforceability of this Agreement or any other Transaction Document;

(d)           the status, existence, perfection, priority or enforceability of the Agent’s interest (for the benefit of the Secured Parties) in the Pool Receivables or Related Security; or

(e)           the collectibility of the Pool Receivables.

“Maximum Amount” means the lesser of (i) $650,000,000 or (ii) the sum of the Maximum Commitments of all Purchasers.

“Maximum Commitment” means, with respect to a Purchaser, the maximum dollar amount of Investment that such Purchaser is willing to fund, as set forth on the signature

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pages of this Agreement, any Joinder Agreement or any assignment entered into pursuant to Section 6.3, as applicable, which amount may, following the written request of the Seller, be increased at any time with the written consent of such Purchaser.

“Moody’s” means Moody’s Investor Services, Inc.

“Motorcycle” means [*].

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Receivables Pool Balance” means, at any time, the amount determined pursuant to the calculation in Schedule III.

“Net Spread” means the annualized percentage equivalent of a fraction (computed as of the last day of each calendar month), the numerator of which is the excess of (x) all Finance Charge and Floorplan Fee Collections received and applied during such calendar month (including recoveries) over (y) the sum of, without duplication, (i) the Carry Costs for such calendar month, (ii) the aggregate amount of Receivables that became Defaulted Receivables during such calendar month, and (iii) the aggregate amount of non-cash adjustments that reduced the Outstanding Balance of any Pool Receivable during such calendar month (but excluding any Receivable that was included in the calculation of Net Spread pursuant to clause (ii) above in any previous calendar month); and the denominator of which is the average aggregate Outstanding Balances of the Pool Receivables during such calendar month.

“New Car” means [*].

“Non-Revolving Purchaser” means each Purchaser designated as a “Non-Revolving Purchaser” in the Joinder Agreement or amendment pursuant to which such Purchaser becomes a party hereto.

“Normal Concentration Percentage” for any Obligor (other than Obligors subject to Special Concentration Percentages) means at any time [*].

“Note Issuer” means Fairway and any other Purchaser which funds its Investment and other investments by issuing short or medium term promissory notes either directly or by means of a Related CP Issuer.

“Notes” means (a) in the case of Fairway or other Purchaser, the short-term promissory notes issued or to be issued by Fairway or such Purchaser to fund its investments in accounts receivable or other financial assets, (b) in the case of any Purchaser with a Related CP Issuer, the short-term promissory notes issued by its Related CP Issuer to indirectly fund the investments of such Purchaser, and (c) in the case of any other Purchaser, as set forth in the applicable Joinder Agreement.

“Obligor” means, with respect to any Receivable, a Person obligated to make payments pursuant to the Contract relating to such Receivable; provided that Receivables generated by Affiliates of any Obligor shall be treated as if generated by such Obligor.

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“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Originating Lender” means AFC Cal, LLC, a California limited liability company and each other entity approved in writing by the Purchaser Agents as an Originating Lender hereunder in their sole discretion.

“Originating Lender Sale Agreement” means each transfer agreement between an Originating Lender and the Originator; prior to the Receivables of any Originating Lender being treated as Eligible Receivables hereunder, the Majority Purchasers shall have consented to the form of Originating Lender Sale Agreement and each Rating Agency shall have received a copy thereof at least 5 Business Days prior to such Receivables receiving such treatment.

“Originator” has the meaning set forth in the Purchase and Sale Agreement.

“Outstanding Balance” means, with respect to any Receivable, the then unpaid principal amount of all advances or loans made to the related Obligor pursuant to the related Contract by AFC or the Originating Lender, as applicable, to the extent that (i) for auction purchases, such amount does not exceed 100% of the auction costs, including Buyers’ Fees, inspection fees and transportation fees, or (ii) for non-auction purchases, such amount does not exceed the wholesale cost, as set forth on the related bill of sale, for the related vehicles.

“Participation” means, with respect to any Purchaser at any time, the undivided percentage ownership interest of such Purchaser in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Termination Date, (ii) all of Seller’s right, title and interest in, to and under all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.  Such undivided percentage interest shall be computed as

I + LR
NRPB + LA

where:

I               =              the Investment of such Participation at the time of computation as reduced by the amount of cash in the Collection Accounts at the end of business on either (i) with respect to any Servicer Report, the last Business Day of the prior calendar month, or (ii) with respect to any Portfolio Certificate, the last Business Day of the prior calendar week, in each case that was wired to the respective Purchaser on the immediately following Business Day to pay down that Purchaser’s Investment.

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LR           =              the Loss Reserve of such Participation at the time of computation (calculated after reducing the Purchaser’s Investment by the amount of cash in the Collection Accounts at the end of business on either (i) with respect to any Servicer Report, the last Business Day of the prior calendar month, or (ii) with respect to any Portfolio Certificate, the last Business Day of the prior calendar week, in each case that was wired to the respective Purchaser on the second immediately following Business Day to pay down that Purchaser’s Investment).

NRPB     =              the Net Receivables Pool Balance at the time of computation.

LA          =              the amount on deposit in the Liquidation Account (other than amounts transferred thereto from the Deposit Accounts to pay Discount, the Servicing Fee, Unaffiliated Servicing Fees, Backup Servicing Fees, Transition Expenses and Program Fees and Indemnified Amounts to the Indemnified Parties), and, for the avoidance of doubt, those amounts identified as “cash collateral” with respect to the Deposit Account held at [*] (numbered [*]) shall not be deposited into the Liquidation Account or taken into consideration for the calculation of the Participation.

Each Participation shall be determined from time to time pursuant to the provisions of Section 1.3.

“Paydown Day” means any day that is not a Termination Day on which the conditions set forth in Section 3 of Exhibit II are not either satisfied or waived.

“Payment Rate” means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each calendar month by dividing [*].

“Perfection Representation” means the representations, warranties and covenants set forth in Exhibit VII attached hereto.

“Performance Guaranty” means the Performance Guaranty, dated as of April 20, 2007, made by KAR in favor of the Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Majority Purchasers.

“Permitted Investments” means (i) overnight obligations of the United States of America, (ii) time deposits or AAAm or AAAm-G rated money market accounts maintained at Harris Trust and Savings Bank or the Bank of Montreal or if Harris Trust and Savings Bank or the Bank of Montreal is rated below A-1 by S&P or P-1 by Moody’s such other financial institutions rated at the time of investment not less than A-1+ by S&P and P-1 by Moody’s, (iii) certificates of deposit that are not represented by instruments, have a maturity of one week or less and are issued by financial institutions rated at the time of investment not less than A-1 by S&P and P-1 by Moody’s if such certificates of deposit are issued by Harris Trust and Savings Bank or the Bank of Montreal or A-1+ by S&P and P-1 by Moody’s if such certificates of

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deposit are issued by financial institutions other than Harris Trust and Savings Bank or the Bank of Montreal and (iv) commercial paper rated at the time of investment not less than A-1 by S&P and P-1 by Moody’s if such commercial paper is issued by Fairway or A-1+ by S&P and P-1 by Moody’s if such commercial paper is issued by an entity other than Fairway and, in the cases of clauses (ii), (iii) and (iv), having a maturity date not later than (A) with respect to amounts on deposit in the Cash Reserve Account, the immediately succeeding Draw Date and (B) with respect to amounts on deposit in the Liquidation Account, the earlier of (x) the next Settlement Date and (y) one week from the date of investment; provided, however, that the Majority Purchasers may, from time to time, upon three Business Days’ prior written notice to Servicer, remove from the scope of “Permitted Investments” any such obligations, certificates of deposit or commercial paper and specify to be within such scope, other investments.

“Permitted Lien” means (i) any mechanic’s lien, supplier’s lien, materialman’s lien, landlord’s lien or similar lien arising by operation of law with respect to the Related Security and (ii) and liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means, at a particular time, any employee benefit plan or other plan established, maintained or contributed to by the Seller or any ERISA Affiliate thereof that is covered by Title IV of ERISA.

“Pledge Agreement” means the Pledge Agreement dated May 31, 2002 between AFC and the Agent, as the same may be amended or modified with the prior written consent of the Majority Purchasers.

“Pool Receivable” means a Receivable conveyed to the Seller pursuant to the Purchase and Sale Agreement and not reconveyed to the Originator in accordance with the terms of the Purchase and Sale Agreement.

“Pool Receivable Documents” has the meaning set forth in paragraph (l)(iii) of Exhibit IV to the Agreement.

“Portfolio Certificate” means a certificate substantially in the form of Exhibit VI to the Agreement.

“Portion of Investment” has the meaning set forth in Section 1.7.  In addition, at any time when the Investment of a Participation is not divided into two or more portions, “Portion of Investment” means 100% of the Investment of such Participation.  For any Yield Period, the “related” Portion of Investment means the Portion of Investment of any Purchaser accruing Discount during such Yield Period at a particular Discount rate.  For any Yield Period

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End Date, the “related” Portion of Investment means the Portion of Investment of any Purchaser which has a Yield Period ending on such Yield Period End Date.

“Prior Agreement” has the meaning set forth in the Preliminary Statements.

“Program Fee” means, as to any Purchaser, the periodic fees set forth in the applicable Fee Letter.

“Program Support Agreement” means, as to any applicable Note Issuer party hereto as a Purchaser, the Liquidity Agreement and any other agreement (if any) entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Purchaser, the issuance of one or more surety bonds for which the Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Purchaser to any Program Support Provider of the Participation (or portions thereof) and/or the making of loans and/or other extensions of credit to the Purchaser in connection with the Purchaser’s securitization program, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” as to any Note Issuer (and/or Related CP Issuers) means and includes any Liquidity Bank and any other or additional Person (other than any customer of a Purchaser (and/or Related CP Issuers)) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Purchaser (and/or Related CP Issuers) or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with any Note Issuer’s (and/or Related CP Issuer’s) securitization program.

“Pro Rata Share” means, with respect to any Purchaser at any time, a fraction, the numerator of which is the sum of the unused portion of such Purchaser’s Maximum Commitment at such time and the denominator of which is the unused portion of the Maximum Amount at such time.

“Purchase and Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002, among the Originator and the Seller, as the same has been and may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents and with prior written consent of the Majority Purchasers.

“Purchaser” means Fairway, Monterey, Salisbury, and each other Person which becomes a “Purchaser” hereunder in accordance with the provisions of Section 1.12 or Section 6.3(a).

“Purchaser Agent” means, as to any Purchaser, the financial institution designated by such Purchaser as responsible for administering this Agreement on behalf of such Purchaser, together with any successors or permitted assigns acting in such capacity; if any Purchaser does not so designate another institution as its Purchaser Agent, such Purchaser shall be deemed to have designated itself as its Purchaser Agent and all references herein to such Purchaser’s Purchaser Agent shall mean and be references to such Purchaser.

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“Purchaser Percentage” means, with respect to any Purchaser at any time, a fraction (expressed as a percentage), the numerator of which is such Purchaser’s Investment at such time, and the denominator of which is the aggregate Investment of all Purchasers at such time.

“Purchaser’s Account” means (i) as to Fairway, the special account (account number [*]) maintained at the office of Harris Trust and Savings Bank, or such other account as may be so designated in writing by its Purchaser Agent to the Seller and (ii) as to any other Purchaser, such account as may be so designated in writing by the applicable Purchaser Agent to the Seller and the Servicer.

“Purchasers’ Share” means the share of Collections deposited into the Deposit Accounts represented by the Aggregate Participation.

“Rating Agencies” means Moody’s and S&P.

“Receivable” means any right to payment from any Person, whether constituting an account, chattel paper, instrument, payment intangible or a general intangible, arising from the providing of financing and other services by the Originator or the applicable Originating Lender to new, used and wholesale automobile or other motor vehicle, Recreational Vehicle or Salvage Vehicle dealers, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

“Recreational Vehicle” means [*].

“Recreational Vehicle Receivable” means those Receivables generated as a result of the making of loans to finance the purchase of Recreational Vehicles.

“Reference Bank” means Bank of Montreal, provided that if so agreed by the Seller, the Servicer and the Agent, each Purchaser which becomes a party hereto by virtue of Section 1.12 may designate a different Reference Bank for purposes of calculating the Base Rate applicable to such Purchaser’s Investment.

“Related CP Issuer” shall mean, with respect to any Purchaser, any commercial paper conduit approved by the Servicer which advances funds to such Purchaser for the purpose of funding or maintaining its interest in the Investment, together with their successors and permitted assigns.

“Related Security” means, with respect to any Pool Receivable:

(a)           all right, title and interest in and to all Contracts and other Pool Receivable Documents that relate to such Receivable;

(b)           all security interests or liens and rights in property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, including all rights in vehicles securing or purporting to secure such payment and any insurance or other proceeds arising therefrom;

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(c)           all UCC financing statements covering any collateral securing payment of such Receivable;

(d)           all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(e)           all rights in any power of attorney delivered by the related Obligor; and

(f)            all rights and claims of the Seller with respect to such Receivable pursuant to the Purchase and Sale Agreement.

“Rental Receivable” means a Receivable which satisfies all of the requirements of the definition of Eligible Receivable except clause [*], provided (i) any such Receivable must have a maturity of [*], (ii) the applicable terms thereof must require [*], (iii) the Obligor thereof must be otherwise current on its obligations under the related Contract, (iv) if applicable, [*].  For purposes of the Net Receivables Pool Balance calculation, the value of Receivables that are Rental Receivables is limited to the product of (i) aggregate Outstanding Balance of all Eligible Receivables that are Rental Receivables and (ii) the Applicable Rental Receivables Advance Rate.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .27 or .28 of PBGC Reg. §4043.

“Restricted Payments” has the meaning set forth in paragraph (o)(i) of Exhibit IV of the Agreement.

“Salvage Vehicle” means any vehicle [*]; provided that such vehicle [*].  For purposes of the Net Receivables Pool Balance calculation, the value of Receivables that are originated for the purpose of financing Salvage Vehicles is limited to [*].

“S&P” means Standard and Poor’s Ratings Services.

“Secured Parties” means, collectively, the Purchasers, the Purchaser Agents, the Agent and the Program Support Providers.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller’s Share” means the Seller’s share of Collections deposited into the Deposit Accounts, calculated as 100% minus the Aggregate Participation.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Payment Date” shall mean each Draw Date.

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“Servicer Report” means a report, in substantially the form of Annex B hereto.

“Servicer Report Date” means the 15th day of each month, or if such day is not a Business Day, the next Business Day.

“Servicing Fee” shall mean the fee referred to in Section 4.6.

“Settlement Date” means each of (a) each Yield Period End Date, (b) any Servicer Payment Date or Backup Servicer Payment Date and (c) any Fee Payment Date.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Special Concentration Percentage” means, without duplication, (i) for [*], (ii) for any other Special Obligor, [*], (iii) for all Special Obligors exceeding the Normal Concentration Percentage (collectively), [*].

“Special Obligor” means the following Obligors, together with their Affiliates [*] and any other Obligor approved in writing by the Agent.

“Specialty Vehicles” means [*].

“Specified Ineligible Receivables” means those Pool Receivables that the Servicer has identified as “Specified Ineligible Receivables” pursuant to Section 4.7.

“Static Rental Receivables Pool Net Loss Rate” means, with respect to Rental Receivables originated and/or serviced by AFC, measured in semi-annual periods (for the avoidance of doubt, from January 1 of any calendar year to and including June 30 of such calendar year and from July 1 of any calendar year to and including December 31 of such calendar year) based on the date of origination, a fraction (expressed as a percentage) the numerator of which is [*].

“Tangible Net Worth” means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such Person’s intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names and capitalized software.

“Termination Date” means the earliest of (i) the Business Day which the Seller so designates by notice to the Agent at least 30 days in advance pursuant to Section 1.1(b), (ii) June 30, 2014 (the “Scheduled Termination Date”), and (iii) the date determined pursuant to Section 2.2.

“Termination Day” means each day which occurs on or after the Termination Date, unless the occurrence of the Termination Date (if declared by the Majority Purchasers pursuant to Section 2.2) is waived in accordance with Section 6.1.

“Termination Event” has the meaning specified in Exhibit V.

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“Termination Fee” means, with respect to any Portion of the Investment of any Purchaser and any Yield Period during which any reduction of such Portion of the Investment occurs on a date other than the Yield Period End Date therefor (without giving effect to any shortened duration of such Yield Period pursuant to clause (b)(iv) of the definition thereof), the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee) which would have accrued during the remainder of such Yield Period on the reductions of Investment had such reductions remained as Investment, exceeds (ii) the income, if any, received by the applicable Purchaser from investing the proceeds of such reductions of Investment, as determined by the related Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Title Attached Receivable” means a Receivable which satisfies all of the requirements of the definition of Eligible Receivable and for which AFC has recorded an account payable subject to the receipt of the certificate of title for the vehicle securing or purporting to secure such Receivable, but has not authorized the release of funds for such vehicle.

“Tractor Receivable” means those Receivables generated as a result of the making of loans to finance the purchase of Tractors.

“Tractors” means [*].

“Transaction Documents” means the Agreement, the Deposit Account Agreements, the Purchase and Sale Agreement, each Originating Lender Sale Agreement, the Performance Guaranty, the Pledge Agreement, the Company Note, each Joinder Agreement, the Backup Servicing Agreement, the Backup Servicing Fee Letter (if any) and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

“Transition Expenses” means all reasonable cost and expenses (including Attorney Costs) incurred by the Backup Servicer in connection with transferring servicing obligations under this Agreement, which shall not exceed the cap established in the Backup Servicing Agreement or the Backup Servicing Fee Letter.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unaffiliated Servicing Fees” means all Servicing Fees payable to an entity, that is not AFC, any Affiliate thereof, or the Backup Servicer, engaged as Servicer hereunder, as such entity and the Agent shall agree.

“Unmatured Termination Event” means an event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“Yield Period” means, with respect to each Portion of Investment of any Purchaser:

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(a)           initially the period commencing on the date of a purchase pursuant to Section 1.2 and ending such number of days thereafter as the Seller shall select, subject to the approval of the applicable Purchaser Agent pursuant to Section 1.2; and

(b)           thereafter each period commencing on the Yield Period End Date of the immediately preceding Yield Period and ending such number of days as the Seller shall select, subject to the approval of the applicable Purchaser Agent pursuant to Section 1.2, on notice by the Seller received by the applicable Purchaser Agent (including notice by telephone, confirmed in writing) not later than 11:00 a.m. (Chicago time) on such Yield Period End Date or the second Business Day prior to such Yield Period End Date if Discount is computed by reference to the Eurodollar Rate, except that if the applicable Purchaser Agent shall not have received such notice or approved such period on or before 11:00 a.m. (Chicago time) on such Yield Period End Date, such period shall be one day; provided, that

(i)            any Yield Period in respect of which Discount is computed by reference to the Bank Rate shall be a period from one to and including 90 days;

(ii)           any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Yield Period is computed by reference to the Eurodollar Rate, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

(iii)          in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a purchase pursuant to Section 1.2, such Yield Period shall be the day of purchase of the Participation; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the Yield Period End Date of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day;

(iv)          in the case of any Yield Period for any Portion of Investment which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Yield Period shall end on such Termination Date and the duration of the initial Yield Period which commences after the Termination Date shall commence on the Termination Date and end on the next Draw Date and thereafter such Yield Period shall commence on the day after such previous Draw Date and end on the next Draw Date; and

(v)           each Yield Period of the Portion of Investment funded by a Non-Revolving Purchaser shall be one calendar month in duration prior to the

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occurrence of the Termination Date (or as otherwise specified in the Joinder Agreement or amendment pursuant to which such Purchaser becomes a party hereto).

“Yield Period End Date” means the last day of each Yield Period.

Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  All terms used in Article 9 of the UCC in the State of Indiana, and not specifically defined herein, are used herein as defined in such Article 9.  Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

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EXHIBIT II

CONDITIONS OF PURCHASES

1.             Conditions Precedent to Initial Purchase and the Effectiveness of the Prior Agreement.  The effectiveness of the Prior Agreement was subject to the conditions precedent (which have been satisfied or waived as of the date hereof) that the Agent receive on or before the date thereof the following:

(a)           A counterpart of the Prior Agreement and the other Transaction Documents duly executed by the parties thereto.

(b)           Certified copies of (i) the resolutions of the board of directors of each of the Seller and AFC authorizing the execution, delivery, and performance by the Seller and AFC of the Prior Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Prior Agreement and the other Transaction Documents and (iii) the articles of incorporation and by-laws of the Seller and AFC.

(c)           A certificate of the secretary or assistant secretary of the Seller and AFC certifying the names and true signatures of the officers of the Seller and AFC authorized to sign the Prior Agreement and the other Transaction Documents.  Until the Agent receives a subsequent incumbency certificate from the Seller and AFC in form and substance satisfactory to the Agent, the Agent shall be entitled to rely on the last such certificate delivered to them by the Seller and AFC, as applicable.

(d)           Financing statements, in proper form for filing under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests of the Agent (for the benefit of the Secured Parties) contemplated by the Prior Agreement and other Transaction Documents.

(e)           Financing statements, in proper form for filing under the applicable UCC, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller or AFC.

(f)            Completed UCC requests for information, dated on or before the date of the Prior Agreement, listing the financing statements referred to in subsection (e) above and all other effective financing statements filed in the jurisdictions referred to in subsection (e) above that named the Seller or AFC as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens, judgments and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Agent requested, showing no such liens on any of the Receivables, Contracts or Related Security.

(g)           Executed copies of a Deposit Account Agreement with each Deposit Account Bank.

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(h)           Favorable opinions of in-house counsel for the Seller and AFC, as to corporate and such other matters as the Agent reasonably requested.

(i)            Favorable opinions of Ice Miller, special counsel for the Seller, ADESA and AFC, as to enforceability and such other matters as the Agent reasonably requested.

(j)            Favorable opinions of Ice Miller, special counsel for the Seller and AFC, as to bankruptcy matters.

(k)           Certificates of Existence with respect to the Seller and AFC issued by the Indiana Secretary of State and articles of incorporation of the Seller certified by the Indiana Secretary of State.

(l)            Evidence (i) of the execution and delivery by each of the parties thereto of the Purchase and Sale Agreement and all documents, agreements and instruments contemplated thereby (which evidence included copies, either original or facsimile, of each of such documents, instruments and agreements), (ii) that each of the conditions precedent to the execution and delivery of the Purchase and Sale Agreement was satisfied to the Agent’s satisfaction, and (iii) that the initial purchases under the Purchase and Sale Agreement were consummated.

(m)          Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as constituted the Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings; including any such costs, fees and expenses arising under or referenced in Section 6.4 as provided in the Fee Letter.

(n)           The Fee Letter between the Seller, AFC and the Purchaser Agents contemplated by and delivered pursuant to Section 1.5.

(o)           A Servicer Report representing the performance of the portfolio purchased through the Purchase and Sale Agreement and the Prior Agreement for the month prior to closing.

(p)           Such confirmations from the rating agencies as were required by any Purchaser in its respective sole discretion.

2.             Conditions Precedent to the Effectiveness of this Agreement.  The effectiveness of the Agreement is subject to the condition precedent that the Agent shall have received on or before the date hereof the following, each in form and substance satisfactory to the Agent:

(a)           A counterpart of the Agreement and the other Transaction Documents duly executed by the parties thereto.

(b)           Certified copies of (i) the resolutions of the board of directors of each of the Seller and AFC authorizing the execution, delivery, and performance by the Seller and AFC

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of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and (iii) the articles of incorporation and by-laws of the Seller and AFC (to the extent such documents have been modified since they were last delivered to the Agent).

(c)           A certificate of the secretary or assistant secretary of the Seller and AFC certifying the names and true signatures of the officers of the Seller and AFC authorized to sign the Agreement and the other Transaction Documents.

(d)           Favorable opinions of in-house counsel for the Seller and AFC, as to corporate and such other matters as the Agent may reasonably request.

(e)           Favorable opinions of Ice Miller, special counsel for the Seller and AFC, as to enforceability and such other matters as the Agent may reasonably request.

(f)            Evidence of payment by the Seller of all fees, costs and expenses then due and payable to the Purchasers or the Agent (including, without limitation, any such fees payable under the Fee Letter), together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings.

(g)           A Portfolio Certificate dated as of the last Friday immediately prior to the date hereof, together with a floorplan receivables summary dated as of the date hereof.

(h)           Such confirmations from the rating agencies as shall be required by any Purchaser in its sole discretion.

(i)            A current list of all branch offices, loan processing offices or other locations at which the Pool Receivable Documents are being held.

(j)            Evidence of the filing of appropriate UCC-3 amendments to reflect the revisions to the collateral description.

(k)           Such other approvals, opinions or documents as the Agent may reasonably request.

3.             Conditions Precedent to All Purchases and Reinvestments.  Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

(a)           in the case of each purchase, the Servicer shall have delivered to the Agent on or prior to such purchase, in form and substance satisfactory to the Agent, (i) a completed Servicer Report with respect to the immediately preceding calendar month, dated within 30 days prior to the date of such purchase (or a completed Portfolio Certificate, dated as of the last Business Day of the immediately preceding calendar week) and (ii) a completed Portfolio Certificate to the extent a daily Portfolio Certificate is required in accordance with Section 4.2(e)

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of the Agreement, and shall have delivered to the Agent such additional information as may reasonably be requested by the Agent.

(b)           on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i)  the representations and warranties contained in Exhibit III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and

(ii)  no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

(iii)  the sum of the aggregate of the Participations does not exceed 100%; and

(iv) the amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve; and

(c)           the Agent shall have received such other approvals, opinions or documents it may reasonably request.

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EXHIBIT III

REPRESENTATIONS AND WARRANTIES

A.            Representations and Warranties of the Seller.  The Seller represents and warrants as follows:

(a)           The Seller is a corporation duly incorporated and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

(b)           The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller’s use of the proceeds of purchases and reinvestments, (i) are within the Seller’s corporate powers, (ii) have been duly authorized by all necessary corporate action of the Seller, (iii) do not contravene or result in a default under or conflict with (1) the Seller’s charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of the Seller’s properties, where, in the cases of items (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect.  The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

(c)           No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party other than those previously obtained or UCC filings.

(d)           Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(e)           Since December 31, 2010 there has been no material adverse change in the business, operations, property or financial condition of the Seller or AFC, the ability of the Seller or AFC to perform its obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.

(f)            (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller before any Government Authority or arbitrator and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation

EX-III-1

or consent order of or with any Government Authority or arbitrator, that, in the case of each of foregoing clauses (i) and (ii), could reasonably be expected to have a Material Adverse Effect.

(g)           The Seller is the legal and beneficial owner of the Pool Receivables free and clear of any Adverse Claim, excepting only Permitted Liens; and has acquired all of the Originator’s right, title and interest in, to and under the Related Security.  Upon each purchase or reinvestment, the Agent (for the benefit of the Secured Parties) shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Aggregate Participation, in each Pool Receivable then existing or thereafter arising, free and clear of any Adverse Claim, excepting only Permitted Liens, in the Collections with respect thereto and in the Seller’s right, title and interest in, to and under the Related Security and proceeds thereof.  The Agreement creates a security interest in favor of the Agent (for the benefit of the Secured Parties) in the items described in Section 1.2(d), and the Agent (for the benefit of the Secured Parties) has a first priority perfected security interest in such items.  No effective financing statement or other instrument similar in effect naming AFC or the Seller as debtor or seller and covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto or any Deposit Account is on file in any recording office, except those filed in favor of the Agent (for the benefit of the Secured Parties) relating to the Agreement.

(h)           [Reserved].

(i)            Each Servicer Report, Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or any Purchaser Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent and any such Purchaser Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(j)            The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office(s) where the Seller keeps its records concerning the Pool Receivables are located at the address set forth under its signature to this Agreement.

(k)           The names and addresses of all the Deposit Banks, together with the account numbers of the Deposit Accounts of the Seller at such Deposit Banks, are specified in Schedule II to the Agreement.

(l)            The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

(m)          Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in any Purchaser, the Agent or any Purchaser Agent.

(n)           No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U and X of the Federal Reserve Board.

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(o)           Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation.

(p)           No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, any Participation or from the application of the proceeds therefrom, which constitutes a Termination Event.

(q)           The Seller and the Servicer have complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

(r)            The Seller has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

(s)           The Seller’s complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent pursuant to paragraph (l)(vi) of Exhibit IV.

(t)            The authorized capital stock of Seller consists of 1,000 shares of common stock, no par value, 100 shares of which are currently issued and outstanding.  All of such outstanding shares are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by AFC.

(u)           The Seller has filed all federal and other tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing.

(v)           The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)          No “accumulated funding deficiency” (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA) exists with respect to any Single Employer Plan, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.  Neither the Seller nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Seller nor any ERISA Affiliate would become subject to any liability under ERISA if the Seller or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent.

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B.            Representations and Warranties of the Servicer.  The Servicer represents and warrants as follows:

(a)           The Servicer is a corporation duly organized and in existence under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

(b)           The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, (i) are within the Servicer’s corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Servicer, (iii) do not contravene or result in a default under or conflict with (1) the Servicer’s charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties, where, in the cases of items (2), (3) and (4), such contravention, default or conflict has had or could reasonably be expected to have a Material Adverse Effect.  The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

(c)           No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.

(d)           Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(e)           There is no pending or threatened action or proceeding affecting the Servicer before any Governmental Authority or arbitrator which could have a Material Adverse Effect.

(f)            The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

(g)           the Servicer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority or arbitrator, that, could reasonably be expected to have a Material Adverse Effect.

(h)           Each Servicer Report, Portfolio Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or any Purchaser Agent in connection with the Agreement is or

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will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent and any such Purchaser Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(i)            The principal place of business and chief executive office (as such terms are used in the UCC) of the Servicer and the office(s) where the Servicer keeps its records concerning the Pool Receivables are located at the address set forth under its signature to this Agreement or the Backup Servicing Agreement, as applicable.

(j)            The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority.

(k)           Neither the Servicer nor any Affiliate of the Servicer has any direct or indirect ownership or other financial interest in any Purchaser, the Agent or any Purchaser Agent.

(l)            The Servicer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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EXHIBIT IV

COVENANTS

Covenants of the Seller and the Servicer.  Until the latest of the Termination Date, the date on which no Investment of or Discount in respect of any Participation shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchasers, the Purchaser Agents, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

(a)           Compliance with Laws, Etc.  Each of the Seller and the Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller or the Servicer to perform its obligations under any related Contract or under the Agreement.

(b)           Offices, Records and Books of Account, Etc.  The Seller shall provide the Agent with at least 60 days’ written notice prior to making any change in the Seller’s name or jurisdiction of organization or making any other change in the Seller’s identity or corporate structure (including a merger) which could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term is used in the applicable UCC; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.  The Seller and Servicer will also maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c)           Performance and Compliance with Contracts and Credit and Collection Policy.  Each of the Seller and the Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(d)           Ownership Interest, Etc.  The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Aggregate Participation, in the Pool Receivables (free and clear of any Adverse Claim excepting only Permitted Liens) and the Collections with respect thereto and the Seller’s right, title and interest in, to and under the Related Security and the proceeds thereof, and a first priority perfected security interest in the items described in Section 1.2(d), in favor of

EX-IV-1

the Agent (for the benefit of the Secured Parties), including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent (for the benefit of the Secured Parties) under the Agreement as the Agent may request.

(e)           Sales, Liens, Etc.  The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (excepting only Permitted Liens) upon or with respect to, any or all of its right, title or interest in, to or under, any item described in Section 1.2(d) (including without limitation the Seller’s undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph (e).

(f)            Extension or Amendment of Receivables.  After the occurrence and during the continuance of a Termination Event or an Unmatured Termination Event or after the Termination Date (or if a Termination Event or Unmatured Termination Event would result therefrom), neither the Seller nor the Servicer shall extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive any term or condition of any related Contract in any material respect.

(g)           Change in Business or Credit and Collection Policy.  Without the prior written consent of the Majority Purchasers, neither the Seller nor the Servicer shall make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the collectibility of the Pool Receivables or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under any related Contract or under the Agreement.  Neither the Seller nor the Servicer shall make any material change to its standard operating practices or procedures with respect to the Pool Receivables (including, by way of example, its practice of granting waivers relative to the Credit and Collection Policy) without providing each Rating Agency and the Agent prior written notice thereof to the extent such change would impact a material portion of the Pool Receivables [*].

(h)           Audits.  Each of the Seller and the Servicer shall, from time to time during regular business hours, upon reasonable prior notice as requested by the Agent, permit the Agent or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Servicer relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller and the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller’s or Servicer’s performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters; provided, however, that the Agent shall not be reimbursed for more than two such examinations in any year (including any examinations conducted pursuant to any other Transaction Document but excluding any audit conducted pursuant to Section 4.2(a)) unless (x) a Level One Trigger has occurred and is continuing, in which case the Agent shall be reimbursed for four such examinations per year in addition to any audits conducted pursuant to Section 4.2(a) or (y) a

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Termination Event or Unmatured Termination Event has occurred, in which case the Agent shall be reimbursed for all such examinations.

(i)            Change in Deposit Banks, Deposit Accounts and Payment Instructions to Obligors.  Neither the Seller nor the Servicer shall add or terminate any bank as a Deposit Bank or any account as a Deposit Account from those listed in Schedule II to the Agreement without (i) the prior written consent of the Agent and (ii) in the case of a new Deposit Account and/or Deposit Bank, the applicable Deposit Bank has executed, and the applicable Deposit Account is subject to, a Deposit Account Agreement consented to in writing by the Agent.

(j)            Deposit Accounts.  Each Deposit Account shall at all times be subject to a Deposit Account Agreement.  Neither the Seller nor the Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Deposit Account, the Liquidation Account or the Cash Reserve Account cash or cash proceeds other than Collections of Pool Receivables; provided that, with respect to the Deposit Account held at [*] (numbered [*]), only cash attributable to “cash collateral” (as such term is defined in the applicable Contract) shall be deposited into such account and such amounts shall be separately tracked and individually identified on the Servicer Report.  In addition, any such “cash collateral” amounts so set aside with respect to a particular Obligor shall be held in the aforementioned Deposit Account until such amounts are either (i) transferred to the Liquidation Account, if such amounts are being applied to such Obligor’s related Receivables (in such event, the “cash collateral” so applied shall be deemed Collections) or (ii) returned to such Obligor, if such Obligor has paid its related Receivables in full or as specified in the related Contract documentation.

(k)           Marking of Records.  At its expense, the Seller (or the Servicer on its behalf) shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Aggregate Participation related to such Receivables and related Contracts have been sold in accordance with the Agreement.

(l)            Reporting Requirements.  The Seller will provide to the Agent and each Purchaser Agent (in multiple copies, if requested by the Agent) (except that with respect to paragraphs (i), (ii), (iii) and (iv), the Seller will cause AFC (or, with respect to paragraph (iv), the Servicer), to provide to the Agent, each Purchaser Agent, the Backup Servicer (in the case of paragraph (iii)) and (in the case of items (iii)(a), (iv) and (xiii)) each Rating Agency, the following:

(i)            (I)  as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of AFC in a format acceptable to the Agent the consolidating balance sheet of AFC and its consolidated subsidiaries as of the end of such quarter and statements of income of AFC and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person and (II) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of KAR, the unaudited consolidated balance sheet of KAR and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of

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income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter;

(ii)           (I) as soon as available and in any event within 90 days after the end of each fiscal year of AFC, (A) a copy of the annual report for AFC and its consolidated subsidiaries, containing financial statements for such year audited by KPMG LLP or other independent certified public accountants acceptable to the Agent, and (B) the consolidating balance sheet of AFC and the income statement of the Seller for such year certified by the chief financial officer of the Seller, and (II) as soon as available and in any event within 90 days after the end of each fiscal year of KAR, a copy of the audited consolidated balance sheet of KAR and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, reported on by KPMG LLP or other independent certified public accountants of nationally recognized standing;

(iii) (a) as soon as available and in any event not later than the Servicer Report Date, a Servicer Report as of the calendar month ended immediately prior to such Servicer Report Date and (b) unless the Agent has otherwise agreed in writing, a Portfolio Certificate as of each Friday, delivered on the third Business Day of the next calendar week (or as of each Business Day to the extent required by Section 4.2(e)).  Each Servicer Report shall contain a current list of all branch offices, loan processing offices or other locations at which records and documents relating to the Pool Receivables (including, without limitation, any related Contracts and vehicle certificates of title) (collectively, the “Pool Receivable Documents”) are held by the Servicer. The Servicer shall provide each Rating Agency with prior notice of any material change to the form of Servicer Report and get their consent thereto prior to implementing any such change.

(iv)          as soon as possible and in any event within three days after the occurrence of each Termination Event and Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or event and the action that the Seller has taken and proposes to take with respect thereto;

(v)           promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files with respect to a Plan under ERISA or the Internal Revenue Code with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Seller or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such ERISA Affiliate in excess of $250,000;

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(vi)          at least 60 days prior to any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

(vii)         such other information respecting the Pool Receivables, the Related Security (including inventory reports by branch, Obligor, vehicle identification number, and other descriptions sufficient to identify the Related Security) or the condition of operations, financial or otherwise, of the Seller or AFC as the Agent or any Purchaser Agent may from time to time reasonably request;

(viii)        promptly after the Seller obtains knowledge thereof, notice of any litigation, regulatory ruling, default under any Originating Lender Sale Agreement or other event which could reasonably be expected to prevent any Originating Lender from originating Receivables or transferring Receivables to the Originator following origination;

(ix)           promptly after the Seller obtains knowledge thereof, notice of the commencement of any proceedings instituted by or against any of the Seller, the Servicer or the Originator, as applicable, in any federal, state or local court or before any governmental body or agency, or before any arbitration board, in which the amount involved, in the case of the Servicer or Originator, is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought or any litigation or proceeding relating to any Transaction Document;

(x)            promptly after the occurrence thereof, notice of any event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(xi)           notice of any material change to the Credit and Collection Policy or any amendment, waiver, extension, termination or replacement of the KAR Credit Facility (with a copy thereof) and an execution copy of the underlying credit agreement with respect to the KAR Credit Facility, in each case, upon execution thereof;

(xii)          as soon as possible and in any event within 30 days after the Seller knows or has reason to know of: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is a Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any lien in favor of the Pension Benefit Guaranty Corporation or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or the Seller or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of any Plan; and

(xiii)         as soon as available and in any event upon the earlier to occur of (x) 45 days following the end of a fiscal quarter (90 days, in the case of the fourth fiscal quarter in any fiscal year) and (y) the day a compliance certificate is delivered

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pursuant to the KAR Credit Facility, a compliance certificate setting forth computations in reasonable detail satisfactory to the Majority Purchasers demonstrating compliance with the financial covenants of KAR thereunder.

(m)          Separate Corporate Existence. Each of the Seller and AFC hereby acknowledges that the Purchasers, the Agent and the Purchaser Agents are entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from AFC.  Therefore, from and after the date hereof, the Seller and AFC shall take all reasonable steps to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of AFC, the Originator and any other Person, and is not a division of AFC or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in paragraph (a) of this Exhibit IV, the Seller and AFC shall take such actions as shall be required in order that:

(i)  The Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Receivables from the Originator, entering into agreements for the servicing of such Receivables, selling undivided interests in such Receivables and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(ii)  Not less than one member of Seller’s Board of Directors (the “Independent Directors”) shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers of the Originator or any of its Affiliates.  The Seller’s Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Seller unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action.  The Independent Directors’ fiduciary duty shall be to the Seller (and creditors) and not to the Seller’s shareholders in respect of any decision of the type described in the preceding sentence.  In the event an Independent Director resigns or otherwise ceases to be a director of the Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (ii) or any individual who has any other type of professional relationship with the Originator or any of its Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

(iii)  No Independent Director shall at any time serve as a trustee in bankruptcy for Originator or any Affiliate thereof;

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(iv)  Any employee, consultant or agent of the Seller will be compensated from the Seller’s own bank accounts for services provided to the Seller except as provided herein in respect of the Servicing Fee.  The Seller will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to the Seller by payment of the Servicing Fee;

(v)  The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service its Receivables.  The Seller will pay the Servicer a monthly fee based on the level of Receivables being managed by the Servicer.  The Seller will not incur any material indirect or overhead expenses for items shared between the Seller and the Originator or any Affiliate thereof which are not reflected in the Servicing Fee.  To the extent, if any, that the Seller and the Originator or any Affiliate thereof share items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Originator shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

(vi)  The Seller’s operating expenses will not be paid by Originator or any Affiliate thereof unless the Seller shall have agreed in writing with such Person to reimburse such Person for any such payments;

(vii)  The Seller will have its own separate mailing address and stationery;

(viii)  The Seller’s books and records will be maintained separately from those of the Originator or any Affiliate thereof;

(ix)  Any financial statements of the Originator or KAR which are consolidated to include the Seller will contain detailed notes clearly stating that the Seller is a separate corporate entity and has sold ownership interests in the Seller’s accounts receivable;

(x)  The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Originator and any Affiliate thereof;

(xi)  The Seller will strictly observe corporate formalities in its dealings with the Originator and any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of the Originator or any Affiliate thereof.  The Seller shall not maintain joint bank accounts or other depository accounts to which the Originator or any Affiliate thereof (other than AFC in its capacity as Servicer) has independent access and shall not pool any of the Seller’s funds at any time with any funds of the Originator or any Affiliate thereof;

(xii)  The Seller shall pay to the Originator the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers the Seller and any Affiliate thereof, but

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the Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to the Originator or any Affiliate thereof (other than the Seller); and

(xiii)  The Seller will maintain arm’s length relationships with the Originator and any Affiliate thereof.  The Originator or any Affiliate thereof that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services.  Neither the Seller nor the Originator or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

(n)           Mergers, Acquisitions, Sales, etc.

(i)  The Seller shall not:

(A)  be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Pool Receivable or any interest therein) other than pursuant to this Agreement;

(B)  make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for obligations incurred pursuant to the Transaction Documents; or

(C)  create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

(o)           Restricted Payments.

(i)  General Restriction.  Except in accordance with subparagraph (ii), the Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from the Originator.  Actions of the type described in this clause (i) are herein collectively called “Restricted Payments”.

(ii)  Types of Permitted Payments.  Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to the Originator and only in one or more of the following ways:

(A)  Seller may make cash payments (including prepayments) on the Company Note in accordance with its terms; and

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(B)  if no amounts are then outstanding under the Company Note, the Seller may declare and pay Dividends.

(iii)  Specific Restrictions.  The Seller may make Restricted Payments only out of Collections paid or released to the Seller pursuant to Section 1.4(b).  Furthermore, the Seller shall not pay, make or declare:

(A)  any Dividend if, after giving effect thereto, Seller’s Tangible Net Worth would be less than [*]; or

(B)  [*].

(p)           Use of Seller’s Share of Collections.  Subject to clause (o) above, the Seller shall apply its share of Collections to make payments in the following order of priority:  first, the payment of its expenses (including, without limitation, the obligations payable to Purchasers, the Affected Persons, the Agent, the Purchaser Agents and the Agent under the Transaction Documents), second, the payment of accrued and unpaid interest on the Company Note, third, the payment of the outstanding principal amount of the Company Note, and fourth, other legal and valid corporate purposes permitted by the Agreement.

(q)           Amendments to Certain Documents.

(i)  The Seller shall not amend, supplement, amend and restate, or otherwise modify the Purchase and Sale Agreement, the Company Note, any other document executed under the Purchase and Sale Agreement, the Deposit Account Agreements, the Backup Servicing Agreement, the Backup Servicing Fee Letter (if any) or the Seller’s articles of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the prior written consent of the Agent.  The Seller shall obtain confirmation of the then—current rating of the Notes from S&P prior to amending the Seller’s articles of incorporation.

(ii)  The Originator shall not enter into, or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

(r)            Incurrence of Indebtedness.  The Seller shall not (i) create, incur or permit to exist any Debt or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers’ acceptances, except for Debt incurred pursuant to the Company Note and liabilities incurred pursuant to or in connection with the Transaction Documents or otherwise permitted therein.

(s)           Lot Checks.  The Seller shall, or shall cause the Servicer to, conduct Lot Checks of the Obligors according to the Originator’s customary practices or such more frequent intervals as may reasonably be requested by the Agent.

(t)            Cash Collateral Amounts.  With respect to each Eligible Receivable, if the related Contract (or related documentation) includes a “cash collateral” feature, then all such

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“cash collateral” shall be deposited to the Deposit Account held at [*] (numbered [*]) and such amounts shall be used to secure the obligations of the related Obligor.”

(u)           Article 122a.  On any date on which the Net Receivables Pool Balance is greater than zero (1) AFC shall own 100% of the outstanding equity (including amounts represented by the Loss Reserve) of the Seller; (2) the equity in the Seller shall represent at least [*] of the Net Receivables Pool Balance (i.e., by virtue of the Loss Percentage being in excess of [*]); (3) AFC shall not enter into any credit risk mitigation short positions or any other hedges with respect to its equity interest in the Seller or the Eligible Receivables (including amounts represented by the Loss Reserve); (4) in each Servicer Report, AFC shall represent (a) that it continues to own 100% of the outstanding equity of the Seller and (b) that no credit risk mitigation, short positions or any other hedges with respect to its equity interest in the Seller or the Eligible Receivables (including amounts represented by the Loss Reserve) have been entered into; and (5) AFC shall provide to any Purchaser or Purchaser Agent which is subject to European Union Directive 2006/48/EC (the “CRD”) all information which such Purchaser or Purchaser Agent reasonably requests or requires in order for such Purchaser or Purchaser Agent to comply with its obligations under Article 122(a)(4) and (5) of the CRD.

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EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a)           Any Person which is the Servicer shall fail to (1) make when due any payment or deposit to be made by it under the Agreement or any other Transaction Document or (2) set aside or allocate all accrued and unpaid Program Fee, Discount or Servicing Fee in accordance with Section 1.4(b) and in each case, such failure shall remain unremedied for two Business Days after the earlier of (i) the Servicer’s knowledge of such failure and (ii) notice to the Servicer of such failure; or

(b)           The Seller shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which the Seller then has with respect to the servicing of the Pool Receivables, or (ii) to make any payment required under the Agreement or any other Transaction Document, and in either case such failure shall remain unremedied for two Business Days after notice or discovery thereof; or

(c)           Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document or any information or report delivered by the Seller or the Servicer pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect, incomplete (with respect to such information or report delivered) or untrue in any material respect when made or deemed made or delivered; provided, however, if the violation of this paragraph (c) by the Seller or the Servicer may be cured without any potential or actual detriment to any Purchaser, the Agent, any Purchaser Agent, the Backup Servicer or any Program Support Provider, the Seller or the Servicer, as applicable, shall have 30 days from the earlier of (i) such Person’s knowledge of such failure and (ii) notice to such Person of such failure to so cure any such violation before a Termination Event shall occur so long as such Person is diligently attempting to effect such cure; or

(d)           The Seller or the Servicer shall fail to perform or observe any other material term, covenant or agreement contained in the Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the earlier of (i) such Person’s knowledge of such failure and (ii) notice to such Person of such failure (or, with respect to a failure to deliver the Servicer Report or the Portfolio Certificate pursuant to the Agreement, such failure shall remain unremedied for five days); or

(e)           (i) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Debt of the Seller, AFC or KAR or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Debt if the effect of such default is to accelerate the maturity of any such Debt, and, in the case of either clause (i) or clause (ii), the Debt with respect to which non-payment and/or non-performance shall have occurred exceeds, at any point in time, with respect to the Seller or AFC, $1,000,000 in the aggregate for all such occurrences or, with respect to KAR, $35,000,000, in the aggregate for all such occurrences; or

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(f)            The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Aggregate Participation shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Aggregate Participation in each Pool Receivable free and clear of any Adverse Claim, excepting only Permitted Liens and the Collections with respect thereto and the Seller’s right, title and interest in, to and under the Related Security and the proceeds thereof, or (ii) cease to create with respect to all of Seller’s right, title and interest in, to and under the items described in Section 1.2(d)(A) — (F), or the interest of the Agent (for the benefit of the Secured Parties) with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, and in the case of the Pool Receivables, free and clear of any Adverse Claim, excepting only Permitted Liens; or

(g)           The Originator, KAR or Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator, KAR or Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Originator, KAR or Seller shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

(h)           As of the last day of any calendar month, the arithmetic average of the Default Ratios for the most recent [*] shall exceed [*] or the Default Ratio as of the last day of any calendar month shall exceed [*]; or

(i)            As of the last day of any calendar month, the arithmetic average of the Delinquency Ratios for the most recent [*] shall exceed [*] or the Delinquency Ratio as of the last day of any calendar month shall exceed [*]; or

(j)            The Net Spread shall be [*]; or

(k)           At any time the Aggregate Participation exceeds 100% and such condition shall continue unremedied for five days after any date any Servicer Report or Portfolio Certificate is required to be delivered; or

(l)            A Change in Control shall occur; or

(m)          (i) Any “accumulated funding deficiency” (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to

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terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Purchasers, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) the Seller or any ERISA Affiliate shall, or in the reasonable opinion of the Majority Purchasers, is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (iv) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of the Seller or any ERISA Affiliate and such lien shall not have been released within ten Business Days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA or perfect a lien under Section 302(f) of ERISA with regard to any of the assets of Seller or any ERISA Affiliate, or (v) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i), (ii), (iii), (iv) and (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Seller or an ERISA Affiliate in excess of $10,000,000; or

(n)           The Tangible Net Worth of the Seller shall be less than [*] or the Tangible Net Worth of the Originator shall be less than [*]; or

(o)           Any material adverse change shall occur in the reasonable business judgment of the Agent or the Majority Purchasers in the collectibility of the Pool Receivables or the business, operations, property or financial condition of the Originator or the Seller; or

(p)           The Termination Date shall occur or any Purchase and Sale Termination Event (as defined in the Purchase and Sale Agreement) shall occur (whether or not waived by the Seller); or

(q)           The Performance Guaranty shall cease to be in full force and effect with respect to KAR, KAR shall fail to comply with or perform any provision of the Performance Guaranty, or KAR (or any Person by, through or on behalf of KAR) shall contest in any manner the validity, binding nature or enforceability of the Performance Guaranty with respect to KAR; or

(r)            the sum of all of AFC’s Debt (including intercompany loans between AFC and KAR but excluding any guarantee of KAR’s Debt under the KAR Credit Facility), plus the Investment of the Aggregate Participation, plus the outstanding balance of any other recourse or non-recourse transactions exceeds [*]; or

(s)           AFC’s debt (excluding guarantees) to equity ratio is greater than [*]; or

(t)            The aggregate Outstanding Balances of Eligible Receivables shall be less than $100,000,000; or

(u)           The amount on deposit in the Cash Reserve Account shall at any time fail to equal or exceed the Cash Reserve for a period of [*]; or

(v)           (i) any of the Originator, the Seller or the Servicer shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties

EX-V-3

thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provisions of any of the Transaction Documents is not valid and binding on the parties thereto and all appeals therefrom have been decided or the time to appeal has run; or

(w)          the Backup Servicer shall resign or be terminated and no successor Backup Servicer reasonably acceptable to the Agent shall have been appointed pursuant to a replacement Backup Servicing Agreement within 90 days of such resignation or termination; unless on or prior to the first day in which a Backup Servicer is required to be appointed pursuant to this paragraph (x) KAR’s senior unsecured debt shall be rated at least “BBB-” by S&P and “Baa3” by Moody’s; provided, that a Termination Event shall be deemed to occur if no Backup Servicer reasonably acceptable to the Agent shall have been appointed within 90 days following any subsequent withdrawal, suspension or downgrade of such senior unsecured debt ratings of KAR below “BBB-” by S&P or below “Baa3” by Moody’s or, if the applicable rating is “BBB-” by S&P or “Baa3” by Moody’s, the placement of such ratings on credit watch or similar notation; or

(x)            the occurrence of a KAR Financial Covenant Termination Event; or

(y)                                 as of the last day of any calendar month, the arithmetic average of the Payment Rate for the most recent [*] shall be less than [*]; or

(z)            As reported on its consolidated balance sheet, AFC shall fail to maintain (as measured as of the last Business Day of each calendar week) cash and cash equivalents (including, without limitation, any intercompany receivable payable by KAR to AFC upon demand) of at least [*], at least [*] of which must constitute unrestricted cash (i.e., cash that is neither (i) pledged to a third party unrelated to this facility, nor (ii) in an account in which a third party unrelated to this facility has a perfected security interest).

EX-V-4

EXHIBIT VI

PORTFOLIO CERTIFICATE

(see attached)

EX-VI-1

EXHIBIT VI

Form of Portfolio Certificate

AFC Funding Corporation

To:	BMO Capital Markets, as Agent and Fairway Purchaser Agent Deutsche Bank AG, New York Branch, as Monterey Purchaser Agent Barclays Bank PLC, as Salisbury Purchaser Agent

Reference is made to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of April 26, 2011, (herein, as amended or otherwise modified from time to time, called the “Receivables Purchase Agreement”), among AFC Funding Corporation (the “Seller”), Automotive Finance Corporation (the “Servicer”), Fairway Finance Company, LLC, Monterey Funding LLC, and Salisbury Receivables Company LLC as Purchasers, and such other entities from time to time as may become Purchasers thereunder, BMO Capital Markets as Agent and Purchaser Agent for Fairway Finance Company, LLC, Deutsche Bank AG, New York Branch as Purchaser Agent for Monterey Funding LLC, and Barclays Bank PLC, as Purchaser Agent for Salisbury Receivables Company LLC.  Capitalized terms used but not otherwise defined herein are used as defined in the Receivables Purchase Agreement.

The Seller hereby certifies and warrants to you that the following is a true and correct computation as of:				Date [Date]

(1)	Net Receivables Pool Balance
			Amount

	A.	Total of all Receivables in the Receivables Pool	0

	B.	Reduction for: Specified Ineligible Receivables	0

	C.	Reduction for: Title Attached Receivables	0

	D.	Reduction for: ineligible Receivables	0

	E.	Reduction for: special concentration limit - [*] day terms	0

	F.	Reduction for: special concentration limit - [*]	0

	G.	Reduction for: special concentration limit - [*]	0

	H.	Reduction for: special concentration limit - [*]	0

	I.	Reduction for: [*]	0

	J.	Reduction for: [*]	0

	K.	Reduction for: Special Concentration limit - [*]	0

	L.	Net Receivables Pool Balance	0

(2)	Liquidation Account balance excess/(deficit)

	Amount of Collections on deposit in the Liquidation Account (other than amounts transferred thereto from the Deposit Accounts to pay Discount, Servicing Fee, Unaffiliated Servicing Fee, Backup Servicing Fee, Transition Expenses and Program Fees, Note Placement Fee and Indemnified Amounts)		0

(3)	A.	current Investment	0

		[*]
		plus, with respect to a request for an increase of the Purchasers’ Investments, the amount of such increase.	0

		Investment after funding activity	0

	B.	Loss Reserve [*]	#VALUE!

	C.	Investment + Loss Reserve	#VALUE!

	Aggregate Participation TEST: (1L plus 2 must be greater than or equal to 3C)
		[1L]	0
		[2]	0
			0

		[3C]	#VALUE!

		Is Aggregate Participation less than or equal to 100%?	[*]	COMPLIES

(4)	Cash Reserve [*]
		Is Level One Trigger applicable?	No

	A.	Cash Reserve Account balance	0

	B.	Cash Reserve Required Amount	0

	Cash Reserve TEST: (4A must be greater than or equal to 4B)		COMPLIES

IN WITNESS WHEREOF, the SELLER has caused this Portfolio Certificate to be executed and delivered by the Servicer.  In addition, as of the date of this Portfolio Certificate, both AFC and AFC Funding are in compliance with all Representations & Warranties and Covenants. Also, no Termination Events or Unmatured Termination Events have occurred under the RPA.

		Automotive Finance Corporation, as Servicer

		By:

		Name:

		Title:

EXHIBIT VII

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, to induce Purchasers and Agent to enter into the Agreement and, in the case of Purchasers, to purchase the Participation hereunder, the Seller hereby represents, warrants and covenants to Agent and the Purchasers as to itself as follows on the Closing Date and on the date of each purchase and reinvestment in the Participation thereafter:

General

1.             The Agreement creates a valid and continuing security interest (as defined in the Indiana UCC) in the Pool Receivables in favor of the Agent, for the benefit of the Secured Parties, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

2.             The Pool Receivables constitute “accounts,” “payment intangibles,” “general intangibles,” “instruments” or “tangible chattel paper,” within the meaning of the Indiana UCC.

3.             The Cash Reserve Account, the Deposit Accounts and the Liquidation Account and all subaccounts of such accounts, constitute either a “deposit account” or a “securities account”  within the meaning of the Indiana UCC.

4.             The Originator or the Originating Lender, as applicable, thereof has perfected its security interest against the Obligors in the property securing the Pool Receivables (to the extent that a security interest in such property can be perfected by the filing of a financing statement).

Creation

5.             The Seller owns and has good and marketable title to the Pool Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only Permitted Liens.

6.             Originator has received all consents and approvals to the sale of the Pool Receivables to the Seller required by the terms of the Receivables that constitute instruments or payment intangibles.

Perfection

7.             Each of the Originator and the Seller has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from Originator to the Seller pursuant to the Purchase and Sale Agreement and the security interest therein granted by the Seller to the Agent, for the benefit of the Secured Parties, hereunder; and Originator or Originating Lender has in its

EX-VII-1

possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Pool Receivables, and all financing statements referred to in this paragraph contain a statement to the effect that:  A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Agent, for the benefit of the Secured Parties.

8.             With respect to Pool Receivables that constitute an instrument or tangible chattel paper:

Such instruments or tangible chattel paper is in the possession of the Servicer and the Agent has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Agent, on behalf of the Secured Parties, and each of the Originator and the Seller has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law, and all financing statements referred to in this paragraph contain a statement to the effect that:  A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Agent, for the benefit of the Secured Parties.

9.             With respect to the Cash Reserve Account, the Deposit Accounts and the Liquidation Account and all subaccounts of such accounts that constitute deposit accounts, either:

(i) The Seller has delivered to the Agent, for the benefit of the Secured Parties, a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Agent, for the benefit of the Secured Parties, directing disposition of the funds in such accounts without further consent by the Seller; or

(ii) The Seller has taken all steps necessary to cause the Agent, on behalf of the Secured Parties, to become the account holder of such accounts.

10.           With respect to the Cash Reserve Account, the Deposit Accounts and the Liquidation Account or subaccounts of such accounts that constitute “securities accounts” or “securities entitlements” within the meaning of the Indiana UCC:

(i) The Seller has delivered to the Agent, for the benefit of the Secured Parties, a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Agent, for the benefit of the Secured Parties, relating to such account without further consent by the Seller; or

(ii) The Seller has taken all steps necessary to cause the securities intermediary to identify in its records the Agent, for the benefit of the Secured Parties, as the person having a security entitlement against the securities intermediary in each of such accounts.

EX-VII-2

Priority

11.           Other than the transfer of the Receivables to the Seller under the Purchase and Sale Agreement and the security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement, neither the Seller nor the Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pool Receivables or the Cash Reserve Account, the Deposit Accounts, the Liquidation Account or any subaccount of such accounts.  Neither the Seller nor the Originator has authorized the filing of, or is aware of any financing statements against the Seller or the Originator that include a description of collateral covering the Pool Receivables or the Cash Reserve Account, the Deposit Accounts, the Liquidation Account or any subaccount of such accounts other than any financing statement relating to the security interest granted to the Agent, for the benefit of the Secured Parties, hereunder or that has been terminated.

12.           Neither the Seller nor the Originator is aware of any judgment, ERISA or tax lien filings against either the Seller or the Originator.

13.           None of the instruments or tangible chattel paper that constitute or evidence the Pool Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Agent, for the benefit of the Secured Parties.

14.           Neither the Cash Reserve Account, the Deposit Accounts, the Liquidation Account nor any subaccount of such accounts are in the name of any person other than the Seller or the Agent, on behalf of the Secured Parties.  The Seller has not consented to the securities intermediary of any such account to comply with entitlement orders of any person other than the Agent, on behalf of the Secured Parties.

15.           Survival of Perfection Representations.  Notwithstanding any other provision of the Agreement or any other Transaction Document, the Perfection Representations contained in this Exhibit VII shall be continuing, and remain in full force and effect (notwithstanding any termination of the commitments or any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as Investments and all other obligations under the Agreement have been finally and fully paid and performed.

16.           No Waiver.  The parties to the Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the Perfection Representations; and (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach), waive a breach of any of the Perfection Representations.

17.           Servicer to Maintain Perfection and Priority.  The Servicer covenants that, in order to evidence the interests of the Agent, on behalf of the Secured Parties, under this Agreement, Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable including, without limitation, such actions as are

EX-VII-3

requested by the Agent, on behalf of the Secured Parties, to maintain and perfect, as a first priority interest (subject only to Permitted Liens), the Agent’s, on behalf of the Secured Parties’, security interest in the Pool Receivables and Collections with respect thereto and the Seller’s right, title and interest in, to and under the Related Security and the proceeds thereof.  Servicer shall, from time to time and within the time limits established by law, prepare and present to the Agent, on behalf of the Secured Parties, for the Agent, on behalf of the Secured Parties, to authorize (based in reliance on the opinion of counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Agent’s, on behalf of the Secured Parties’, security interest in the Pool Receivables and Collections with respect thereto and the Seller’s right, title and interest in, to and under the Related Security and the proceeds thereof as a first-priority interest (subject only to Permitted Liens) (each a “Filing”).  Servicer shall present each such Filing to the Agent, on behalf of the Secured Parties, together with (x) an opinion of counsel as to perfection and such other matters as the Agent may reasonably request with respect to such Filing, and (y) a form of authorization for the Agent’s, on behalf of the Secured Parties’ signature.  Upon receipt of such opinion of counsel and form of authorization, the Agent, on behalf of the Secured Parties, shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of Originator, the Seller, or the Agent, on behalf of the Secured Parties where allowed by applicable law.  Notwithstanding anything else in the Agreement to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Agent, on behalf of the Secured Parties, in accordance with this paragraph (17).

EX-VII-4

SCHEDULE I

CREDIT AND COLLECTION POLICY

INTRODUCTION	1.0

RESPONSIBILITY AND AUTHORITY	2.0

GOLD ACCOUNTS: Line requests up to $250K US/$300K Canadian (New applications and line increases)	3.0

PLATINUM ACCOUNTS: Line requests over $250K US/$300K Canadian (New applications and line increases)	4.0

CREDIT APPROVAL POLICY	5.0

CASH COLLATERAL	6.0

ADDITIONAL CURTAILMENT POLICY	7.0

AUCTION PURCHASES	8.0

NON-AUCTION PURCHASES	9.0

DEALER QUICK APPS POLICY	10.0

CREDIT FILES & MAINTENANCE	11.0

ANNUAL REVIEW POLICY	12.0

RATE & TERM ADJUSTMENT PROCEDURE	13.0

SPECIAL PROGRAMS	14.0

LOAN SUPERVISION	15.0

APPENDIX A	16.0

SCH-I-1

1.0                               INTRODUCTION

The AFC Board of Directors* has adopted these policies for the purpose of establishing its general credit philosophy, guidelines and limitations.

These credit policies are intended to provide a framework for management to direct credit activities for the company.  While they are intended to be a general guide, it is recognized that specific situations may arise that would require exceptions to the policies stated herein.  Exceptions will be allowed subject to the approval by a majority of the Credit Committee in accordance with sound business practice

*See Appendix A

SCH-I-2

2.0                               RESPONSIBILITY AND AUTHORITY

2.1                               Board of Directors

The AFC Board of Directors has ultimate authority for these credit policies.  In addition to approving this policy, the Board is responsible for reviewing credit standards, procedures and for monitoring the loan portfolio and its performance.  The Board requires sound credit standards, internal and accounting controls, and periodic audits of loan approvals and transactions.

2.2                               Credit Committee

The Credit Committee shall consist of the President and at least four other members.  The President may appoint additional members to the Credit Committee at their discretion.  The current Credit Committee members are:

President and CEO, AFC

Chief Operating Officer, AFC

VP of Finance, AFC

Director of Credit Services, AFC

Financial Controller, AFC

CFO — KAR Holdings

Specific functions and duties of the Credit Committee:

•                  Approve loans in excess of $250K US/$300K Canadian

•                  Monitor compliance with this policy and related procedures

•                  Recommend changes to this policy as necessary

2.3                               Credit Department

AFC shall have the following objectives in its Credit Department:

•                  To set the level of funds and monitor performance to make sure AFC is achieving rates of return adequate to meet budgeted profit objectives

•                  To consider all risks involved with a loan and to evaluate and analyze risk factors during the period that the loan is available

•                  To maintain a moderately aggressive lending posture that achieves reasonable growth objectives

•                  To avoid undue concentrations of exposure to any one credit loan

SCH-I-3

The primary functions of the Credit Department shall be to:

•                  Process loan applications and prepare recommendations for approval by the Credit Department and Credit Committee

•                  Obtain all required loan documentation

•                  Manage force-placed insurance

•                  Establish and updated the credit file for each loan

•                  In addition to these primary duties, other functions may be assigned to the department by the President

The President shall be responsible for the general administration and supervision of the loan portfolio.  He shall monitor compliance with this policy and shall see that reports of loans approved and other lending activities are made to the Credit Committee.  The President or his designee has authority to approve loans up to and including [*].

The Director of Credit Services (DCS) shall have primary responsibility for compliance with the policies stated herein and shall see that proper and complete reports are made to the Credit Committee, and shall be responsible for the day-to-day operation of the Credit Department.  The DCS shall see that loan forms and procedures are updated from time to time, that all Credit personnel are properly trained and that all lending operations are carried out in a prudent and proper manner.  The DCS will ensure proper review of procedures and controls over the credit approval process.  The DCS will establish and maintain approved credit limits.  It is the DCS and/or the Credit Committee’s prerogative to restrict temporary increases in conjunction with line increases or new lines for [*].

The Credit Analyst has authority to approve new loans and existing loan increases up to and including $250K US/$300K Canadian in accordance with the AFC Credit Scorecard.  The Credit Analyst will use reasonable business judgment in addition to the scorecard when approving or declining loan applications.  Loan approvals, which exceed the scorecard limit, require approval by the Assistant Credit Manager, Credit Manager, or DCS.

2.4                               Credit Standards

Credit shall be extended to qualified dealers according to the following criteria:

[*]

Other considerations:

[*]

SCH-I-4

2.5                               Credit Terms

US Standard Terms

Retail

[*]

Curtailments (in contract) on terms < [*] days =[*] Reduction

Curtailments (in contract) on terms > [*] days = [*] Reduction

Rental

[*]

Salvage

[*]

Curtailments are [*]

We also Floorplan Transportation Costs on Salvage currently

SCH-I-5

Canadian Standard Terms

Retail

[*]

Salvage

[*]

Curtailments (in contract) on terms < [*] days = [*] Reduction

Curtailments (in contract) on terms > [*] days = [*] Reduction

We also Floorplan Transportation Costs on Salvage currently

Rental

[*]

SCH-I-6

2.6                               Citizenship

It is AFC’s policy to lend only to U.S. Citizens, Canadian Citizens, and/or Non-U.S. Citizens who are legal permanent residents of the United States (“Legal Permanent Resident”).  When considering whether to extend credit to a Legal Permanent Resident, AFC will do so without regard to the applicant’s specific race, nationality, or ethnic origin; rather it will consider the application under the totality of the circumstances.  The Credit Department will maintain the current legal requirements to be considered a Legal Permanent Resident.  All discrepancies must be discussed with the Legal Department or outside Counsel.

AFC reserves the right, through the Freedom of Information Act (FOIA)/Privacy Act (PA), to require a Legal Permanent Resident to obtain verification of the validity of their documentation via a formal request through the FOIA/PA.

2.7                               Office of Foreign Assets Control (OFAC) verification process

1.              Dealer customers provide AFC, at least, some or all of the documents listed below (depending on the size of their request for funds).  The information contained on these documents is used to validate the identity of said Applicant:

a.              Credit Application

b.              Driver’s License

c.               Dealer License

d.              Person & Corporate Tax Returns

e.               Voided Checks

2.              AFC validates the authenticity of the Applicant via the following methods:

a.              Credit Bureau is pulled to validate person’s authenticity of DOB and SSN

b.              Driver’s License is used to validate person via name, photo, and DOB

c.               LexisNexis is pulled to validate corporate entities

d.              Signatures are also matched on all documents

3.              All documents received as well as information researched are maintained electronically in COSMOS and Visiflow systems, indefinitely.

4.              OFAC data is tracked up front via credit bureau reporting, and periodically through a master pull by the IT Department.

a.              When the Credit Department has an OFAC alert we have on of our Credit Analysts utilize the following procedures to investigate the alert.

5.              Review of the OFAC list is done through the following web sites:

a.              http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml (US)

b.              http://www.osfi-bsif.gc.ca/osfi/index_e.aspx?ArticleID=524 (Canadian)

 i.               To open a list in Excel, first save the list as a text file, then open with Excel

ii.               Hotline number for verification is (800) 540-6322

6.              To verify a SSN:

a.              Verify SSN on COSMOS with a SSN search

SCH-I-7

b.              If SSN does not match, verify SSN on application in Visiflow, search again

c.               If no match, search for Name and Address in LexisNexis

d.              If no match, contact Hotline

Note:  According to the AFAC hotline, if an individual has a valid social security number, that person will not be a match on the OFAC list.  Therefore, if we can verify the social security number through one of our sources the “match” is assumed to be a false positive.

2.8                               Notice of Address Discrepancy Policy

Automotive Finance Corporation and AFC Cal, LLC (referred to herein, collectively, as “AFC”) have adopted this Notice of Address Discrepancy Policy (the “Policy”).  This Policy should be used as guidance for handling Notices of Address Discrepancy that AFC receives from a consumer reporting agency, such as Experian, TransUnion, and Equifax (each an “Agency”).

The federal financial institution regulatory agencies, including the Federal Trade Commission (“FTC”), have determined that a Notice of Address Discrepancy (defined below) is an indicator that a consumer’s identity may have been compromised.  AFC has implemented the Policy to assist in reducing the chance that identity thieves can damage the credit reputations of its customers.  Accordingly, this Policy should be followed each time that AFC receives a Notice of Address Discrepancy.  Any questions regarding this Policy or its implementation should be directed to the Director of Credit Services at 317-843-4750 or sdrehs@autofinance.com.

Notice of Address Discrepancy Defined

A Notice of Address Discrepancy is a notice sent by an Agency to inform AFC of a substantial difference between: (1) the customer’s address that AGC provided in a request for a consumer report: and (2) the address in the Agency’s file for such a customer.

Duty to Form a Reasonable Belief regarding the Identity of a Customer

Upon receipt of a Notice of Address Discrepancy, AFC must take steps to form a reasonable belief that the consumer report that AFC received relates to the customer about whom AFC requested the consumer report.

The first step in forming this reasonable belief is to compare the information in the consumer report with information in AFC’s records regarding the customer.  Information in the following types of documents in AFC’s records should be compared with the information in the consumer report:

1.              The customer’s application(s), any change of address notification(s), and any other customer account records: and/or

SCH-I-8

2.              The customer’s driver’s license, passport, or other unexpired government issued identification.

If a comparison of the information in the consumer report with the information in the foregoing documents does not allow AFC to form a reasonable belief regarding the identity of the customer, AFC should employ one or more of the following methods in order to form such a reasonable belief.

1.              Contacting the customer to discuss the discrepancy;

2.              Independently verifying the customer’s identity through the comparison of information provided by the customer with information obtained from an Agency, public database, or a reputable third party source:

3.              Checking references with other financial institutions; or

4.              Obtaining a financial statement regarding the customer.

Generally, if AFC cannot confirm the customer’s identity, AFC should not open an account for the customer or allow the customer to carry out transactions.  Further, if the customer already has an account with AFC, AFC may need to close the account.

Duty to Furnish a Customer’s Address to an Agency

Upon receipt of a Notice of Address Discrepancy, AFC also must take steps to confirm the correct address for the relevant customer.  In order to make this determination, AFC should follow the procedure outlined above relating to forming a reasonable belief regarding the identity of a customer.

After AFC has reached a reasonable determination regarding the correct address for a customer, and if all of the following elements are satisfied, AFC must furnish the customer’s confirmed address to the Agency that sent AFC the Notice of Address Discrepancy;

1.              AFC has formed a reasonable belief that the consumer report actually relates to the customer about whom AFC requested the report.

2.              AFC establishes a continuing relationship with the customer (e.g. AFC allows the customer to open an account, AFC provides the customer with requested funds, etc); and

3.              AFC regularly furnishes information to the relevant Agency in the ordinary course of business (e.g. AFC regularly provides the relevant Agency with information regarding its customers’ creditworthiness).

If AFC confirms the customer’s address and determines that it is necessary for AFC to furnish the customer’s address to an Agency, the confirmed address should be included in AFC’s next regularly scheduled delivery of information to the relevant Agency.

SCH-I-9

2.9                               Credit Limits and Advances

Since credit limits may be set or altered by a State from time to time, the Credit Department and Legal Department will monitor this on an ongoing basis.  Additionally, it might be a requirement of a State to have a minimum advance on the dealer’s line.  These regulations will also be monitored and adjusted accordingly.  Currently the State of CA has an INITIAL minimum advance requirement of $5,000.

The Credit Department reserves the right to alter a dealer’s credit limit based on the above factors as well as performance concerns and overall utilization.

SCH-I-10

3.0          GOLD ACCOUNTS: Line requests to $250K US/$300K Canadian (New applications and line increases)

3.1           New Application

Application Process:

The credit process is initiated when the branch receives a completed and signed application from a dealer.  The branch must enter the application and reference information into the COSMOS computer system and send to the Corporate Credit Department.  A Credit Analyst within the Credit Department will complete a credit analysis which includes a bank account analysis (from 3 months banks statements), credit bureau, UCC/lien search, KO Book check, credit summary, and credit scorecard.  [*].

3.2           Existing Credit Lines

Credit Line Increase Requests:

Minimum Requirements:

[*]

The branch should submit the documents above via the computer system (EDMS), to the Credit Department.

3.3           Contract Documents Required:

Required Documents:

1.     Sole Proprietorship and Partnerships

[*]

2.     Corporations

[*]

3.     LLCs

[*]

In all cases the Dealer must provide [*].  This must be provided BEFORE the account is activated for use by the Dealer in COSMOS.

SCH-I-11

4.0          PLATINUM ACCOUNT: Line requests over $250K US/$300K Canadian (New applications and line increases)

When a request for a platinum package is received at the corporate Credit Department the following steps will be taken:

4.1           Platinum Package Review

4.1.1       Complete Packages

•      If the package is complete, the Branch Manager will be able to see updates on the weekly Platinum Stats Sheet that is sent out at the end of a workweek.

•      The Credit Department will send a final e-mail with the decision from Credit Committee when received.

4.1.2       Incomplete Packages

•      If the package is incomplete, the branch will be e-mailed a list of missing documents.

•      The Credit Department will follow-up with the dealer via a phone call and/or letter to assist the branch in gathering missing documents, if necessary.

•      If the missing documents are not received within [*], the request will be stale dated.  The package will be scanned into EDMS and originals will be shredded.

•      The package can be resubmitted when complete with updated documents.

4.2           Contents of a Complete Platinum Package

4.2.1       [*].

4.2.2       [*].

4.2.3       [*].

4.2.4       [*].

4.2.5       [*].

4.2.6       A new applicant requires a completed, signed AFC application; a completed signed checklist, [*].

A review requires an AFC Review Worksheet, a completed Dealer Modification Form, [*].

4.2.7       It is necessary to obtain other floorplan sources, current balances and all information related to all auction references listed (There is space for this information on the over $250K US/$300K Canadian Checklist).

4.2.8       [*].

This document can come in many formats, so please utilize your Credit Analyst, Credit Manager, or DCS for assistance in making sure we have the correct information.

4.2.9       LLC (if applicable)- Because of the way the Limited Liability Companies are structured, it is necessary to obtain and send Articles of Organization, and the Operating Agreement (where applicable) to the Credit

SCH-I-12

Department.  Where there is no Operating Agreement required by the state, we will need to see the corporate tax returns.  If there are neither, then AFC will draft a document that must be signed by certain members and/or manager of the Borrower.  We need to identify all Members and Managers.  [*].

There are two common structures of an LLC:

•      Member managed — [*].

•      Manager Managed — [*].

In the event of a discrepancy the Legal Department will be involved in making the appropriate decision.

4.2.10     If a Corporation, please obtain a copy of dealership’s Articles of Incorporation.

4.2.11     Completed $250K US/$300K Canadian checklist signed by Branch Manager verifying that package is complete (can be located on MyKarma).

4.2.12     Security or collateral — It may be necessary to obtain security or collateral in the form of a mortgage.  This possibility should be discussed with the dealer.

If security is needed, the dealer needs to be advised that the average cost of document preparation may exceed [*].  These costs include:

•      A property appraisal

•      A title search

•      The cost for having a Deed of Trust or a Mortgage prepared

If the property being used as collateral is a commercial property, please be aware that these costs could be considerably higher due to [*].

[*].

If the increase is subject to security or collateral, the Credit Department will put the branch in touch with in-house counsel.  When contacted, counsel will know what is required and in most cases can handle internally.

Security or collateral could also be in the form of a certificate of deposit, LOC, or cash.  Any other type of security or collateral should be discussed with a Regional Manager.

4.2.13     All Platinum accounts that have a Credit Line of [*] will be subject to the following additional scrutiny:

[*].

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5.0          CREDIT APPROVAL POLICY

5.1           Gold Accounts: Credit Lines $250K US and $300K Canadian

The Credit Analyst has the authority to credit decision the following:

•      New applications

•      Requests for increases

•      Annual reviews

•      Standard term changes [*].  Non-standard term change requests must be approved by the Credit Manager or the Director of Credit Services.

•      Once an application is approved [*].

5.2           Platinum Accounts:  Credit lines over $250K US and $300K Canadian

Credit lines over $250K US and $300K Canadian are handled in the following manner.

5.2.1       The Sr. Credit Analyst will prepare the credit package and route to the Credit Manager.  At the same time the analyst e-mails their recommendation to the RM and BM.  They have the ability to recommend revising or terminating the request.  The Sr. Credit Analyst may also order a criminal background check at this time with the appropriate authorization.

5.2.2       The Credit Manager will review, make recommendation and route the package to the Divisional VP for their recommendation if available.

5.2.3       The Divisional VP will review the credit package and will make a recommendation to accept, revise, or terminate the request, then the credit package should be given back to the Credit Manager to process the decline.  If they chose to move forward with the request, then the package should be given to DCS.

5.2.4       The DCS will review the file, make a recommendation and then forward it to the remaining credit committee members.

The following are the dollar amounts and the corresponding credit committee members required to approve the request (in addition to the DCS):

•      Loan requests up to [*]

•      VP of Finance, Financial Controller, COO, or another representative as directed by the President

•      Loan requests between [*] up to [*]

•      President, Financial Controller, VP of Finance, COO, or the CFO of KAR Holdings (Two of the five).

•      Loan requests in excess of [*] must be reviewed by every member of the Credit Committee

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*It is not necessary for the President to sign on loan packages under [*]: however, the President may sign in place of any of the individuals listed above.

5.2.5       The file will be returned to the Credit Manager who will prepare a summary term sheet, if necessary.  The package will be routed back to the DCS for review of all recommendations.  It is the credit manager’s and/or the DCS’ responsibility to interpret all recommendations and ensure that a majority of signing members agree on a final decision.

5.2.6       The final decision will be forwarded to the Branch Manager via email and also entered into COSMOS.  The Credit Analyst will detail why the decision was made, if other than requested, in an email to the Branch Manager.

5.2.7       Term change requests require the approval of the following (after RM and Division VP approval):

•      DCS

•      VP of Finance, COO, or another representative as directed by the President.

•      An independent VP or the President can substitute for the above individuals if they are not available.

If a dealer is not contracted within [*] of approval, the dealer must reapply unless an exception is made by the Credit Manager.

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6.0          CASH COLLATERAL

6.1           Policy Statement

This policy outlines a method in which dealers may provide cash collateral as a credit or other enhancement for AFC to consider in AFC’s underwriting process or as otherwise required.

6.2           Guidelines

6.2.1       Process

•      Cash Collateral Accounts may be established through normal (Gold or Platinum) Credit Process or through a collaborative requirement by Operations and Collections

6.2.1.1     Gold or Platinum Credit Process

•      Gold Accounts will follow the New and Existing Gold Credit Line policy with the additional requirement of approval by the Credit Manager or the Director of Credit.  Platinum Accounts will follow the New and Existing Platinum Credit Line policy.

6.2.1.2     Operations / Collections

•      Operations or Collections upon agreement of the other may require that a dealer provide a cash collateral account to AFC and shall notify the Credit Department of the agreed upon cash collateral requirement.

6.2.2       Required Documents

•      Completed Cash Collateral Amendment

6.2.3       Corp Contracts Dept

•      Enter the required minimum balance of the cash collateral in the Status History in COSMOS or in such other readily viewable location in COSMOS

6.2.4       Branch

•      Notify accounting of the new cash collateral account and notify dealer of the terms

•      Collect agreed amount in addition to owed amount with each payment (excluding curtailments unless otherwise agreed) to AFC.

•      Deposit in collateral overage account (not the overage account) in COSMOS

•      If dealer agrees, the branch may collect more than the amount required by the Credit Committee

6.2.5       Accounting / Treasury

•      Transfer monies listed in the Collateral Overage Account in COSMOS to AFC’s Dealer Cash Collateral Account

•      Allocate interest earned on a monthly basis to the respective dealers with cash collateral balances and updates the respective COSMOS Cash Collateral accounts

•      Send 1099INT’s on an annual basis to the respective dealers

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6.2.6       Withdrawals

•      Approval from the Director of Credit or a Credit Committee member in the absence or unavailability of the Director of Credits is required prior to any withdrawal from the Cash Collateral Account.

•      Unless the withdrawal does not cause the Cash Collateral account to be less than the minimum required balance for the Cash Collateral account, prior to granting approval for such withdrawal, the Director of Credit or the Credit Committee member, as the case may be, shall consult with the Legal and Collections department prior to granting approval for any withdrawal from the Cash Collateral Account.

•      If a Cash Collateral Account is terminated via all monies being withdrawn or if more than [*] is withdrawn from a Cash Collateral Account, the dealer’s account must be restricted and must be reviewed by [*].

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7.0          ADDITIONAL EXTENSION OF CURTAILMENT DATE

AFC has the ability to grant addition curtailment(s) beyond contracted terms when deemed a good business decision.  The guidelines outlined below must be followed and the proper approvals must be granted prior to the transaction.

7.1           Extension Guidelines

An additional extension of curtailment date, beyond contract terms for a unit, may be approved with the following qualifiers:

7.1.1                Dealer must have a [*] history with AFC.

7.1.2                No failed lot audits in the last [*].

7.1.3                No NSF’s in the last [*].

7.1.4                No unit should be curtailed past [*]. If an additional extension is necessary, [*] approval is required.

7.1.5                Contract floorplan fees apply.

7.1.6                Any additional extension of curtailment requires [*] the contracted curtailment percentage of the outstanding principal amount plus fees, interest, and any ‘other’ charges.  In COSMOS, the curtailment percentage can be found by accessing the dealership master contract screen, then by right clicking the contract terms and looking for the non-salvage curtailment percentage under the name section of this contract terms’ screen.

7.1.7                The unit must be visually verified, photo verified, or phone verified (at an AFC approved auction) by an AFC employee or an AutoVin Field Manager prior to the COSMOS transaction date.

•      When branch personnel visually inspect or phone verify the unit, the “Additional Curtailment Branch Inspection Form” must be completed and attached to the applicable Bill of Sale/floorplan source document in the dealer’s Title File.

•      Branches may use photos in place of visual inspections when visual inspections are not possible.  There must be at least two photos, one photo of the valid AFC P.O. number for the current week with the Vehicle Identification Number (VIN) plate and one photo of the vehicle.  The branch will receive a daily email in their branch inbox with their Corporately assigned AFC P.O. number.  Each number will be valid for [*].  Branch must attach all inspection photos to the respective paid source document.

•      Salvage units and non-titled units are not eligible for curtailments beyond contract terms.

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7.2           Approvals

1.     1st extension of curtailment beyond contracted terms must be approved by [*].

2.     2nd extension of curtailment beyond contracted terms must be approved by [*].

3.     3rd extension of curtailment or greater beyond contracted terms must be approved by [*].

4.     Approvals must be documented in writing using the Additional Curtailment Request form.  Approvals must be attached to the applicable Bill of Sale/floorplan source document in the dealer’s Title File.

[*].

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8.0          AUCTION PURCHASE

8.1           Policy Statement

This is a purchase in which a unit is purchased through the auction lane of an AFC-approved auction and AFC pays the approved auction directly.  The dealer must present the auction ticket as the loan’s source documentation.

8.2           Auction Purchase Guidelines

8.2.1       Branch employees must verify the transaction by inspecting the related documentation.  The table below explains the parameter for advances made for an AFC Approved Auction Purchase.

8.2.2       When flooring an auction purchase, the COSMOS “Auction” Purchase Type must be used unless the unit is purchased from a non approved auction

8.2.3       The COSMOS “Non-Auction” Purchase Type must be used when flooring an auction purchase from a non-AFC approved auction.

8.2.4       [*].

[*]	Maximum AFC Advance	COSMOS Floorplan Date	Additional AFC Fee
[*]	Up to [*]	[*]	No
[*]	Up to [*]	[*]	[*]
[*]	Up to [*]	[*]	[*]

8.2.5       [*].

8.2.6       Canadian Advances:  When comparing the value guides with the auction ticket, [*].  However, when advancing the funds for the unit, [*].

8.3           Approved Auction Purchase Required Documentation

8.3.1       Negotiable Title or Manufacturers Statement of Origin (MSO) / Manufacturers Certificate of Origin.

8.3.2       Auction Ticket (the auction ticket must include the following legible items: Buyer’s Name, Seller’s Name, Sale Date, Year, Make, Model, Mileage, Full VIN and Sale Price).

8.3.3       For Canadian Bill of Sales, Buyers signatures are required.  The branch must stamp every Canadian Bill of Sales (excluding Alberta). The stamp

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indicates: “Original Ownership held at (the branch name including phone number) and Dealer Cannot Apply for Duplicate or Loss of Ownership.”

8.3.4       The Branch Manager may approve up to [*] over the approved value guide’s value as long as the total amount does not exceed [*]. (Applies to auction purchases greater than [*]).

8.3.5       Inspections must take place prior to releasing funds.  (Applies to auction purchases greater than [*]).

8.4           Units with Floorplanned Amounts Over [*]

•      The total floorplan fee for this privilege is [*].  [*] approval required for units with floorplanned amounts over [*].

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9.0          NON-AUCTION PURCHASE (NAP)

9.1          Policy Statement

This is a purchase in which a unit is not purchased through the auction lane of an AFC approved auction.  [*].  The dealer must provide appropriate source documentation showing how they acquired the unit and the cost they incurred in doing so.  When flooring a Non-Auction Purchase (NAP), the COSMOS “Non-Auction” Purchase Type must be used.

9.2          Non-Auction Purchases Guidelines

There are many ways a dealer can acquire inventory.  The three that occur most often are:

1.     Dealer takes unit on trade from a retail customer

2.     Dealer trades inventory with another dealer (new or used)

3.     Dealer directly purchases from another dealer (new or used), fleet organization or other automotive entity

[*]	Maximum AFC Advance	Additional Administrative Fee Charged to Dealer
[*]	Up to either [*] (whichever is less). Inspection Required.	Yes – [*]
[*]	Up to [*] (whichever is less). Inspection Required.	Yes – [*]

9.2.1       Required Documentation

•      Negotiable Title or Manufacturers Statement of Origin (MSO) / Manufacturers Certificate of Origin, approved value guide, Advance Checklist form and an Original Bill of Sale (must include legible Buyer’s Name, Seller’s Name, Sale Date, Year, Make, Model, Mileage, Full Vehicle Identification Number (VIN), Sale Price and Buyers Signature.  If unit is a retail trade-in, the Bill of Sale must also include a trade-in allowance amount).

9.2.2       The branch must stamp every Canadian Bill of Sale (excluding Alberta).  The stamp indicates: “Original Ownership Held at (the branch name including phone number) and Dealer Cannot Apply for Duplicate or Loss Ownership.”

9.2.3       The Branch Manager may approve up to [*] over the approved guide’s value as long as the total amount does not exceed the bill of sale.

9.2.4       Required inspections must take place within [*] business days of the COSMOS transaction date and prior to releasing funds.

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9.2.5       Approved Value Guides (the selected Value Guide must be geographically specific to the flooring branch’s location where applicable): A copy of the value guide used must be attached to the Bill of Sale.

9.2.6       Canadian Advances

•      When comparing the value guides listed below with the auction ticket, [*].  However, when advancing the funds for the unit, [*].

One of the following [*] guides must be consulted initially:

•      [*]

Only if a value is not available in one of the above [*] guides, should the following value guides be used (No web-based consumer value guides are allowed to be used when they represent retail values):

•      [*]

9.2.7       Branches may use photos in place of visual inspections when visual inspections are not possible.  There must be at least two photos, one photo of the valid AFC P.O. Number for the current week with the VIN plate and one photo of the vehicle.  The branch will receive a daily email in their branch inbox with their corporately assigned AFC P.O. number.  Each number will be valid for [*]. Branch must attach all inspection photos to the respective paid source document.

9.2.8       [*].

9.3          Non-Auction Purchase Privileges

9.3.1       [*] = All accounts begin with [*] of the credit line available for non-auction purchases.

9.3.2       For an increase above the [*] non-auction purchase privilege the account must have paid off [*]; at that point the branch must ask their Regional Manager for an increase recommendation.  The Regional Manager forwards their recommendation to the Admin Services Email box for review and approval.  Admin Services will send recommendation to the Credit Manager or Director of Credit Services.  The Credit Manager or Director of Credit Services recommends the proper NAP percentage amount and will manually enter into COSMOS.

9.3.3       This privilege is driven by overall Dealer performance and types of vehicles floored.  [*].

9.4          Reminders for Non-Auction Purchases

9.4.1       [*].

9.4.2       Branches must aggressively follow-up on all outstanding titles from “indirect” advances.  Outstanding titles should never age over [*] from the date on which AFC funds were mailed.  If additional time is needed, Regional manager approval is required.

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9.4.3       When advancing funding directly to the seller without possession of the title, the seller must be contacted to confirm that the seller has possession of the title and that the seller will forward the title to AFC upon receipt of the related AFC funding advance.  This confirmation with the seller must be documented on the Advance Checklist form noting the following information on the Advance Checklist form: name of AFC employee confirming, name of representative for the seller with whom confirmation was obtained, phone number used for confirmation, date of confirmation.

9.4.4       If direct funding to seller/lien holder (see section 7.0 below for additional guidelines, seller, etc.) use “I” title status (In Transit to Home Branch).

9.4.5       Branches must conduct complete inspections of the collateral in accordance with the Advance Checklist form.

9.4.6       Branches must have original title prior to all direct funding.

9.4.7       Digital pictures are acceptable means of inspection.

9.5          Units with Floorplanned Amounts Over [*]

•      The total floorplan fee for this privilege is [*] for the first contracted term.  Regional Manager approval required for units with floorplanned amounts over [*].

9.6          Refloorplanning

•      A refloor is defined as the same VIN floored again for the same dealer that previously floored that VIN.  Units are only to be refloored if a sale to a customer is arbitrated, unwound, or the dealer has previously paid off the unit (a period of time greater than [*] should have passed) and would like to put the unit back on the floorplan.  [*] approval is required for all refloors.  Branch inspection is also required for all refloors (physical or photo inspections are allowable).  Required inspections must take place within [*] business days of the COSMOS transaction date and prior to releasing funds.

9.7          Lien-Holder Direct Pay

9.7.1       Designed to enable AFC to directly fund lien holders on trade-ins floored by AFC dealers.

9.7.2       Pay only the lien holder since this program applies only to trade-ins.

9.7.3       Do not pay a lien holder if the lien holder is an entity related to the flooring dealer like a finance company the flooring dealer operates.  Only pay lien holders like Banks, Credit Unions, Captive Finance Companies (like [*]), Sub prime Lenders (like [*]), and Manufacturers that are not entities related to the flooring dealer.

9.7.4       When flooring the unit in the COSMOS Add Floorplan screen, the “Auction/NAP Source” number must be the source number for the lien holder to be paid.  This source number must be set up by Admin Services

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prior to entering the new floorplan.  The “Vehicle Source” number must be the COSMOS number of the flooring dealer.

9.7.5       Since these Non-Auction Purchases are being funded without possession of the title (or without the lien statement for consumer title holding states) or without the ownership/registration in Canada, the branch must complete a Title Release Form [*] following all of the steps outlined in [*] that Title Release Form for all Non-Auction Purchase floorings in which AFC directly pays the lien holder upon flooring a trade-in for an AFC dealer.  Upon receipt of title (or upon receipt of the lien statement for consumer title holding states or upon receipt of the ownership/registration in Canada), the branch must ensure that the title is unencumbered (i.e. free of any liens) and properly reassigned to the flooring AFC dealer.  If, upon receipt, a title is encumbered, the branch must ensure they obtain immediate lien release or proof of satisfaction.  If, upon receipt, a title is not properly reassigned to the flooring AFC dealer, the branch must immediately coordinate with the flooring AFC dealer to properly execute the required assignment.

9.7.6       Upon sending the Direct Payment to the lien holder, the branch must also send a completed Lien Holder Direct Pay form [*] along with the check to the lien holder.

9.7.7       Immediate pay down by the flooring dealer is required at the time of flooring for any advances over [*].

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10.0        DEALER QUICK APPS POLICY

10.1        Purpose

Quick Apps were designed to allow the branches to take greater advantage of sales opportunities.  A Quick App will allow a dealer to begin flooring on the day of sale and gather full, supporting documentation after the sale.  The dealer must leave one check per car with the branch on sale day.

Quick Apps are to be used for special situations which must be pre-approved by the Credit Department prior the event.  The branch will [*] floor vehicles, after which the account will be placed on a no flooring restriction.  The account will remain restricted until a complete application package has been received and reviewed at Corporate.

NOTE:  The credit limit established on quick applications will be determined with limited information.  The account can be re-evaluated for a higher credit limit if more information is provided in the completed application package.

In no case will a Quick App line exceed [*] at the discretion of the Credit Manager.

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11.0        CREDIT FILES AND MAINTENANCE

11.1        Credit File Information

As a matter of policy, all credit files shall be maintained on all loans at the corporate office in electronic format.  Each credit file shall contain:

•      Borrower application for credit (signed and obtained from ALL signers on the account including Guarantors)

•      Credit reports on each Borrower and Guarantor

•      Credit applications review worksheet prepared by the Credit Department

•      Credit review write-up for loans in excess of $250K US/$300K Canadian

•      Copies of [*] for loans in excess of $250K US/$300K Canadian [*]

•      UCC or applicable search

•      Evidence of loan approval

•      Evidence of PMSI filings with other creditors, as necessary (green card or equivalent)

•      Properly executed documents:

•      Promissory Note and Security Agreement

•      Term Sheet

•      Power of Attorney

•      Unconditional Guaranty

•      Other documents necessary to secure AFC’s interest in the loan

•      Any other information deemed necessary by the Credit Department

Dealer Lot Check Documentation shall be maintained by lot check provider and can be retrieved via the web.

11.2        Manufacturer Agreements

Following is the policy regarding Manufacturer Agreements, and the procedures which must be completed prior to executing such agreements.  It is the intention of AFC to fully review each manufacturer for financial stability, quality of product and commitment to integrity at a level equal to which AFC is held.  In order to accomplish this, the following documents are necessary.

•      Financial statements (Audited Statements only):

•      Income statement and balance sheet within the last 90 days

•      Income and balance sheet for prior year-end

•      Tax Returns:

•      Last two years corporate tax returns

•      Miscellaneous:

•      Credit references (minimum of two)

•      Most recent annual report or current business plan

The documents above must be submitted to the Credit Manager.  The Credit Manager will prepare a complete credit package for Credit Committee review.  The package will include a financial analysis, Lexis/Nexis search or equivalent, reference check, business

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summary and credit recommendation.  Every package required the approval of the Credit Committee.

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12.0        ANNUAL REVIEW POLICY

12.1        Purpose

The purpose of this policy is to ensure that the customer’s credit and account performance has been maintained to AFC standards.  All AFC dealer files are reviewed annually by the corporate office.  The branch must update all documentation required for initial approval and submit with recommendation for renewal.  Current financial data should be no more than three months old (exceptions must be approved by the Credit Department).  Platinum account annual reviews require the approval of the Credit Manager, and DCS and one of the following: an Independent VP, COO, Financial Controller, VP of Finance, or the President.

12.2        Change in Dealer Credit limit, Terms, and/or Pricing

There are cases where a dealer’s Credit limit, Terms, and/or pricing may be changed as a result of the Annual review Process.  In such cases the Dealer will need to be re-contracted to reflect their modified line.

Required Documents

Gold Accounts	Platinum Accounts
[*]	[*]

12.3        Platinum Annuals

Platinum annuals require a higher sense of urgency due to the increased exposure that AFC has.  It is critical that we get these reviews processed when due, and that delays be minimal.

12.3.1     Delinquent Platinum Annual Package:

An aggressive line reduction process will be enforced should a Platinum annual review package be delinquent.

•      The credit limit will be reduced by [*] if the completed annual review package goes beyond [*] from its due date.

•      At the end of the [*] from the review due date, the account will be locked out until we have a complete package for review in the Credit Department.

*If you desire your Platinum dealer to be dropped to a GOLD dealer $250K US/$300K CAN, please notify us immediately and this will prevent them from being locked out.

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13.0        RATE & TERM ADJUSTMENT PROCEDURE

The need for rate and term adjustments comes up from time to time.  In order to process these requests quickly, please forward the following to the Credit Department: (forms located on the KAR Portal)

13.1         Procedure

•      Summary write-up [*]

•      Complete a ROGI form [*]

•      Dealer Profile [*]

•      Obtain the [*] and [*] written approval for the request

•      Complete request in COSMOS computer system

•      Submit all of the above for approval to the Credit Department at Corporate

13.2         Gold account standard term changes [*] can be approved by the credit analyst.  Non-standard term changes must be approved by the [*].

13.3         Platinum account non-standard term changes must be approved by the [*] ([*] can substitute if the [*] is not available), and the [*].

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14.0        SPECIAL PROGRAMS

The Operations Department has created several special programs to help facilitate our borrowers and branches.  These programs allow the branches to better serve their dealers while still upholding the desired credit standards of AFC.  The following programs are explained thoroughly below:

•      Temporary Increase and Overlines

•      Float Sales

•      Rental

14.1         Dealer Temporary Increase and Overline Policies

The purpose of these policies is to prevent losses due to over-extended, unmonitored dealers, as well as identify those dealers who may need an increased credit line.  It is designed to document and monitor those dealers who exceed their credit limits.

It is the DCS and/or the Credit Committee’s prerogative to restrict temporary increases in conjunction with line increase or new lines for up to six months.

14.1.1      Temporary Increase Policy

The purpose of the temporary increase is to accommodate a dealers sporadic buying needs and to allow for increased buying power while a credit line increase is being processed.  Dealers are permitted to go over their credit line by an approved amount for a given period of time.  The dealer’s account may fluctuate up and down within that time frame as long as the account balance remains under the temporary approved credit line.  The credit line must be under the standard credit limit by the end of the temporary increase period or the account will be restricted from flooring.

Approval Levels for Temporary Increase**:

•      Credit Manager — up to [*]

•      VP Finance or DCS — up to [*]

•      VP Finance & DCS — over [*]

•      President can substitute for all of the above

**Requests made by someone other than the Branch Manager must copy the Branch Manager in the email request

14.1.1.1           Maximum term for a temporary increase is [*]. The length of the Seasonal Temp Program (STP), when offered, shall not exceed [*].

14.1.1.2           The maximum limit for a temporary increase must not exceed the dealers contracted credit limit.

14.1.1.3           On Gold Accounts there can be NO temporary increase granted that would take them over [*] unless required documentation is submitted for a financial review (Platinum documents) by the Credit Department and Credit Committee.

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Exceptions to this can only be made by the DCS, VP of Finance, or President.

14.1.1.4           On accounts where the Temporary request is [*], the Dealer must submit a current Balance Sheet and Income Statement (not older than 90 days) for review by the DCS and VP of Finance, or their replacements.

14.1.1.5           There can be no more than [*] temporary increases within any [*] month period unless approved by the VP finance or the DCS. If none of the above is available, then the Credit Manager may approve exceptions. Additionally, there can be no more than [*] temporary increase after the STP. For example, [*].

14.1.2      Overline Policy

•      This should be used when a dealer needs to exceed their credit line for a special, one-day event or situations (such as a special sale). The account may not fluctuate up and down; once the dealer is approved for the overage, no more vehicles may be floored until the line is paid back to the normal credit limit.  No overlines that exceed a temporary increase by [*] will be allowed unless approved by the DCS, VP of Finance, or President.  If none of the above is available, then the Credit Manager may approve the exceptions.

Approval Levels for Overline (where no temp. increases are in place)*

•	Branch Personnel	up to [*]
•	RM & VP	up to [*]
•	Assistant Credit Manager	up to [*]
•	Credit Manager	up to [*]
•	VP Finance or DCS	up to [*]
•	VP Finance & DCS	Over [*]
•	President can substitute for all of the above

*Based on performance review of a dealer the Credit Department has the authority to decline any request made.

The above listed differences are based on an average exchange rate of [*].  The actual exchange rate is changed daily in COSMOS. As a result, the Overline/Temporary Increase amounts will differ from the maximums listed above.

14.2         Float Sales – Auction Guaranteed (100% or Partial Guaranteed)

14.2.1      Purpose

•      Float sales are special sales held by an auction to increase sales by allowing dealers to purchase vehicles and not pay for them until sold or within a specified term, whichever comes first.  AFC Participates in order to support the auction.

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14.2.2      Auction Approval (with exception of ADESA locations)

•      Prior to the initial float sale the host auction must be approved by the Credit Committee.  Initial float sale requests must be submitted at least 4 weeks prior to the sale and should have the following documents submitted with the request.

14.2.2.1     Documents attached with Initial Float sale request

[*].

•      Once the host auction is approved by the Credit Committee the auction will be allowed to have float sales for 1 year.  In order to continue having float sales, the auction must be reviewed annually.

*NOTE:          The limit established by the Credit Committee is the maximum amount that the auction can extend to the dealers purchasing at the float sale.  This dollar amount will be treated as a “credit line” — that is, AFC will only floor cars up to the set dollar amount.  The auction can apply for temporary increases if necessary.

14.2.3      Terms and Conditions

•      The term will be stated on the float sale request form (i.e. 30 to 60 days).

•      [*] in accordance with their standard floorplan contract.

•      [*].

14.3         Float Sales — [*] AFC Liability

14.3.1      Purpose

•      Float sales are special sales held by an auction to increase sales by allowing dealers to purchase vehicles and not pay for them until sold or within a specified term, whichever comes first.  AFC participates in order to support the auction.

•      All non-contracted dealers who participate must have a credit limit assigned by the Credit Department and execute a float sale agreement prior to floor planning

14.3.2      Terms and Conditions

•      The term will be stated on the float sale request form (i.e. 30 to 60 days).

•      [*] in accordance with their standard floorplan contract.

•      [*].

14.4         Rental

14.4.1      Rental Floorplans

•      Rental floorplans operate in much the same way retail floorplans do with a few marked exceptions.  In general, rental floorplans are geared toward the segment of the automotive market in the car rental business.  Their fee, interest, and term structure is designed to reflect the nature of the rental industry.  Application procedures for rental accounts mirror those of the retail floorplan.

•      Although rental accounts differ in term and rate, they are maintained to the same standard as a retail account.  Dealers must be reviewed on an annual

SCH-I-33

basis; credit line reviews for increases are completed as well as periodic lot audits.  Additionally, Utilization reports are required on their fleets.

SCH-I-34

15.0        LOAN SUPERVISION

Each Regional and Branch Manager has the duty to review the performance of the loans he or she services and to actively follow up if substantial deviations or problems are detected.  It is the Regional and Branch Managers’ responsibility to notify the appropriate individuals, via a potential loss notice, and to develop a plan to correct the problem.

The policies listed below are the policies that the AFC Credit Department is responsible to oversee regarding problem loans:

•      NSF Policy

•      Contract Execution Policy

•      Direct Dealer Contact

•      Credit References

•      AFC Reinstatement Policy

•      Forced Placed Insurance

•      Cashier’s Check

15.1         NSF Policy

The corporate Administrative Services Department receives notification daily of all NSFs.  The Administration Department posts the checks in the COSMOS computer system and notifies the branch.  COSMOS automatically restricts the account from any further flooring until the following types of funds are deposited upon which it automatically removes the flooring restriction:

•      Cashier’s Check

•      Certified Check

•      Wire Transfer

15.2         Contract Execution Policy

The purpose of this memorandum is to establish AFC’s policy regarding the signing, witnessing, and notarizing of AFC contracts, exhibits, and Amendments.

15.2.1      U.S. Branches/Alberta Dealer

All contracts, exhibits, and amendments must be signed by the dealer in the presence of an AFC employee.  Each branch must have at least one employee who is a notary, and have access to at least on other notary who is known by an AFC employee (i.e. an auction employee).  These notaries and not others will be used to notarize applicable exhibits and amendments, including guaranties.

15.2.2      Canadian Branches/except Alberta Dealers

All contracts, exhibits, and amendments must be signed by the dealer in the presence of two witnesses, at least one of which must be an AFC employee.  If an amendment or exhibit that requires the signature of two witnesses is not signed by both witnesses, it will be returned as incorrect.

SCH-I-35

15.2.3      All Branches

The Notary/Witnesses must be present at the time of signing.  A notarized/witnessed copy of the contract must be given to all signors.  Each branch will verify the identity of the parties and compare signatures on the contract with a signature on a signor’s picture identification in a form of either a driver’s license or passport.  Each branch will also be required to write down the photo ID number of the contract signers at the bottom of the dealer contract application page.

15.3         AFC Reinstatement Policy

Reinstatement is a process to provide credit to a dealer that has previously had a potential loss notice (“PLN”) filed or has previously filed bankruptcy.  The process is initiated by operations and requires credit approval.

•      Once an account is in a PLN status it MUST undergo the reinstatement process unless the situation is rectified within [*]-days of filing the PLN.  All accounts above $250K US/$300K Canadian MUST undergo the reinstatement process.  No exceptions will be made in the reinstatement process.

15.3.1      Reinstatement Process

15.3.1.1         Branch Manager

•      Recommends reinstatement procedures are activated via an email to the respective Regional Manager describing in detail the reason for the request.  The cause of the potential loss, how the potential loss was resolved (i.e. PIF or PN), the current status of the account, and what the dealer has done to prevent reoccurrence of a potential loss must be a part of this recommendation.  The recommended dollar amount of the reinstatement credit line must be less than the previous credit line.  Additionally, if reinstatement is the result of a bankruptcy, then the reinstatement must include the date of the bankruptcy filing, the type of bankruptcy filed, and the date of discharge or dismissal.

15.3.1.2         Regional Manager

•      Reviews the Branch Manager recommendation.  Either concurs or rejects the recommendation.  If rejected — the issue is closed.  If concurs — the recommendation is emailed to the division Vice-President with appropriate comments.

15.3.1.3         Division Vice President

•      Reviews the recommendation. Either concurs or rejects the recommendation. If rejected — the issue is closed. If concurs then the recommendation is emailed to the Collection Manager.

15.3.1.4         Collection Manager

•      Reviews the recommendation and either concurs or rejects with appropriate comments.  If concurs then the Collection Manager forwards the recommendation email to the Director of Collections (if the account has a credit limit greater than $250K US/$300K CAN) or the Credit Manager.

SCH-I-36

15.3.1.5         Director of Collections

•      Reviews the recommendations on all accounts above $250K US/$300K CAN.  If concurs, then forwards information to the Credit Manager.

15.3.1.6         Credit Manager

•      Reviews the recommendation and completes the Review Process Matrix. Upon completion, routes to Director of Credit Services for review.

15.3.1.7         Director of Credit Services

•      Reviews the file and either concurs or rejects the recommendation. If rejected — the issue is closed. If concurs, then the recommendation and Matrix is routed with appropriate comments to the VP of Finance.

15.3.1.8         Credit Manager

•      Determines the final decision from all recommendations and notifies the Contracts Department and the Collections Manager.

15.3.1.9         Collection Manager

•      If recommendation is rejected, dealer file is re-filed with the collection accounts. If concurrence, the lockout is removed, the Branch Manager is notified, and the dealer file is re-filed in the Credit Department as an active dealer.

15.3.2      Requirements

•      AFC Review Worksheet

•      Dealer Request Form (obtained from your Collection Manager) ([*])

•      Lot Audit Summary

•      If a term or rate change, submit a ROGI and approval by Regional Manager

File will be reviewed for the following:

[*]

As a general rule, the standard reinstatement process must be performed when a PLN has been previously entered regardless of the time that has lapsed since the PLN filing. There will be no waivers allowed.

15.4         Credit References

From time to time, AFC is asked to provide credit references for dealers that we have done business with.  In order to protect AFC and its dealers, please forward all inquiries to the corporate Admin Department.

15.5         Dealer Insurance Requirements

This process is to ensure that the dealers have the necessary insurance coverage and that AFC is listed as the loss payee on the insurance policy.  Verification is mandatory prior to the activation of the dealers’ credit facilities.  Dealers’

SCH-I-37

accounts will remain inactive until such proof is received and validated by Dealer Guard.

15.5.1      New Application Process

1.     New Application Credit Approved

2.     Branch should send Proof of Insurance (POI) with dealer license, driver’s license, voided check along with articles if the dealer is a corporation or limited liability company.

a.     POI requirement

  i.   Physical damage coverage — minimum [*] of the credit line

 ii.   Comprehensive and collision coverage — minimum [*] of credit line

iii.   AFC, AFC Cal LLC, or AFCI listed as loss payee (whichever is applicable for the dealer)

3.     If the Dealer does not have insurance, or desires assistance with insurance coverage, then the Branch should give them the Dealer Guard information and advise them that they should contact Dealer Guard directly for coverage information.

4.     New Application will be processed and Contract Approved after all contract requirements have been met (regardless of whether or not POI is provided).

a.     Credit line will be marked “Pending Doc Sign” and will not have the ability to be activated at the Branch level

b.     Do not provide the dealer availability after the contract is signed.

5.     The Contract Specialist will contact Dealer Guard and provide them with (when received from the Branch):

a.     The POI (located in EDMS)

b.     Dealer number

c.     Dealer name

d.     Dealer address

e.     Credit limit amount

6.     Dealer Guard will email the Contract Department that the dealer’s insurance is compliant, or

a.     The Contract Specialist will notify the branch that the insurance IS compliant

7.     Dealer Guard will email the Contract Department that the dealer’s insurance is NOT compliant, and why;

a.     The Contract Specialist will notify the branch (via detailed email), and the branch should;

 i.    Notify the Dealer that their insurance coverage is insufficient and why

ii.    The Branch should follow #3 above

8.     Once we obtain validation of coverage from Dealer Guard, and have the contract documents signed, the Contract Department will activate the dealer’s credit line.

SCH-I-38

15.5.2      Current Dealer Renewal Process

1.     Dealer Guard will send the Admin Department a monthly Renewal spreadsheet.

a.     This file will contain any dealer with insurance overage that is about to expire.

b.     Dealer Guard will send letters to all dealers in the file requesting updated documentation showing that the dealer’s floored inventory is adequately insured.

c.     Dealer Guard requests the information to be sent to them within 30 days.

2.     The Admin Department will send the same Renewal Spreadsheet to the branches monthly.

a.     The branches should communicate to their dealers that updated POI is required to maintain an active credit line and to avoid “forced-place” insurance.

3.     After 30 days, Dealer Guard will send us an updated spreadsheet showing which dealers have complied, and also those that have not complied with the POI requirements.

4.     The Admin Department will lock the dealers who did not supply the new POI to Dealer Guard.

a.     A file will be provided to the Branches showing which dealers were locked.

5.     Dealer Guard will activate “forced-place” insurance on all dealers who have not complied after 30-days.

6.     Those dealers who request that their accounts be unlocked, and “forced-place” insurance coverage removed will have to provide POI first (and the coverage must be compliant with AFC policy guidelines).

7.     If the Dealer does not have insurance, or desires assistance with insurance coverage, the Branch should give them the Dealer Guard information and advise them that they should contact Dealer Guard directly for coverage information.

8.     Once we obtain validation of coverage from Dealer Guard, we will unlock the credit line, and have the “forced-place” insurance coverage removed from the dealer’s line.

SCH-I-39

16.0        APPENDIX A

The AFC Board of Directors is as follows:

•      Don Gottwald, President & CEO of AFC

•      Jim Hallett, President & CEO of ADESA Inc.

•      Brian Clingen, President & CEO of KAR Holdings, Inc.

SCH-I-40

SCHEDULE II

DEPOSIT BANKS AND DEPOSIT ACCOUNTS

Deposit Bank	Deposit Account

[*]	[*]

[*]	[*]

[*]	[*]

[*]

SCH-II-1

SCHEDULE III

NET RECEIVABLES POOL BALANCE CALCULATIONS

(see attached)

SCH-III-1

In calculating NRPB, there should be no duplication of amounts previously reduced from a different category.
Appendix I - Accompanying Spreadsheet
Net Receivables Pool Balance Calculation

Total Pool Receivables	0	(A)

Specified Ineligble Receivables	0	(B)

Total Pool Receivables excluding Specified Ineligible Receivables	(A) - (B)	0	(C)

Title Attached Receivables	0	(D)

Receivables subject to Back-up Servicing Fee	(C) - (D)	0	(E)

ineligible Receivables

Non-US residents, governmental, or other ineligible obligors	0	f1
Delinquent Receivables	0	f2
Defaulted Receivables	0	f3
Obligors with > [*] Defaulted Receivables	0	f4
Short-pays	0	f5
NSF	0	f6
Ineligible contract terms	0	f7
Receivable > [*] without Curtailment	0	f8
Other ineligible vehicle types	0	f9
Term > [*] payoff	0	f10
Obligors subject to bankruptcy or insolvency proceedings	0	f11

Total ineligible Receivables	(sum f)	0	(F)

Eligible Receivables	(E) - (F)	0	(G)

Special concentration limit - [*] Day Terms

[*]Day Terms	(i)	0
[*] Concentration Percentage x (G)	(ii)	0
Excess Concentration	if (i) > (ii), then (ii) - (i)	0	(H)
Reduction to NRPB

Special concentration limit - Extended Curtailment Receivables

Extended Curtailment Receivables	(i)	0
Extended Curtailments > [*] days	(ii)	0
Extended Curtailments delinquent < [*] days	(iii)	0
(ii) + (iii)	0	(I)
Reduction to NRPB
(i) + (ii) + (iii)	0	(T)
Discount percentage	(iv)	[*]

Discounted amount	(T) x (iv)	#VALUE!	j1
Value of (T) at [*] advance rate	(v)	0
[*] Concentration percentage x (G)	(vi)	0

Excess concentration	if (v) > (vi), then (vi) - (v)	0	j2
(sum j)	#VALUE!	(J)
Reduction to NRPB

Special concentration limit - Rental Receivables

Static Rental Recivables Pool Net Loss Rate	0.00%	**	Static Rental Recivables Pool
** Highest result during last three years	Net Loss Rate	Advance rate
Applicable Rental Receivables Advance Rate	[*]	[*]	[*]
[*]	[*]
Large Obligors with Rental Receivables	[*]	[*]
Individual Rental concentration percentage	(i)	[*]
Individual Rental concentration limit	(i) x (G)	#VALUE!

Advance Rate at
Obligor Name	Amount	[*]	Excess Concentrations
[*]	0	#VALUE!	#VALUE!	k1
[*]	0	#VALUE!	#VALUE!	k2
[*]	0	#VALUE!	#VALUE!	k3
[*]	0	0	#VALUE!	k4
[*]	0	0	#VALUE!	k5
Excess concentration	(sum k)	#VALUE!	(K)
Reduction to NRPB

Rental Receivables
All Rental Receivables including large rental Obligors	(ii)	0
Discount percentge (inverse of Appl. Rent. Rcv Adv. Rate)	(iii)	[*]
Discounted amount	(ii) x (iii)	#VALUE!	l1

Value of (ii) at applicable advance rate	z1	#VALUE!	[*]
Individual excess concentrations (not to double count)	z2	#VALUE!	from (K)
Rental Receivables subject to concentration limit	(iv)	#VALUE!	(sum z)

[*] concentration percentage x (G)	(v)	0
Excess concentration	if (iv) > (v), then (v) - (iv)	#VALUE!	l2
(sum l)	#VALUE!	(L)
Reduction to NRPB

Special concentration limit - Specialty Vehicles

Salvage Vehicles		(i)	0	(V)
Discount percentage		(ii)	[*]
Discounted amount			(i) x (ii)		#VALUE!	m1
Value of (V) at [*] advance rate		(iii)	0
[*] concentration percentage x (G)		(iv)	0
Excess concentration	if (iii) > (iv), then (iv) - (iii)				0	m2
						(sum m)	#VALUE!	(M)
							Reduction to NRPB
Specialty Vehicles	Amount	Limit	Concentration limit		Excess concentrations
Motorcycles	0	[*]	0		0	n1
New Cars	0	[*]	0		0	n2
Recreational Vehicles	0	[*]	0		0	n3
Heavy Duty Trucks	0	[*]	0		0	n4
Tractors	0	[*]	0		0	n5
Total (Excluding Salvage)	0	(W)				(sum n)	0	(N)
							Reduction to NRPB
Specialty Vehicles concentration limit
Total Salvage Vehicles		z1	0	from (V)
Total Salvage Vehicles - Excluded from NRPB		z2	#VALUE!	from (M)
Total Other Specialty Vehicles		z3	0	from (W)
Total Other Specialty Vehicles - Excluded from NRPB		z4	0	from (N)
Total Value of Specialty Vehicles included in NRPB				(i)	#VALUE!	(sum z)
[*] Concentration Percentage x (G)				(ii)	0
Excess Concentration					if (i) > (ii), then (ii) - (i)		#VALUE!	(O)
							Reduction to NRPB
Normal concentration limit

Obligor Name	Amount		Concentration limit	Limit	Excess concentrations
Obligor 1	0		0	[*] * (G)	0	p1
Obligor 2	0		0	[*] * (G)	0	p2
Obligor 3	0		0	[*] * (G)	0	p3
Obligor 4	0		0	[*] * (G)	0	p4
Obligor 5	0		0	[*] * (G)	0	p5
Obligor 6	0		0	[*] * (G)	0	p6
Obligor 7	0		0	[*] * (G)	0	p7
Obligor 8	0		0	[*] * (G)	0	p8
Obligor 9	0		0	[*] * (G)	0	p9
Obligor 10			0	[*] * (G)	0	p10
						(sum p)	0	(P)
							Reduction to NRPB

Special concentration Limit - Special Obligors

Obligor Name	Amount		Concentration Limit	Limit	Excess concentrations
Special Obligor 1	0		0	[*] * (G)	0	q1
Special Obligor 2	0		0	[*] * (G)	0	q2
Special Obligor 3	0		0	[*] * (G)	0	q3
Special Obligor 4	0		0	[*] * (G)	0	q4
Special Obligor 5	0		0	[*] * (G)	0	q5
Special Obligor 6	0		0	[*] * (G)	0	q6
Special Obligor 7	0		0	[*] * (G)	0	q7
Special Obligor 8	0		0	[*] * (G)	0	q8
Special Obligor 9	0		0	[*] * (G)	0	q9
Special Obligor 10	0		0	[*] * (G)	0	q10
						(sum q)	0	(Q)
							Reduction to NRPB

All Obligors exceeding [*] Normal concentration limit (aggregate concentration limit [*])

					Value of Recivables for
Obligor Name	Amount		Concentration Limit	Limit	Obligors exceeding [*]
Special Obligor 1	0		0	[*] * (G)	0	r1 (limited to [*])
Special Obligor 2	0		0	[*] * (G)	0	r2 (limited to [*])
Special Obligor 3	0		0	[*] * (G)	0	r3 (limited to [*])
Special Obligor 4	0		0	[*] * (G)	0	r4 (limited to [*])
Special Obligor 5	0		0	[*] * (G)	0	r5 (limited to [*})
Special Obligor 6	0		0	[*] * (G)	0	r6 (limited to [*])
Special Obligor 7	0		0	[*] * (G)	0	r7 (limited to [*])
Special Obligor 8	0		0	[*] * (G)	0	r8 (limited to [*])
Special Obligor 9	0		0	[*] * (G)	0	r9 (limited to [*])
Special Obligor 10	0		0	[*] * (G)	0	r10 (limited to [*])

Total of Special Obligors exceeding [*]		(i)	0	(sum r)
[*] concentration percentage x (G)		(ii)	0
Excess concentration					if (i) > (ii), then (ii) - (i)		0	(R)
							Reduction to NRPB

Total of discounts and excess concentrations					(Sum H through R)		#VALUE!	(S)

Net Receivables Pool Balance						(G) + (S)	#VALUE!

SCHEDULE IV

ELIGIBLE CONTRACTS

Eligible contracts are available upon request.

SCH-IV-1

SCHEDULE V

TAX MATTERS

None.

SCH-V-1

SCHEDULE VI

COMPETITOR FINANCIAL INSTITUTIONS

[*].

SCH-VI-1

ANNEX A

FORM PURCHASE NOTICE

[Date]

BMO Capital Markets 115 S. LaSalle Street, 13W Chicago, Illinois 60603 Attention: Conduit Management	Deutsche Bank AG 60 Wall Street, 19th Floor New York, NY 10005 Attn: DB Funding & Admin	Barclays Bank PLC 745 Seventh Avenue New York, NY 10019 Attn: Luis Nieves

Ladies and Gentlemen:

Reference is hereby made to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of April [26], 2011 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among AFC Funding Corporation (the “Seller”), Automotive Finance Corporation, as servicer (the “Servicer”), Fairway Finance Company, LLC, Monterey Funding LLC, and Salisbury Receivables Company, LLC as Purchasers and such other entities from time to time as may become purchasers thereunder, BMO Capital Markets Corp., as Agent and Purchaser Agent for Fairway Finance Company, LLC, Deutsche Bank AG as Purchaser Agent for Monterey Funding LLC, and Barclays Bank PLC as Purchaser Agent for Salisbury Receivables Company LLC. Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

As provided on the Purchase/Paydown Request dated as of today’s date, this letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement.  Seller desires to sell a Participation on [next Business Day] for an aggregate purchase price of $[           ].  Seller requests an initial Yield Period of 1 to 90 days for such Participation.

Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

(i)            the representations and warranties contained in Exhibit III to the Receivables Purchase Agreement are true and correct on and as of such date of such Purchase as though made on and as of such date;

(ii)           no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or Unmatured Termination Event;

(iii)          the sum of the aggregate of the Participations does not exceed 100%;

(iv)          the amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve.

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

AFC FUNDING CORPORATION

By:
Name Printed: [Authorized signer]

Title: [Authorized signer title]

Annex A-1

ANNEX B

FORM OF SERVICER REPORT

(see attached)

Annex B-1

AFC FUNDING CORPORATION
Servicer Report	Dated:	30-Apr-11	Inputs
	# of Days in Month:	30

Fourth Amended and Restated Receivables Purchase Agreement dated as of April 26, 2011 among AFC FUNDING CORPORATION as Seller, AUTOMOTIVE FINANCE CORPORATION, as Servicer,  FAIRWAY FINANCE COMPANY, LLC ,MONTEREY FUNDING, and SALISBURY RECEIVABLES COMPANY as Purchasers, and BMO Capital Markets, Deutsche Bank, and Barclays Bank as Purchaser Agents

30-Apr-11
		Fairway	Monterey	Salisbury	Total

Part I.	Purchase Limit, Investment Amount, and Participation as of

A.	Purchase Limit
Purchase Limit %
B.	Aggregate Investment Amount (Excludes Cash Wired from [*])
C.	Cash wired from Collection Account
D.	Aggregate Investment Amount (Net of Cash Wired from [*])
E.	Aggregate Loss Reserve Calculation
F.	Collateral Balance = (Net Receivables Pool Balance + Excess in Liq. Acct )
G.	Participation = [(D+E /F)]

Part II.	Receivables Rollforward and Aging Report

See Section I details on Receivables Pool Balance calculated as of the Month End Date.

Part III.	Concentration Limits and Net Portfolio Balance

See Section II details on Receivables Pool Balance calculated as of the Month End Date.

			$	%
Part IV.	Required Reserves (Section III)

A.	Loss Reserve (incl Cash Res)	Loss Reserves and Percentage Minimum Level (Min % * Investment)

B.	Cash Reserve (part of LR)	Minimum Level (Min % * Investment)

			Actual	Trigger Level

Part V.	Performance Triggers (Section IV)

A.	[*]
In Compliance
B.	[*]				In Compliance
C.	[*]				In Compliance
D.	[*]				In Compliance
E.	[*]				In Compliance
F.	[*]				In Compliance
G.	Net Spread Test				In Compliance
H.	[*]

I.	[*]

		Actual	Trigger Level

Part VI.	Financial Triggers & Covenants (Section V)

A.	Bankruptcy			In Compliance
B.	Material Adverse Change			In Compliance
C.	IRS section 6323 Lien			In Compliance
D.	Change in Control			In Compliance
E.	KAR Financial Covenant Violation			In Compliance
F.	AFC owns 100% of Seller’s Equity which represents [*] of NRPB			In Compliance
G.	No credit risk mitigation, short position, or other hedges with respect to AFC’s equity interest			In Compliance
H.	Cross Acceleration of Corporate Debt (Seller or AFC > $ MM; KAR > $ MM)			In Compliance
I.	AFC consolidated cash equivalents are at least $ MM (incl $ MM unrestricted cash)			In Compliance
J.	Level One Trigger Event			In Compliance
K.	Servicer’s Debt + Investment Limitation			In Compliance
L.	Tangible Net Worth Test (AFC)			In Compliance
M.	Tangible Net Worth Test (Seller)			In Compliance
N.	Leverage Ratio (Debt / Equity) of AFC - Quaterly			In Compliance

Timing
Part VII.	Reporting Requirements

A.	Reporting Period [*]
B.	Report Dates [*]
C.	Quarterly Financial Statements - Seller & Servicer [*]
D.	Annual Financial Statements - Seller & Servicer [*]
E.	KAR Compliance Certificate [*]
F.	Material Changes to Servicer Report [*]

Part VIII.	Representations & Warranties

The Servicer certifies the figures on the Servicer Report to be true and complete, no Termination Events as forth in Exhibit V have occurred, and the representations and warranties set forth in Exhibit III of the Receivables Purchase Agreement are true and correct as of the date hereof.

(Delivered by the Servicer, on behalf of the Seller pursuant to Exhibit IV(l) of the Receivables Purchase Agreement)

Automotive Finance Corporation, as Servicer

By:

Name Printed:

Title:

Date:

SECTION I - Receivables Information

I.	Receivables Rollforward
		Current Month	Mar-11	Feb-11	Jan-11	Dec-10	Nov-10
A)	Beginning Principal Balance
B)	Pre-existing Specialty Vehicle Receivables
C)	Receivables Floorplanned
D)	Principal Receipts
E)	Write-Offs
F)	A/R Converted to Notes
G)	Ending Principal Balance [A + B - C - D - E]	—	—	—	—	—	—

Finance Charge Collections
G)	Interest
H)	Floorplan Fee
I)	Other Fees
J)	Finance Charge Collections

Write-Offs
K)	Total Write-Offs
L)	Write-Offs > [*] Days
M)	Total Converted to Notes
N)	Converted to Notes > [*] Days

II.	Receivables Aging Report
A)	Current
B)	[*] Days Past Due
C)	[*] Days Past Due
D)	[*] Days Past Due
E)	[*] Days Past Due
F)	[*] Days Past Due
Total Receivables [A + B + C + D + E + F]
Average Maturity (ref purposes only)

Difference

III.	Payment Rate / Implied Turnover
A)	[*]			Specified Ineligible Receivables
B)	[*]			(Assets sold to AFC Funding Corp., but not eligible for the Net Receivables Pool Balance. These items are not included in the rollforward and are not aged)
[*]

V.	Delinquent Receivables			Affiliated Obligors			—
	Receivables [*] days past due						—
VI.	Defaulted Receivables						—
Receivables [*] days past due

VII.	Obligor Information
Number of Active Dealers
Average Dealer Size

SECTION II - Concentrations & NRPB

In calculating NRPB, there should be no duplication of amounts previously reduced from a different category.

Net Receivables Pool Balance Calculation

	Total Pool Receivables			(A)

	Specified Ineligble Receivables			(B)

	Total Pool Receivables excluding Specified Ineligible Receivables	(A) - (B)		(C)

	Title Attached Receivables			(D)

	Receivables subject to Back-up Servicing Fee	(C) - (D)		(E)	Prior ME Recvs subj:

ineligible Receivables

	Non-US residents, governmental, or other ineligible obligors	f1
	Delinquent Receivables	f2
	Defaulted Receivables	f3
	Obligors with > [*] Defaulted Receivables	f4
	Short-pays	f5
	NSF	f6
	Ineligible contract terms	f7
	Receivable > [*] without Curtailment	f8
	Other ineligible vehicle types	f9
	Term > [*] payoff	f10
	Obligors subject to bankruptcy or insolvency proceedings	f11

	Total ineligible Receivables	(sum f)	0	(F)

	Eligible Receivables	(E) - (F)	0	(G)

Special concentration limit - [*] Day Terms

[*] Day Terms (i)
	[*] Concentration Percentage x (G) (ii)	0
	Excess Concentration	if (i) > (ii), then (ii) - (i)	0	(H)
Reduction to NRPB

Special concentration limit - Extended Curtailment Receivables

Extended Curtailment Receivables	(i)
Extended Curtailments > [*] days	(ii)
Extended Curtailments delinquent < [*] days	(iii)
					(ii) + (iii)	0	(I)
	(i) + (ii) + (iii)	0	(T)			Reduction to NRPB
Discount percentage	(iv)
Discounted amount			(T) x (iv)	0	j1
Value of (T) at % advance rate	(v)	0
.0% Concentration percentage x (G)	(vi)	0
Excess concentration		if (v) > (vi), then (vi) - (v)		0	j2
					(sum j)	0	(J)
						Reduction to NRPB

Static Rental Recv Pool Net Loss Rate

	Jul-Dec 2010	Jan-Jun 2010	Jul-Dec 2009	Jan-Jun 2009	Jul-Dec 2008	Jan-Jun 2008

Total Write offs
Recoveries
Net Write-offs
Agg Initial Pool Bal (Rental Recvs)

Net Loss Rate	0.00%	0.00%	0.00%	0.00%	#DIV/0!	#DIV/0!
	pass	pass	pass	pass	#DIV/0!	#DIV/0!

Special concentration limit - Rental Receivables

Static Rental Recivables Pool Net Loss Rate	.	**	Static Rental
** Highest result during last three years			Recivables Pool	Advance rate
Applicable Rental Receivables Advance Rate	0.00%		[*]	[*]
			[*]	[*]
			[*]	[*]

Large Obligors with Rental Receivables
Individual Rental concentration percentage (i)
Individual Rental concentration limit		(i) x (G)	0

Obligor Name	Amount	Advance Rate at 0.00%	Excess
Large Rental Obligor 1		0	0	k1
Large Rental Obligor 2		0	0	k2
Large Rental Obligor 3		0	0	k3
Large Rental Obligor 4		0	0	k4
Large Rental Obligor 5		0	0	k5
Excess concentration				(sum k)	0	(K)
					Reduction to NRPB

Rental Receivables
All Rental Receivables	(ii)

Discount percentge (inverse of Appl. Rent. Rcv Adv. Rate)	(iii)
Discounted amount		(ii) x (iii)	0	l1

Value of (ii) at applicable advance rate	x1	0.00%
Individual excess concentrations (not to double count)	x2	from (K)
Rental Receivables subject to concentration limit	(iv)	(sum x)

.0% concentration percentage x (G)	(v)
Excess concentration		if (iv) > (v), then (v) - (iv)	0	l2
				(sum l)	0	(L)
					Reduction to NRPB

Special concentration limit - Specialty Vehicles

Salvage Vehicles	(i)		(V)
Discount percentage	(ii)
Discounted amount			(i) x (ii)	0	m1
Value of (V) at [*] advance rate	(iii)	0
.0% concentration percentage x (G)	(iv)	0
Excess concentration		if (iii) > (iv), then (iv) - (iii)		0	m2
					(sum m)	0	(M)
						Reduction to NRPB

Specialty Vehicles	Amount	Limit	Concentration limit		Excess concentrations
Motorcycles			0		0	n1
New Cars			0		0	n2
Recreational Vehicles			0		0	n3
Heavy Duty Trucks			0		0	n4
Tractors			0		0	n5
Total (Excluding Salvage)	0	(W)				(sum n)	0	(N)
							Reduction to NRPB

Specialty Vehicles concentration limit
Total Salvage Vehicles		(i)	0	from (V)
Total Salvage Vehicles - Excluded from NRPB		(ii)	0	from (M)
Total Other Specialty Vehicles		(iii)	0	from (W)
Total Other Specialty Vehicles - Excluded from NRF		(iv)	0	from (N)
Total Value of Specialty Vehicles included in NRPB				(iv)	0
[*] Concentration Percentage x (G)				(v)	0
Excess Concentration					if (iv) > (v), then (v) - (iv)		0	(O)
							Reduction to NRPB

Normal Concentration limit

Obligor Name	Amount	Concentration limit	Limit	Excess concentrations
Large obligor 1		0		0	p1
Large obligor 2		0		0	p2
Large obligor 3		0		0	p3
Large obligor 4		0		0	p4
Large obligor 5		0		0	p5
Large obligor 6		0		0	p6
Large obligor 7		0		0	p7
Large obligor 8		0		0	p8
Large obligor 9		0		0	p9
Large obligor 10		0		0	p10
					(sum p)	0	(P)
						Reduction to NRPB

Special Concentration limit - Special Obligors

Obligor Name	Amount	Concentration Limit	Limit	Excess concentrations
Special Obligor 1		0		0	q1
Special Obligor 2		0		0	q2
Special Obligor 3		0		0	q3
Special Obligor 4		0		0	q4
Special Obligor 5		0		0	q5
Special Obligor 6		0		0	q6
Special Obligor 7		0		0	q7
Special Obligor 8		0		0	q8
Special Obligor 9		0		0	q9
Special Obligor 10		0		0	q10
					(sum q)	0	(Q)
						Reduction to NRPB

All Obligors exceeding [*] Normal Concentration limit (aggregate concentration limit [*])

Obligor Name	Amount	Concentration Limit	Limit	Value of Recivables for Obligors exceeding [*]
Special Obligor 1	0	0		0	r1 (limited to [*])
Special Obligor 2	0	0		0	r2 (limited to [*])
Special Obligor 3	0	0		0	r3 (limited to [*])
Special Obligor 4	0	0		0	r4 (limited to [*])
Special Obligor 5	0	0		0	r5 (limited to [*])
Special Obligor 6	0	0		0	r6 (limited to [*])
Special Obligor 7	0	0		0	r7 (limited to [*])
Special Obligor 8	0	0		0	r8 (limited to [*])
Special Obligor 9	0	0		0	r9 (limited to [*])
Special Obligor 10	0	0		0	r10 (limited to [*])

Total of Special Obligors exceeding .0%	(i)	0	(sum r)
.0% concentration percentage x (G)	(ii)	0
Excess concentration				if (i) > (ii), then (ii) - (i)	0	(R)
					Reduction to NRPB

Total of discounts and excess concentrations				(Sum H through R)	0	(S)

Net Receivables Pool Balance				(G) + (S)	0

SECTION III - Required Reserves

A)	[*]				0.00%	Month Delinquency Ratio
B)	[*]				0.00%	Apr-11
C)	Loss Reserve Ratio (Calculated Below)				#DIV/0!	Mar-11
D)	Minimum Loss Percentage					Feb-11
E)	Loss Percentage [*]				#DIV/0!	Jan-11
Dec-10
	Loss Percentage (1-Loss Percentage)				#DIV/0!	Nov-10
Oct-10
XI.	Loss Reserve Calculation	Fairway	Monterey	Salisbury	Total	Sep-10
A)	Total Investment	0	—	0	0	Aug-10
B)	Cash wired in from collection accounts				—	Jul-10
C)	Loss Percentage/(1-Loss Percentage)				#DIV/0!	Jun-10
	Loss Reserve [A - B * C]				#DIV/0!	May-10

	loss reserve - default % component:					3-Mo Avg Default Ratio
F)	[*]				0.00%	Apr-11
G)	[*]				0.00%	Mar-11
H)	[*]				—	Feb-11
I)	Outstanding Balance of Eligible Receivables				0	Jan-11
	Loss Reserve Ratios [G * H/I]				#DIV/0!	Dec-10
Nov-10
XII.	Cash Reserve Account					Oct-10
A)	Excess Spread [*]				#DIV/0!	Sep-10
B)	Excess Spread [*]				#DIV/0!	Aug-10
C)	[*]				#DIV/0!	Jul-10
	[*]					Jun-10
					#DIV/0!	May-10

D)	[*]				0.00%
Maximum Delinquency Ratio

Fail

	[*]				#DIV/0!

E)	Required Reserve Calculation:
	Has Level I Trigger Ever Occurred					(Must enter either “Yes” or “No”)
	Calculation Date of Most Recent Level I Trigger Violation					(fill in manually)
	Has the Most Recent Level I Trigger Been Cured					(Must enter either “Yes” or “No”)
	Calculation Date Level I Trigger was Cured					(fill in manually)
Has the Level I Trigger been cured for [*]?
	Level I Trigger Applicable (occurred and not cured for [*]) ?				No

F)	Cash Reserve Percentage				[*]
G)	Aggregate Investments (Fairway + Monterey + Salisbury)	0
H)	Required Cash Reserve Amount [F * G]				#VALUE!
I)	Actual Cash Reserve Balance				—	In Compliance

XIII.	Total Reserves
A)	Loss Reserve				#DIV/0!
B)	Cash Reserve [from XII. H)]				#VALUE!
	Total Reserve $ [A + B]				#DIV/0!

	Total Reserve % [A + B]				#DIV/0!

C)	Investment + Loss Reserve [A + F]				#DIV/0!

XIV.	Liquidation Account Balance	Fairway	Monterey	Salisbury	Total	[*] Backup Servicing Fee calculation
A)	Liquidation Account Balance					[*]	[*]
B)	Last Billing Paid					[*]	[*]
C)	Discount				—	[*]	[*]
D)	Utilization Fee (From Billing)				—	[*]	[*]
E)	Facility Fee (From Billing)				—	[*]	{*]
F)	Note Placement Fees				—	[*]	[*]
G)	Backup Serv. Fees [*]				[*]	[*]	[*]
H)	Transition Expenses (if Any)				—

	Minimum Balance				0
	Excess Cash/(Deficit)				0
	Compliance?				In Compliance

Note: Items D, E and F are limited to Libor + [*]

SECTION IV - Performance Triggers

XVI.	Termination Events - Month End Only
A)	Participation Test
	1)	Aggregate Investments		0
	2)	Loss Reserve Calculation		#DIV/0!
	3)	Cash wired from collection account		—
	4)	Excess Cash in Liquidation Account		0
	5)	Investment + Loss Reserve - Cash wired		#DIV/0!
	6)	Net Receivable Pool Balance + Excess in Liq. Acct		—
	7)	Participation % [5) / 6)]		#DIV/0!
	8)	Participation % Limit	#DIV/0!

B)	Default Ratio Test						For Reference: calculation of numerator

				Apr-11	Mar-11	Feb-11	ADD	Apr-11
	1)	Receivables [*] days past due + Write-offs and Notes < [*] past due + A/R conv to Notes < [*] past due (Ref Tab 1 for details)					[*] days past due

	2)	Receivables Originated [*] prior (Cash Disbur.)					Total Write-offs
	3)	Default Ratio [1/2]		#DIV/0!	#DIV/0!	#DIV/0!	Total Conv to Notes
		Maximum[*] Default Ratio	#DIV/0!				DEDUCT
Write-Offs > [*]
	4)	[*] Avg Default Ratio		#DIV/0!			Conv to notes > [*]
		Maximum [*] Avg Default Ratio	#DIV/0!				Df Ratio numerator

C)	Delinquency Ratio Test			Apr-11	Mar-11	Feb-11
	1)	Total Delinquent Receivables
	2)	Outstanding Balance of Pool Receivables
	3)	Delinquency Ratio [1/2]		#DIV/0!	#DIV/0!	#DIV/0!
		Maximum [*] Delinquency Ratio	#DIV/0!

	4)	[*] Avg Delinquency Ratio		#DIV/0!
		Maximum [*] Avg Delinquency Ratio	#DIV/0!

D)	Net Spread Test			Apr-11	Mar-11	Feb-11
				30 days	31 days	28 days
	1)	Finance Charge Collections
	2)	Discount Expensed During Month (actual)
	3)	Monthly Facility Fees (includes pgm fee & insur premium)
	4)	Monthly Utilization Fee (includes Use & NonUse fees)
	5)	Backup Servicing Fees (Wells Fargo) and Unaffiliated Servicer Fees
	6)	Transition Expenses (if any)
	7)	Servicer Fee
	8)	Other Fees > $100
	9)	Receivables [*] Days Past Due
	10)	Write-offs/Non-Cash AJE’s
	11)	A/R Converted to Notes
		Subtotal		0	0	0
	12)	Add Back 10) & 11) greater than [*] days old		0	0	0
	13)	Recoveries
	14)	Collections on defaulted receivables
	15)	Excess Finance Collections
	16)	Average Aggregate Balance Pool Receivables		0	0	0
	17)	Net Spread [*]		#DIV/0!	#DIV/0!	#DIV/0!

	18)	Minimum Net Spread
		Compliance [*]	#DIV/0!

	19)	[*] Avg Net Spread (level I)	#DIV/0!

E)	Payment Rate		Apr-11	Mar-11	Feb-11
	1)	Collections of principal on all Pool Receivables (excluding Collections of principal on Specified Ineligible Recievables)	—	—	—
	2)	Beginning agg O/S Balance of Pool Receivables (excluding Collections of principal on Specified Ineligible Recievables)	—	—	—
		Payment Rate	#DIV/0!	#DIV/0!	#DIV/0!
		[*] avg Payment Rate	#DIV/0!
Minimum [*] avg Payment Rate
#DIV/0!
F)	Minimum Eligible Receivables
	1)	Eligible Receivables	0
	2)	Minimum Eligible Receivables
		Compliance [1 > 2]	Violation

SECTION V - Financial Triggers & Covenants

A)	Tangible Net Worth Test
1.	Servicer - Automotive Finance Corporation
	A)	AFC’s Shareholder’s Equity
	B)	AFC’s Intangible Assets
	C)	Tangible Net Worth [A-B]		0
	D)	Minimum Tangible Net Worth
		Compliance [C > D]		In Compliance

2.	Seller - AFC Funding Corporation
	A)	Funding Shareholder’s Equity
	B)	Funding Corp’s Intangible Assets
	C)	Tangible Net Worth [A-B]		0
	D)	Minimum Tangible Net Worth
		Compliance [C > D]		In Compliance

B)	Servicer’s Debt + Investment Limitation
	A)	Maximum Debt
	B)	All Debt (including Intercompany) & Receivables Sold
	C)	Compliance (A > B)		In Compliance

C)	Servicer’s Debt/Equity Ratio
	A)	All Debt		0
	B)	AFC Shareholder’s Equity		0
		Debt:Equity		#DIV/0!
		Compliance (A/B < = )	5.00x	#DIV/0!

D)	Seller Liquidity
AFC cash and cash equivalents
Minimum cash and equivalents
AFC unresstricted cash
Minimum unrestricted cash
	Termination Event test	In Compliance

In Compliance
Violation

ANNEX C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [              ], 20[    ], is entered into among AFC Funding Corporation (the “Seller”), Automotive Finance Corporation, as servicer (the “Servicer”), [                          ], a [                          ], as a Purchaser (the “[                ] Purchaser”), [              ], as Purchaser Agent for the [          ] Purchaser (the “[                    ] Purchaser Agent”), and BMO Capital Markets Corp. (formerly known as Harris Nesbitt Corp.), as agent for the Purchasers (the “Agent”).

BACKGROUND

The Seller, the Servicer and the Agent are parties to a certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of April 26, 2011 (as amended through the date hereof, the “Receivables Purchase Agreement”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Receivables Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.  Addition of [            ] and [                  ] Purchaser.  (a)  This letter constitutes a Joinder Agreement pursuant to Section 1.12 of the Receivables Purchase Agreement.  The Seller desires the [                  ] Purchaser to become a Purchaser and the [                  ] Purchaser Agent to become a Purchaser Agent under the Receivables Purchase Agreement, and the [                  ] Purchaser agrees to become a Purchaser and the [                  ] Purchaser Agent agrees to become a Purchaser Agent thereunder.

(b)           Seller hereby represents and warrants to each of the [                  ] Purchaser, the [                  ] Purchaser Agent, the Agent and Fairway as of the date hereof, as follows:

(i)  the representations and warranties contained in Exhibit III and Exhibit VII to the Receivables Purchase Agreement are true and correct on and as of the date hereof as though made on and as of such date;

(ii)  no event has occurred and is continuing, or would result from the execution of this Agreement, that constitutes a Termination Event or Unmatured Termination Event;

(iii) the sum of the aggregate of the Participations does not exceed 100%; and

(iv) the amount on deposit in the Cash Reserve Account is equal to or greater than the Cash Reserve.

SECTION 2.  Effective Date of Addition.  Upon execution and delivery of this Agreement by the Seller, the Servicer, each of the [                  ] Purchaser, the [                  ] Purchaser Agent, Fairway and the Agent and receipt by the Agent of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, on

Annex C-1

[                      ], 20[  ] (the “Effective Date”) each of the [                  ] Purchaser and the [                  ] Purchaser Agent shall become a party to, and have the rights and obligations of a Purchaser and Purchaser Agent, respectively, under, the Receivables Purchase Agreement and [                  ] shall, to the extent of the interest assigned by [                  ] hereunder, relinquish its rights and interest (other than the right to receive payments which accrued in favor of Fairway prior to but not including the date hereof) and be released from its obligations under the Receivables Purchase Agreement.

SECTION 3.  Assignment by [                  ].  On the Effective Date, [                  ] (the “Assignor”) hereby sells and assigns to the [                  ] Purchaser (the “Assignee”) without recourse and without representation or warranty (except that the portion of the Participation being assigned hereunder is outstanding and owing and Assignor is the sole owner of its right, title and interest in and to the portion of Participation being transferred hereunder free of any Adverse Claim), and the Assignee hereby purchases and assumes from the Assignor, that portion of the Assignor’s interest in and to the Participation and that portion of the Assignor’s other rights and obligations under the Receivables Purchase Agreement as of the date hereof equal to the following:

Maximum Commitment assigned:	$	[ ]
Assignor’s remaining Maximum Commitment:	$	[ ]
Investment to be assigned on the Effective Date:	$	[ ]

The Agent shall confirm the aggregate Investment of each Purchaser to each Purchaser Agent by email on the Effective Date after the transfers to occur on the Effective Date.

The Maximum Commitment of the Assignor and the Assignee shall be as set forth on the signature page hereto.

(a)  The Assignor hereby instructs the Agent to make all payments from and after the Effective Date in respect of the portion of the Participation assigned hereby directly to the Assignee.  The Assignor and the Assignee agree that all Discount and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee.  The Assignee agrees that, upon receipt of any such Discount or fees, the Assignee will promptly remit the same to the Assignor.

(b)  On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the portion of the Participation assigned hereunder in accordance with the following payment instructions:

ABA No.:
Account Name:
Account No.:
Ref:	AFC Funding Corporation

(c)  All notices and other communications hereunder or under the Receivables Purchase Agreement to the [                  ] Purchaser and the [                  ] Purchaser Agent shall be sent or

Annex C-2

delivered to [                  ] Purchaser and [                  ] Purchaser Agent at the address set forth under their names on the signature pages hereof.

SECTION 4.  No Proceedings.  Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Purchaser, any Note Issuer or any Related CP Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Purchaser, Note Issuer or Related CP Issuer is paid in full. The provisions of Section 6.5(b) of the Receivables Purchase Agreement shall apply to this Agreement mutatis mutandis as if set forth herein.  The covenants contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

SECTION 5.  Miscellaneous.  THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA.  This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged.  This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

Annex C-3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[ ]

By:
Name Printed:
Title:

Maximum Commitment: $[ -]

Address:

[ ], as Purchaser Agent for [ ]

By:
Name Printed:
Title:

Address:

Annex C-4

[ ],

as a Purchaser

By:
Name Printed:
Title:

Maximum Commitment: $[ ]

BMO CAPITAL MARKETS CORP.,
as Agent

By:
Name Printed:
Title:

AFC FUNDING CORPORATION, as Seller

By:
Name Printed:
Title:

AUTOMOTIVE FINANCE CORPORATION, as Servicer

By:
Name Printed:
Title:

Annex C-5